Exhibit 10.1

EXECUTION COPY

[*The information in Schedule 5.01 (Updated 2012 AWP Approved Budget) has been omitted from this agreement in connection with a request for confidential treatment. The omitted information has been filed separately with the Securities and Exchange Commission as part of the request for confidential treatment. The omitted information is indicated by a blank and marked with an asterisk.]

MEMBERSHIP INTEREST PURCHASE AGREEMENT

AMONG

PROSPECT GLOBAL RESOURCES, INC., A DELAWARE CORPORATION,

AMERICAN WEST POTASH, LLC

AND

THE KARLSSON GROUP, INC.

DATED AS OF

MAY 30, 2012

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EXHIBITS

Exhibit A	Form of Additional Consideration Agreement
Exhibit B	Form of Collateral Assignment of Mineral Leases
Exhibit C	Form of Collateral Assignment of Mining Permits
Exhibit D	Form of Collateral Assignment of Royalty Agreement
Exhibit E	Form of Covenant Not to Compete
Exhibit F	Form of Deed of Trust
Exhibit G	Form of Guaranty from AWP
Exhibit H	Form of Pledge Agreement
Exhibit I	Form of Quitclaim Bill of Sale
Exhibit J	Form of Quitclaim Deed
Exhibit K	Form of Registration Rights Agreement
Exhibit L	Form of Security Agreement
Exhibit M	Form of Warrant
Exhibit N	Form of Promissory Note
Exhibit O	Form of Supplemental Payment Agreement
Exhibit P	Form of Assignment

SCHEDULES

Schedule 2.10	Purchase Price Allocation
Schedule 3.02	Shareholders of Seller
Schedule 3.04	Litigation
Schedule 5.01	Updated 2012 AWP Approved Budget
Schedule 5.07	B.U.A. Leases

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of May 30, 2012 (the “Effective Date”), is entered into between The Karlsson Group, Inc., an Arizona corporation, having an office located at 18 Ozone Avenue, Venice, CA 90291 (“Seller”), American West Potash, LLC, a Delaware limited liability company with its principal office located at 1621 18th Street, Suite 260, Denver, CO 80202 (“AWP” or “Company”), and Prospect Global Resources Inc., a Delaware corporation (“Buyer”), a wholly-owned subsidiary of Prospect Global Resources Inc., a Nevada corporation (“PGRX”), with its principal office located at 1621 18th Street, Suite 260, Denver, CO 80202.  Buyer, Seller and Company are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

WHEREAS, Seller owns fifty percent (50%) of all of the issued and outstanding membership interests (the “Membership Interests”) in the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Membership Interests, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Acquisition Proposal” has the meaning set forth in Section 5.03(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Additional Consideration” means the additional consideration granted to Seller by AWP pursuant to the Additional Consideration Agreement.

“Additional Consideration Agreement” means that certain Additional Consideration Agreement by and between Company and Seller in the form attached hereto as Exhibit A.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocable Amount” has the meaning set forth in Section 2.10(b).

“Assignment” has the meaning set forth in Section 2.06(b)(xiii).

“AWP” has the meaning set forth in the Preamble.

“AWP Operating Agreement” means the Third Amended and Restated Operating Agreement of AWP dated as of January 21, 2011.

“Breach” means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, or violation.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Phoenix, Arizona are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 8.03.

“Closing” has the meaning set forth in Section 2.08.

“Closing Date” has the meaning set forth in Section 2.08.

“Closing Date Payment” has the meaning set forth in Section 2.02(a)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals.

“Collateral Assignment of Mineral Leases” means that certain Collateral Assignment by and between the Company and Seller in the form attached hereto as Exhibit B.

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“Collateral Assignment of Mining Permits” means that certain Collateral Assignment by and between the Company and Seller in the form attached hereto as Exhibit C.

“Collateral Assignment of Royalty Agreement” means that certain Collateral Assignment of Royalty Agreement by and between the Company and Seller in the form attached hereto as Exhibit D.

 “Contracts” means all contracts, leases, deeds, mortgages, licenses, Permits, instruments, notes, commitments, undertakings, indentures, joint ventures and all other legally binding agreements and commitments, whether written or oral.

“Covenant Not To Compete” means that certain Covenant Not To Compete by and among Buyer, the Company, Seller, and each shareholder of Seller in the form attached hereto as Exhibit E.

“Deed of Trust” means that certain Leasehold Deed of Trust by and between the Company and Seller in the form attached hereto as Exhibit F.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by each of Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

 “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement or covenant.

“Expiration Date” means 5:00 pm, Los Angeles time, on August 10, 2012.

 “First Exclusivity Consideration” means One Million Dollars ($1,000,000) paid by Buyer to Seller on February 13, 2012.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Guaranty” means that certain Guaranty made by the Company in favour of Seller in the form attached hereto as Exhibit G.

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“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Knowledge of Buyer or Buyer’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Pat Avery, Jonathan Bloomfield and Wayne Rich.

“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Michael Stone, Anders Karlsson or Jonathan Spanier.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability” or “Liable” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

“Losses” means losses and damages due to: Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Membership Interests” has the meaning set forth in the recitals.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

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“PGRX” has the meaning set forth in the Preamble.

“Pledge Agreement” means that certain Pledge Agreement issued by Buyer in favour of Seller in the form attached hereto as Exhibit H.

“Promissory Note” has the meaning set forth in Section 2.02.

“Purchase Price” has the meaning set forth in Section 2.02.

“Quitclaim Bill of Sale” means that certain Quitclaim Bill of Sale made by Karlsson Group, Inc., a Nevada corporation (“Karlsson Nevada”), Seller and each shareholder of Seller in favour of the Company, pursuant to which Karlsson Nevada, Seller and each shareholder of Seller shall, subject to the transactions contemplated herein, quitclaim to the Company their respective rights, titles or interests, if any, in and to the personal property and assets of the Company.  Buyer will record the quitclaim deed in the records of Apache County, Arizona on the Closing Date. The Quitclaim Bill of Sale shall be on such terms and in the form attached hereto as Exhibit I.

“Quitclaim Deed” means that certain Quitclaim Deed made by Karlsson Nevada, Seller and each shareholder of Seller in favour of the Company, pursuant to which Karlsson Nevada, Seller and each shareholder of Seller shall, subject to the transactions contemplated herein, quitclaim to the Company their respective rights, titles or interests, if any, in and to the Real Property of the Company.  Buyer will record the quitclaim deed in the records of Apache County, Arizona on the Closing Date. The Quitclaim Deed shall be on such terms and in the form attached hereto as Exhibit J.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Registration Rights Agreement” means that certain Registration Rights Agreement in the form attached hereto as Exhibit K.

“Representative” means, with respect to any Person, any and all directors/managing members, managers, officers, employees, consultants, contractors, spouses(s), financial advisors, counsel, accountants and other agents of such Person.

 “Second Exclusivity Consideration” has the meaning set forth in Section 2.05.

“Security Agreement” means that certain Security Agreement by and between Company and Seller in the form attached hereto as Exhibit L.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 8.03.

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“SK Land Holdings” means SK Land Holdings, LLC, a Nevada limited liability company.

“Supplemental Payment” has the meaning set forth in Section 2.04.

“Supplemental Payment Agreement” has the meaning set forth in Section 2.04.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transaction Documents” means this Agreement, the Supplemental Payment Agreement, the Covenant Not To Compete, the Assignment, the Promissory Note, the Security Agreement, the Guaranty, the Pledge Agreement, the Deed of Trust, the Warrant, the Registration Rights Agreement, the Additional Consideration Agreement, the Quitclaim Deed and the Quitclaim Bill of Sale.

“Warrant” means that certain warrant to purchase 9.4% of the outstanding shares of PGRX’s common stock calculated on a fully diluted basis as of the Effective Date, including, but not limited to, the shares reserved for issuance of options, and on such terms and in the form attached hereto as Exhibit M.

ARTICLE II
PURCHASE AND SALE

Section 2.01         Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Membership Interests, free and clear of all Encumbrances.

Section 2.02         Purchase Price. The aggregate purchase price for the Membership Interests (collectively, the “Purchase Price”) shall consist of the following:

(a)           Cash payment (the “Cash Payment”) of One Hundred Fifty Million Dollars ($150,000,000), subject to adjustment pursuant to the terms of the Promissory Note (as defined below), and payable in accordance with the following schedule, as such schedule may be subject to adjustment pursuant to the Promissory Note (as defined below):

(i)            On the Closing Date, Twenty Five Million Dollars ($25,000,000), less (A) fifty percent (50%) of the First Exclusivity Consideration and (B) the Second Exclusivity Consideration (the “Closing Date Payment”);

(ii)           Fifty Million Dollars ($50,000,000) on or before December 24, 2012; and

(iii)          Seventy Five Million Dollars ($75,000,000) on or before July 31, 2013.

(b)           On the Closing Date, such additional warrants, if any, on the same terms and conditions as the form of Warrant attached hereto, to purchase shares of PGRX’s common stock as may be required to adjust the Warrant in accordance with the following formula: in the event

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of a Qualified Financing (as such term is defined in the Promissory Note), that is in excess of $200,000,000, and which occurs prior to the Closing Date, then the amount of shares issuable pursuant to the Warrant shall be increased to an amount that represents 9.4% of the outstanding shares of PGRX on the Closing Date, on a fully-diluted basis, including, but not limited to, the shares reserved for issuance of options, and which shall be determined by a calculation on the Closing Date that does not include securities related to the first $200,000,000 of any Qualified Financing, but that does include all securities related to any amount of a Qualified Financing that exceeds $200,000,000 (but only with respect to the incremental amount greater than $200,000,000), and also includes all other outstanding securities on a fully diluted basis on the Closing Date; and provided further that, the Registration Rights Agreement attached hereto as Exhibit K shall be modified to reflect any more favourable terms (but not less favourable terms granted to any holders of existing registration rights of PGRX before the Closing Date);

(c)           The Additional Consideration; and

(d)           The Supplemental Payment (as defined below), if any.

The payments in Sections 2.02(a)(ii) and 2.02(a)(iii) above shall be evidenced by that certain secured promissory note issued by Buyer in favour of Seller in the form attached hereto as Exhibit N  (the “Promissory Note”).

Section 2.03         Intentionally Omitted.

Section 2.04         Supplemental Payment. In the event a Company Sale (as defined in the Supplemental Payment Agreement) is consummated on or before the fourth (4th) anniversary of the Closing Date, Seller shall be entitled to receive a supplemental payment (the “Supplemental Payment”) on such terms and in the form attached hereto as Exhibit O (the “Supplemental Payment Agreement”).

Section 2.05         Second Exclusivity Consideration and Warrant. Concurrently with the execution of this Agreement, Buyer shall deliver, to an account designated in writing by Seller, by means of wire transfer of immediately available funds, Five Million Dollars ($5,000,000) (the “Second Exclusivity Consideration”).  The Second Exclusivity Consideration shall not be refundable to Buyer under any circumstances; provided, however, that the Second Exclusivity Consideration shall be credited against the Closing Date Payment.  In addition, PGRX shall deliver the Warrant on the Effective Date.

Section 2.06         Deliveries at Closing.

(a)           At the Closing, Buyer shall deliver to Seller:

(i)            the Closing Date Payment, by wire transfer of immediately available funds to an account of Seller designated in writing no later than two Business Days prior to the Closing Date by Seller to Buyer;

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(ii)           the Covenant Not To Compete, duly executed by the Company and Buyer;

(iii)          the Supplemental Payment Agreement, duly executed by Buyer;

(iv)          the Promissory Note, duly executed by Buyer;

(v)           the Security Agreement, duly executed by the Company;

(vi)          the Collateral Assignment of Mineral Leases, duly executed by the Company;

(vii)         the Collateral Assignment of Mining Permits, duly executed by the Company;

(viii)        the Collateral Assignment of Royalty Agreement, duly executed by the Company;

(ix)          the Guaranty, duly executed by the Company;

(x)           the Pledge Agreement, duly executed by Buyer;

(xi)          the Deed of Trust, duly executed by the Company;

(xii)         the adjusted Warrant, if required pursuant to Section 2.02(b), duly executed by PGRX; provided that such adjusted Warrant shall replace the Warrant issued on the Effective Date;

(xiii)        the Registration Rights Agreement, duly executed by PGRX;

(xiv)        the Additional Consideration Agreement, duly executed by the Company;

(xv)         an Officer’s Certificate certifying the incumbency of Buyer’s officers and directors;

and

(xvi)        the Acknowledgement, duly executed by Patrick Avery and Ron Justman.

(b)           At the Closing, Seller shall deliver, or cause to be delivered, to Buyer:

(i)            the Covenant Not To Compete, duly executed by Seller and each shareholder of Seller;

(ii)           the Supplemental Payment Agreement, duly executed by Seller;

(iii)          the Security Agreement, duly executed by Seller;

(iv)          the Collateral Assignment of Mineral Leases, duly executed by Seller;

(v)           the Collateral Assignment of Mining Permits, duly executed by Seller;

(vi)          the Collateral Assignment of Royalty Agreement, duly executed by Seller;

(vii)         the Pledge Agreement, duly executed by Seller;

(viii)        the Deed of Trust, duly executed by Seller;

(ix)          the Registration Rights Agreement, duly executed by Seller;

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(x)           the Additional Consideration Agreement, duly executed by Seller;

(xi)          an Officer’s Certificate certifying the incumbency of Seller’s officers and directors;

(xii)         an assignment of the Membership Interests to Buyer in the form attached hereto as Exhibit P (the “Assignment”), duly executed by Seller;

(xiii)        the Quitclaim Deed, duly executed by Seller and each shareholder of Seller;

(xiv)        the Quitclaim Bill of Sale, duly executed by Seller and each shareholder of Seller;

(xv)         the Option Agreement, duly executed by SK Land Holdings, LLC;

(xvi)        the written resignations of the Seller designated managers of the Company pursuant to Section 5.05.

Section 2.07         Purchase Price Adjustment for Tax Purposes. Any payments or adjustment made pursuant to the Promissory Note, the Supplemental Payment Agreement or the Additional Consideration Agreement shall be treated as an adjustment to the Purchase Price by the parties for tax purposes, unless otherwise required by Law.

Section 2.08         Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Membership Interests contemplated hereby shall take place at a closing (the “Closing”) to be held at 10 a.m., Los Angeles, California time, no later than three (3) Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Eisner, Kahan & Gorry, a Professional Corporation, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”) but in no event shall the Closing occur before August 1, 2012.

Section 2.09         Withholding Tax. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer and the Company are required to deduct and withhold under any provision of any applicable Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 2.10         Tax Treatment; Purchase Price Allocation.

(a)           Buyer and Seller agree that, for U.S. federal income tax purposes (and state and local income tax purposes, to the extent that applicable state and local income tax Law conforms to U.S. federal income tax Law): (i) Seller shall report the transaction as the sale of a partnership interest, and report gain or loss, if any, resulting from the sale of such partnership interest in accordance with Code Section 741 and Treasury Regulations promulgated thereunder; (ii) the

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parties acknowledge and agree that the Purchase Price represents consideration solely for the sale of a capital asset, that is Seller’s membership interest; and (iii) for Buyer’s purposes only, Buyer shall report the transaction as an acquisition of the assets of the Company (or the undivided portion thereof) deemed to have been distributed to Seller in connection with a deemed liquidating distribution of all of the Company’s assets to Buyer and Seller immediately prior to such acquisition.  None of the Parties shall take any position on any Tax Return that is inconsistent with such treatment, unless otherwise required by law.

(b)           Buyer and Seller shall allocate the Purchase Price and Seller’s share of the liabilities of AWP assumed by Buyer (the “Allocable Amount”) among the assets of the Company in accordance with Schedule 2.10.  The Parties hereby agree to report the transactions contemplated herein for all tax purposes in a manner consistent with such allocation and shall not make any allocation of the Allocable Amount that is contrary to such allocation.  Buyer shall file IRS Form 8594 (and/or any corresponding state or local tax form), which shall be completed consistent with Schedule 2.10, and other than the foregoing, Buyer and the Seller agree that no other forms are to be filed, except as may be required by a taxing authority.

(c)           Buyer shall provide the Seller with drafts of all documents to be filed with any taxing authority that might have an effect on the payment of any tax by the Seller Parties (collectively, “tax returns”) and Seller shall have ten (10) days to review and comment on any such tax returns, provided that Buyer shall have the right to accept or reject any comments from Seller in its reasonable discretion.

(d)           Following the Closing Date, Buyer shall provide Seller’s appraiser with such information of Buyer, Company and PGRX as may be reasonably requested by Seller’s appraiser related to the valuation of the Warrant, so long as Seller and Seller’s appraiser enter into confidentiality agreements reasonably acceptable to Buyer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this Section 2.10(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

Section 3.01         Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Arizona. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all

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requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 3.02         Capitalization.

(a)           Set forth on Schedule 3.02 is a complete and correct list of the current shareholders of Seller.  Seller is the record owner of and has good and valid title to the Membership Interests, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Membership Interests, free and clear of all Encumbrances.

(b)           To Seller’s Knowledge, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Membership Interests or obligating Seller or the Company to issue or sell any Company membership interests (including the Membership Interests), or any other interest, in the Company. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests, other than the shareholders’ agreement of Seller and all requisite action to approve this Agreement and the Transaction Documents has been taken thereunder.

Section 3.03         No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or Breach of, or default under, any provision of the Organizational Documents of Seller; (b) conflict with or result in a violation or Breach of any provision of any Law or Governmental Order applicable to Seller; or (c) require the consent, notice or other action by any Person under any Contract to which Seller is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents which would, in the aggregate, have a material adverse effect.

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Section 3.04         Legal Proceedings; Governmental Orders.

(a)           Except as set forth on Schedule 3.04, there are no Actions pending or, to Seller’s Knowledge, threatened (a) by or against Seller or any of its Affiliates which relate to the Company, its Business, Real Property, personal property or assets; or (b) against Seller or any Affiliate of Seller. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)           To Seller’s Knowledge, there are no outstanding Governmental Orders pending or threatened and no unsatisfied judgments, penalties or awards against or affecting Seller or any of its properties, assets or business.

Section 3.05         AWP Operating Agreement. Seller has not directly or indirectly taken any action in violation of the AWP Operating Agreement.

Section 3.06         Permits and Contracts. With respect to all Permits assigned by Seller to the Company, Seller properly perfected all forms and maintained all Permits, in all material respects, up to the date of such assignment to the Company.

Section 3.07         Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.08         Investment Purpose. Seller is acquiring the Warrant solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof other than as provided in the Registration Rights Agreement. Seller acknowledges that the Warrant is not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Warrant may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

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Section 4.01         Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 4.02         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or Breach of, or default under, any provision of the Organizational Documents of Buyer; (b) conflict with or result in a violation or Breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect.

Section 4.03         Legal Proceedings; Governmental Orders.

(a)           There are no Actions pending or, to Buyer’s Knowledge, threatened (a) by or against Buyer or any of its Affiliates which relate to the Company, its Business, Real Property, personal property or assets; or (b) against Buyer or any Affiliate of Buyer. To Buyer’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)           To Buyer’s Knowledge, there are no outstanding Governmental Orders pending or threatened and no unsatisfied judgments, penalties or awards against or affecting Buyer or any of its properties, assets or business.

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Section 4.04         AWP Operating Agreement.  Buyer has not directly or indirectly taken any action in violation of the AWP Operating Agreement.

Section 4.05         Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.06         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.07         Full Disclosure. No representation or warranty by Buyer in this Agreement and no statement or any certificate or other document furnished or to be furnished to Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V
COVENANTS

Section 5.01         Conduct of Business Prior to the Closing. The Parties acknowledge that the Company managers have unanimously approved the budget items set forth on Schedule 5.01 attached hereto, which will result in a total of $4.5 million of approved items, including all Company liabilities outstanding as of the Closing Date, which shall be paid in full at Closing, or for which Seller shall be released and receive a written indemnity from the Company.

Section 5.02         Access to Information. From the date hereof until the Closing, Seller shall, and shall cause the Company to (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, Permits, books and records, Contracts and other documents and data related to the Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives and Affiliates of Seller and the Company to cooperate with Buyer in its investigation of the Company.  No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement. Additionally, from the date hereof until the Closing,

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Buyer shall keep Seller’s representatives, Jonathan Spanier and Michael Stone, reasonably informed, via weekly verbal updates, regarding the status of Buyer’s or its ultimate Parent’s financing related to the transactions contemplated herein and shall promptly inform them if it appears that such financing cannot be obtained on terms and conditions satisfactory to Buyer’ or its ultimate Parent before the Expiration Date.

Section 5.03         No Solicitation of Other Bids.

(a)           Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any additional agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. In consideration of the Second Exclusivity Consideration, Seller agrees that from and after the date hereof, until such time as this Agreement has terminated in accordance with the provisions of Article IX, neither Seller nor any of its Shareholders, directors or officers shall initiate, entertain, solicit, negotiate, accept or discus, directly or indirectly any proposal or offer (an “Acquisition Proposal”) to acquire directly or indirectly all or any portion of the Membership Interests, whether by merger, purchase or otherwise, or provide any non-public information to any third party in connection with an Acquisition Proposal, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated herein or take any action in furtherance of the foregoing. Seller agrees to immediately notify Buyer if Seller of any of its Shareholders, officer or directors receives requests for information or offers in respect of an Acquisition Proposal, and will communicate to Buyer in reasonable detail the terms of any such indication, request or offer, and will provide Buyer with copies of all written communications other than unsolicited ones relating to any such indication, request or offer. Seller shall terminate promptly any and all existing discussions or negotiations with any person or group of persons other than Buyer and its affiliates regarding an Acquisition Proposal.

(b)           Seller agrees that the rights and remedies for noncompliance with this Section 5.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such Breach or threatened Breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 5.04         Notice of Certain Events.

(a)           From the date hereof until the Closing, each Party shall promptly notify the other Party in writing of:

(i)            any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect, (B) has resulted in, or could reasonably be expected to result in, any

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representation or warranty made by such Party hereunder not being true and correct, (C) has resulted in, or could reasonably be expected to result in a loss or impairment of the Company’s landholdings (including all Permits and leases), or (D) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;

(ii)           any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)          any notice or other communication from any Governmental Authority (including, without limitation, any notice regarding the Company’s Permits, Contracts or Real Property); and

(iv)          any Actions commenced or, to Seller’s Knowledge or Buyer’s Knowledge, as applicable, threatened against, relating to or involving or otherwise affecting such Party or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.04 or that relates to the consummation of the transactions contemplated by this Agreement.

Section 5.05         Resignations. Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of the Seller designated managers of the Company set forth in the Officer’s certificate at the Closing.

Section 5.06         Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold in confidence any and all information, whether written or oral, concerning Buyer or the Company, except this prohibition shall not apply if such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

Section 5.07         Conduct of AWP. From the date hereof until the Closing Date, Buyer covenants and agrees with Seller that all action taken in preparation for potash mining operations in the Holbrook Basin shall be conducted exclusively through the Company.  Buyer further covenants and agrees that in the event Buyer or any of its Affiliates intends to acquire the mineral leases set forth on Schedule 5.07 attached hereto, that such acquisition shall be made by AWP.  So long as the Promissory Note remains outstanding, Buyer agrees that all funds contributed to the Company by Buyer or PGRX shall be in the form of a contribution upon the equity capital of Buyer or the Company, as the case may be, and not in the form of debt, whether interest bearing or not.  Any such contributions of capital shall have no effect on the membership interests or voting or other rights provided for in the AWP Operating Agreement, with the sole exception of increasing Buyer’s basis in its membership interest for tax purposes.

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Section 5.08         Governmental Approvals and Consents.

(a)           Each party hereto shall, as promptly as possible, (i) make, or cause or cause to be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each Party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)           Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.03 of the Disclosure Schedules.

Section 5.09         Closing Conditions. From the date hereof until the Closing, each Party shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 5.10         Public Announcements. Unless otherwise required by applicable Law, Seller shall not, and shall cause its shareholders to not, make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate fully as to the timing and contents of any such announcement. Seller acknowledges that PGRX is a public reporting company under the Securities Act of 1933 and the Securities and Exchange Act of 1934, and that as a result PGRX is subject to the disclosure requirements under such laws and other applicable securities laws. PGRX may disclose any and all information about this Agreement or the other transactions contemplated hereby as required by all applicable securities laws without the consent of Seller.  Buyer shall provide Seller with a copy of any such public announcement prior to issuance for Seller’s review.

Section 5.11         Release.

(a)           Seller and each of its heirs, Representatives, successors, and assigns, hereby releases and forever discharges Buyer and each of its officers, directors, managers, employees, agents, stockholders, controlling persons, Representatives, Affiliates, successors, assigns, and the Company (individually, a “Buyer Releasee” and collectively, “Buyer Releasees”) from any and all Actions, orders, Losses, Liabilities, and, except as expressly contemplated by this Agreement, Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which Seller or any of its heirs, Representatives, successors or assigns now has, have ever had or may hereafter have against the respective Buyer Releasees arising contemporaneously

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with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date including any rights to indemnification or reimbursement from the Company, whether pursuant to their respective Organizational Documents, Contract or otherwise and whether or not relating to Actions pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein will operate to release any obligations of Buyer arising under this Agreement.

(b)           Buyer hereby releases and forever discharges Seller and each of its officers, directors, managers, employees, agents, stockholders, controlling persons, Representatives, Affiliates, successors, assigns (individually, a “Seller Releasee” and collectively, “Seller Releasees”) from any and all Actions, orders, Losses, Liabilities, and, except as expressly contemplated by this Agreement, Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which Buyer or any of Buyer’s Representatives, successors or assigns now has, have ever had or may hereafter have against the respective Seller Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date including any rights to indemnification or reimbursement from the Company, whether pursuant to their respective Organizational Documents, Contract or otherwise and whether or not relating to Actions pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein will operate to release any obligations of Seller under this Agreement.

Section 5.12         Buyer Financial Statements and Tax Returns.  Buyer shall provide Seller with copies of its most recent monthly interim financial statements (i) no more than fifteen (15) Business Days prior the Closing Date, and (ii) within fifteen (15) Business Days following the Closing Date, which financial statements include the Closing Date.  On or before the fifteenth (15th) day of the fourth (4th) month following the Closing Date, Buyer shall deliver to Seller a final K-1 and partnership return for all federal and state taxes.

Section 5.13         Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Immediately following the Closing, Buyer will cause the Company’s managers to authorize, ratify, confirm and approve each and every Transaction Document to which the Company is a party.

Section 5.14         Collateral Documents.  The Parties will cooperate diligently to finalize Exhibit A (including each of its Parts) and Schedule 1 to the Deed of Trust within 30 days after the Effective Date, with the intent that it will include all of the Fee Lands, Leasehold Lands, Mineral Permits and other interests in Minerals, Related Agreements or real estate (including all easements, rights-of-way, royalty interests and miscellaneous real property interests) in which Company has an interest as of the Closing Date.  In addition, the Parties will cooperate diligently

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to provide access to legal counsel to address certain outstanding title issues to the reasonable satisfaction of Buyer and Seller.  Any changes, additions, or deletions to the information included in Exhibit A (including each of its Parts) and Schedule I to the Deed of Trust shall, as applicable, be incorporated into the documents to be delivered pursuant to Section 2.06 of this Agreement.

ARTICLE VI
TAX MATTERS

Section 6.01         Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, and other similar taxes, if any, incurred in connection with this Agreement and the Transaction Documents (including any real property transfer tax and any other similar tax) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01         Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)           Seller shall have received all material consents, authorizations, orders and approvals referred to in Section 3.03 and Buyer shall have received all material consents, authorizations, orders and approvals referred to in Section 4.02, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02         Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s written waiver, at or prior to the Closing, of each of the following conditions:

(a)           The representations and warranties of Seller contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those

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representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)           Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)           All of the deliveries in Section 2.06(b) shall have been made.

(d)           Buyer shall have obtained financing on terms and conditions satisfactory to Buyer, in its sole and absolute discretion, to consummate the transactions contemplated by this Agreement on or prior to the Closing Date.

Section 7.03         Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           The representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)           Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)           All of the deliveries in Section 2.06(a) shall have been made.

ARTICLE VIII
INDEMNIFICATION

Section 8.01         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in Section 3.01, Section 4.01, Section 3.02, Section 4.02, Section 3.03, and Section 4.03 shall survive until the end of the relevant statute of limitations. All covenants and agreements of the Parties contained herein shall survive until the end of the relevant statute of limitations.

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Section 8.02         Indemnification By Seller. Subject to the other terms and conditions of this Article VIII, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless for, from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)           any inaccuracy in or Breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or Breach of which will be determined with reference to such specified date);

(b)           any Breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; or

(c)           any Losses arising out of or related to any Seller arrangement with any broker in connection with the transactions contemplated herein.

Section 8.03         Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless for, from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)           any inaccuracy in or Breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or Breach of which will be determined with reference to such specified date); or

(b)           any Breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 8.04         Limitations on Indemnification.  Neither Party shall have any Liability for Losses related to Breaches of representations and warranties in Articles III and IV unless and until the aggregate Losses claimed under Sections 8.03 and 8.04 exceed Fifty Thousand Dollars ($50,000).  For purposes of this Section 8.04, for the avoidance of doubt, the Fifty Thousand Dollar ($50,000) amount is a true deductible and if a Breach can be characterized as a Breach of a representation and warranty and a covenant, it shall be characterized as a Breach of a representation and a warranty.

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Section 8.05         Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)           Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.  In connection with any Third Party Claim, (i) the Indemnified Party may defend with attorneys of its choice against, and consent to the entry of any order with respect to, the Third Party Claim in any manner it may reasonably deem appropriate in its reasonable discretion (provided the Indemnified Party shall consult with any Indemnifying Party in connection therewith), (ii) each Indemnifying Party will be jointly and severally obligated to reimburse the Indemnified Party promptly and periodically for the Losses relating to defending against the Third Party Claim, and (iii)  each Indemnifying Party will remain jointly and severally Liable for any Losses.  Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party.

(b)           Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within thirty (30) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the

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Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without first consulting with the Indemnifying Party.

(c)           Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim.

Section 8.06         Tax Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law.

ARTICLE IX
TERMINATION

Section 9.01         Termination. This Agreement may be terminated at any time prior to the Closing as provided below:

(a)           Buyer and Seller may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

(b)           Buyer or Seller may terminate this Agreement upon delivery of written notice to the other Party if the Closing has not occurred on or before the Expiration Date; provided that the Party delivering such notice will not have caused such failure to close; provided however that this Agreement shall terminate automatically on August 15, 2012, unless Buyer has initiated an action contemplated by Section 10.12 based on the refusal of Seller to provide the closing deliveries.

(c)           Buyer may terminate this Agreement by giving notice to Sellers on or before the Expiration Date that it has not obtained on terms and conditions reasonably satisfactory to Buyer in its sole discretion all of the financing it needs to consummate the transactions contemplated herein.

Section 9.02         Effect of Termination. In the event of termination of this Agreement in accordance with this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

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(a)           as set forth in this Article IX and, in the event Buyer initiates a lawsuit for specific performance pursuant to Section 10.12, Article X hereof; and

(b)           that nothing herein shall relieve any party hereto from liability for any willful Breach of any provision hereof.

ARTICLE X
MISCELLANEOUS

Section 10.01       Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02       Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

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If to Buyer:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, a professional corporation 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

If to Company:	American West Potash, LLC 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200 Denver, CO 80202 Facsimile: 303-223-1111 E-Mail: jknetsch@bhfs.com Attention: Jeffrey M. Knetsch

Section 10.03       Interpretation. The Parties had previously agreed, and hereby agree, that the First Exclusivity Consideration and the Second Exclusivity Consideration are not refundable. The Parties further agree that said payments constitute fair market value for those exclusivity rights and further agree that such payments constitutes reasonable liquidated damages for the damages caused to Seller by foregoing the full benefit of its ownership interest in Company during the period of such exclusivity. In the event of any default under the Promissory Note, Seller will have the sole and exclusive right to elect the available remedies available to it as a secured creditor, including, but not limited to the right to foreclose on all membership interests and/or assets of the Company.  For purposes of this Agreement, (a) the words “include,” “include” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an

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agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06       Acknowledgement. Seller acknowledges that Buyer makes no express or implied representation or warranty as to the accuracy or completeness of any information furnished or made available to Seller or its Representatives regarding the Buyer’s ability to obtain financing (including that certain letter prepared by Apollo Management, L.P. dated April 19, 2012).

Section 10.07       Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.08       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 10.09       No Third-party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.10       Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, Breach or default not expressly identified by such written waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof.

Section 10.11       Governing Law; Submission to Jurisdiction.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Arizona.

(b)           The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the Superior Court for the State of Arizona, County of Maricopa, and agree that any and all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts.

Section 10.12       Specific Performance. In the event that Seller refuses to provide the deliveries required hereunder, as set forth in Section 2.06, and if Buyer has otherwise tendered its performance and provided proof of immediately available funds for the Closing Date Payment, then the Parties agree that Buyer would suffer irreparable damage and that Buyer shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy available at law or in equity.

Section 10.13       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PROSPECT GLOBAL RESOURCES, INC.,
A DELAWARE CORPORATION

By:	/s/ Patrick L. Avery
Name:	Patrick L. Avery
Title:	CEO

THE KARLSSON GROUP, INC.,
AN ARIZONA CORPORATION

By:	/s/ Anders Karlsson
Name:	Anders Karlsson
Title:	President

AMERICAN WEST POTASH, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By:	/s/ Patrick L. Avery
Name:	Patrick L. Avery
Title:	CEO

EXHIBIT A

FORM OF ADDITIONAL CONSIDERATION AGREEMENT

THIS ADDITIONAL CONSIDERATION AGREEMENT (this “Agreement”), dated as of                         , 2012 (the “Effective Date”), is by and between American West Potash, LLC, a Delaware limited liability company (the “Company”), and The Karlsson Group, Inc., an Arizona corporation, (“Karlsson”). The Company and Karlsson are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

R E C I T A L S

WHEREAS, the Company will be a wholly-owned subsidiary of Prospect Global Resources, Inc., a Delaware corporation (“Prospect”);

WHEREAS, Prospect and Karlsson entered into that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), whereby Prospect purchased, and Karlsson sold, all of Karlsson’s limited liability company membership interests (the “Membership Interests”), representing fifty percent (50%) of the total limited liability company membership interests, in the Company;

WHEREAS, as partial consideration for the Membership Interests, Prospect agrees to cause the Company to grant to Karlsson additional consideration measured by the Gross Sales (as defined below) of potash from the Company’s current landholdings, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1.             Recitals Incorporated. The foregoing Recitals are incorporated herein by reference.

2.             Definitions.  The following terms shall have the following respective meanings:

a.     “Authorized Minerals” shall mean all potash which is known to exist or which is discovered to exist after the Effective Date in and under the AWP Area , extracted, mined or processed by underground mining, solution mining or other mining methods now existing or developed or invented after the Effective Date.

b.     “AWP Area” means the real property legally described on Exhibit “A” attached hereto, where the Company has certain leases, licenses, and permits for mining purposes as such AWP Area may be modified pursuant to the provisions of Sections 3(d) below.

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c.     “Gross Sales” shall mean a sum calculated based on tons of Authorized Minerals actually sold during a calendar quarter at the actual average quarterly per ton sales price received by the Company during such calendar quarter on a weighted basis, whether such sales are made pursuant to purchase orders, off-take agreements or otherwise.  In the case of sales of Authorized Minerals sold under non-arms length contracts, “Gross Sales” shall mean the fair market value of such Authorized Minerals without deduction for any costs, expenses, liabilities or obligations paid or incurred by the Company other than transportation from the point of shipment to market at the mine (but not intra-mine transportation costs). In the event of a sale made pursuant to a long-term contract where a deposit is made, such deposit shall be treated as a Gross Sale.

d.     “Potash Sharing Agreement” means that certain Potash Sharing Agreement dated as of July 27, 2011, among the Company, James Marlin Gale, Evelyn W. Lucking, David Glen Spurlock, Ransom Theodore Spurlock, Robert H.W.W. Spurlock, Vincent Pride Spurlock, Nancy Elizabeth Winn, American General Life Insurance Company, a Texas corporation, Pap and Pop Family Ltd., a Texas limited partnership, and 3MKJ LP, a Texas limited partnership.

3.             Additional Consideration.

a.     In accordance with the terms and conditions of this Agreement, the Company hereby grants to Karlsson as additional consideration an amount equal to one percent (1%) of one hundred percent (100%) of the Gross Sales of all Authorized Minerals extracted and sold by the Company from the AWP Area (the “Additional Consideration”); provided that the total amount of payments that Karlsson shall be entitled to receive hereunder shall not exceed seventy-five million dollars ($75,000,000). An example of the calculation of the Additional Consideration is attached hereto as Exhibit “B”.

b.     The definition of “Additional Consideration” shall also be deemed to include an amount equal to twenty-five percent (25%) of all amounts received by the Company from Hunt NZ, LLC (“HNZ”) in connection with the transaction described in that certain letter from the Company to Michael Stone and Anders Karlsson dated April 5, 2012 (the “HNZ Consideration”), attached hereto as Exhibit “C”. In the event that the HNZ Consideration is memorialized in a long-form agreement between the Company and HNZ, then such agreement will also be included as Exhibit “C”, and a copy of same shall be provided to Karlsson.

c.     Additional Consideration shall be calculated quarterly as of the last day of March, June, September and December; provided, however, that Additional Consideration paid upon written off receivables shall be credited to the next calendar quarter. Additional Consideration payments for each preceding calendar quarter shall be paid in arrears within forty-five (45) days of the end of each of June, September, and December and within ninety (90) days of the end of each March, by the Company to Karlsson.

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d.     This Agreement and the Additional Consideration described herein shall immediately terminate when the cumulative total of the Additional Consideration payments made to Karlsson equal seventy-five million dollars ($75,000,000).

e.     The Company may, in the good faith exercise of its reasonable discretion, modify and amend its existing leases applicable to the AWP Area to release portions of the AWP Area (the “Released Areas”) from such leases and/or replace such Released Areas with other real property owned by the applicable lessors (the “Replacement Areas”) on which the Company will in the immediate future conduct mining of Authorized Minerals and in connection therewith shall add any such Replacement Areas to the AWP Area and remove any such Released Areas from the AWP Area.

f.     Nothing herein shall be deemed to create any ownership interests of Karlsson in the Minerals or the AWP Area or in any other real property owned, leased, or otherwise subject to a license, permit or other agreement benefitting the Company or to grant Karlsson any interest in proceeds from mining activities of the Company related to real property other than the AWP Area. It is the intent of the Company to provide Additional Consideration for the benefit of Karlsson related to mining of the Minerals on the AWP Area as described in this Agreement.

4.             Company Representations. The Company hereby represents and warrants to Karlsson the following:

a.     The Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business in the State of Arizona.

b.     The Company has all requisite power and authority to enter into this Agreement, and perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of the Company’s certificate of formation, limited liability company agreement, or any agreement or instrument, to which the Company is a party or is bound, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of the Company.

5.             Karlsson Representations. Karlsson hereby represents and warrants to the Company the following:

a.     Karlsson is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arizona.

b.     Karlsson has all requisite power to enter into this Agreement, and perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Karlsson’s articles of

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organization or organizational documents, or any agreement or instrument to which it is a party or is bound, or any judgment, decree, order, writ, injunction, statute, rule or regulation applicable to Karlsson. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all requisite action on the part of Karlsson.

6.             Inspection. During business hours and upon reasonable written notice to the Company, Karlsson and its duly authorized representatives shall, at its own cost and expense, have the right to periodically, but not more than once per calendar quarter, inspect and audit the books and records of the Company with respect to the subject matter of this Agreement.

7.             Miscellaneous.

a.     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

b.     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7(b)):

If to Karlsson:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

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If to Prospect:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, P.C. 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

c.     Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Agreement shall include the corresponding masculine, feminine, or neuter forms.

d.     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

e.     Severability.  If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

f.     Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the Effective Date.

g.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights and obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that no consent shall be required for an assignment by Karlsson to a liquidating trust for the benefit of the current equity interest holders of Karlsson.

h.     No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or

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implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

i.      Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

j.      Governing Law; Submission to Jurisdiction.

i.        This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

ii.       The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in Arizona, and agree that all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

k.     Acknowledgment. Karlsson acknowledges and agrees to be bound by the terms and conditions of the Potash Sharing Agreement.

l.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the Effective Date.

THE COMPANY:

AMERICAN WEST POTASH, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF CALIFORNIA

COUNTY OF                                                                                                  } SS.

On                                                                                                                          before me,                                                                                                                                                 , personally appeared

personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

KARLSSON:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:
Name:
Title:

STATE OF CALIFORNIA

COUNTY OF                                                                                                  } SS.

On                                                                                                         before me,                                                                                                                                                 , personally appeared

personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

EXHIBIT A

AWP AREA

EXHIBIT A

(Legal Description)

PART I (Fee Lands)

Parcel No. 1:

All right, title or interest to minerals located in Sections 25, 27, 29, 31, 33 and 35, in Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 2:

All right, title or interest to minerals located in Sections 30 and 34 in Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 3:

All right, title or interest to minerals located in Section 32, Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT the Northwest quarter of the Northwest quarter thereof.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

PART II (Mineral Leases)

Lessors	Lessee	Date of Lease	TS	R	Sections (all — except where noted)	Recorded Lease Mem. Doc. No. (Apache County)
James Gale; Evelyn Lucking; David Spurlock; Ransom Spurlock; Robert Spurlock; Vincent Spurlock; Nancy Winn	American West Potash, LLC	7/27/2011	17N	25E	1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, 23	2011-005754

			17N	26E	1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, 23, 25, 27, 29, 31, 33, 35

			18N	26E	1, 3, 9, 11, 13, 15, 21, 23, 25, 27, 29 (SE/4 — 160 ac), 31, 33, 34 (SW/4 of NW/4 — 40 ac), 35

			19N	26E	13, 21, 23, 25, 27, 33, 35

			20N	26E	21 (S/2 — 320 ac), 22 (S/2 — 320 ac), 23 (S of railroad — 375), 27 (N of railroad — 50 ac), 28 (NE/4, E/2 of NW/4, NE/4 of SW/4 — 280 ac), 29 (S of I-40 — 440 ac), 31, 33 (W of Rio Puerco — 69 ac)

PAP & Pop Family Ltd; 3MKJ, LP	American West Potash, LLC	7/27/2011	18N	25E	All of Sections 1, 3, 5, 9, 11, 13, 15, 17, 21, 23, 25, 27, 29, 33 and 35	2011-005753

			19N	25E	All of sections 13, 23, 25, 27, 33 and 35, together with those portions of sections 1, 11, 15 and 21 lying

Lessors	Lessee	Date of Lease	TS	R	Sections (all — except where noted)	Recorded Lease Mem. Doc. No. (Apache County)

south and east of the thread of the stream of the Rio Puerco of the West and lying south of the southern limit of the right-of-way of the Atlantic and Pacific Railroad together with the west half of the southwest quarter and the south half of the northwest quarter of Section 12

			18N	26E	All of sections 5, 7, 17 and 19, together with the north half and the southwest quarter of section 29

			19N	26E	All of sections 3, 5, 7, 9, 11, 15, 17, 19, 29 and 31

			20N	26E

All of Section 35 together with that portion of section 33 lying south and east of the thread of the stream of the Rio Puerco of the West and lying south of the southern limit of the right-of-way of the Atlantic and Pacific Railroad

PART III (Permitted Lands)

Arizona State Land Department Mineral Exploration Permit No.	Section
08-113470	17N 25E 32
08-113908	17N 26E 34
08-113909	17N 26E 24
08-113910	17N 26E 26
08-114001	19N 26E 34
08-114002	19N 26E 28
08-114003	19N 26E 26
08-114004	19N 26E 24
08-114005	19N 26E 22
08-114006	19N 26E 14
08-114007	19N 26E 12
08-114008	19N 26E 10
08-114009	19N 26E 04
08-114010	19N 26E 02
08-114119	18N 26E 10
08-114124	18N 26E 22
08-114127	18N 26E 28
08-114128	18N 26E 36
08-114129	18N 26E 34
08-114130	17N 26E 04
08-114132	18N 26E 02
08-114077	17N 26E 30
08-114078	17N 26E 20
08-114086	18N 26E 26
08-114155	17N 26E 18
08-114164	18N 26E 24
08-114188	17N 26E 08
08-114198	18N 26E 14
08-114199	18N 26E 16
08-114206	17N 26E 06
08-114208	17N 26E 16
08-114265	18N 27E 32
08-114274	18N 26E 32
08-114275	18N 25E 36
08-114502	16N 25E 02
08-115057	18N 27E 28
08-115060	18N 27E 20
08-115061	18N 27E 22

EXHIBIT B

American West Potash/Karlsson Group Royalty Calculation Example

Quarter Ending (Mo./Yr.)	Quarterly Weighted Average Sales Price per Ton of Potash	Potash Sold (tons)*	Gross Sales ($)*	Total Royalty Due (1%)*	Cumulative Royalty Paid ($)*
Mar-12	$494.33	1500.00	$741,500.00	$7,415.00	$7,415.00
Jun-12	$536.03	2290.00	$1,227,500.00	$12,275.00	$19,690.00
Sep-12	$506.04	2335.00	$1,181,595.00	$11,815.95	$31,505.95
Dec-12	$500.39	2250.00	$1,125,875.00	$11,258.75	$42,764.70

*Numbers in thousands

EXHIBIT C

To:	Michael Stone, Anders Karlsson
From:	Jon Bloomfield
Cc:	Pat Avery, Wayne Rich, Jonathan Spanier
Date:	April 5, 2012
Re:	AWP Explorations Permits in 16N 24E and 16N 25E

Gentleman,

As you aware, HNZ has appealed two of AWP’s state exploration permits which were obtained by the Karlsson Group prior to the formation of AWP. HNZ cites that that AWP does not have access to the following sections:

AWP Exploration Permit	T-R-S
115058	16N 25E 16
115059	16N 25E 32

Extensive legal discussions with the ASLD have exhausted all reasonable remedies and we’ve subsequently learned that the ASLD will deny AWP’s renewal of these exploration permits. We’ve also learned that HNZ has appealed numerous state exploration permits held by Passport and HNZ plans to appeal the following two additional AWP sections that also lack access and are not contiguous with the bulk of our acreage:

AWP Exploration Permit	T-R-S
114503	16N 24E 2
114325	16N 24E 14

HNZ is willing to grant AWP a 4% royalty in exchange for the exploration permits on these sections. We believe this is an optimal outcome due to:

a)     None of the sections are contiguous with AWP acreage and no potash resource underlying these sections was included in AWP’s 43-101 or PEA

b)    AWP would have no ongoing financial liability and this structure preserves cash

c)     Without this structure, AWP will lose these sections

Please respond by 2pm MDT on Monday, April 9, 2012 if you approve AWP entering into this agreement.

Regards, Jon

/s/ [ILLEGIBLE]

1621 18th Street  Suite 260  Denver, Colorado 80202

303-634-2239 o  720-294-0402 f

When recorded return to:

POLSINELLI SHUGHART PC

Attn:  Ryan A. Berry

CityScape

One E. Washington St., Ste. 1200

Phoenix, AZ  85004

EXHIBIT B

FORM OF COLLATERAL ASSIGNMENT
OF MINERAL LEASES

This Collateral Assignment of Mineral Leases (the “Assignment”) is made as of                   , 2012 (the “Effective Date”), by and between American West Potash LLC, a Delaware limited liability company (“Assignor”), and The Karlsson Group, Inc., an Arizona corporation (“Assignee”) (collectively, the “Parties”), with reference to the following facts and intentions:

RECITALS:

A.                                    Pursuant to that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), Assignee has agreed to sell its membership interests in Assignor to Prospect Global Resources, Inc., a Delaware corporation (“Borrower”).

B.                                    Part of the purchase price payable to Assignee pursuant to the Purchase Agreement is evidenced by that certain Promissory Note, dated as of         , 2012, made by Borrower in favor of Assignee in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) (as the same may be amended, renewed, increased, reduced or otherwise modified from time to time, the “Note”).

C.                                    Assignor has a unity of economic interest with Borrower and will benefit from the Purchase Agreement, and it is in Assignor’s interest that Borrower issues the Note to Assignee.

D.                                    Assignor owns all right, title and interest in, to and under the Lease dated July 27, 2011 by and between Assignor, as Lessee, and the “Spurlock Group” (as defined therein) as Lessor, and the Lease dated July 27, 2011 by and between Assignor, as Lessee, and the “Hortenstine Group” (as defined therein) as Lessor, Memoranda of which are recorded respectively as Instruments No. 2011-005754 and 2011-005753, in the Official Records of Apache County, Arizona, (collectively, the “Mineral Leases”), pursuant to which Assignor leases from the respective Lessor the mineral estate in to and under the land described on the attached Exhibit A (the “Land”) and all rights associated therewith, including the right to construct improvements (collectively, the “Improvements”) on the Land (the Assignor’s interest in the Land and the Improvements is hereinafter collectively referred to as the “Real Estate”).

E.                                     Assignor has guaranteed the payment of the Note and the performance of all of Borrower’s other obligations under the Purchase Agreement pursuant to the terms of the Guaranty in favor of Assignee of even date herewith (the “Guaranty”).

F.                                      Assignor has secured the payment of the Note and the payment and performance of Assignor’s obligations under the Guaranty in part pursuant to, among other things, a first priority lien on the Real Estate and other collateral, including “Minerals” extracted from the Land and all “Production” and “Proceeds of Production” as provided in a Deed of Trust, Assignment of Production and Proceeds, Security Agreement, Fixture Filing and Financing Statement dated as of the Effective Date (the “Deed of Trust”).

G.                                    All of the obligations of Assignor arising under the Guaranty, including but not limited to those set forth in this Assignment, are referred to collectively as the “Obligations”).

H.                                   In order to secure the payment and performance of the Obligations Assignor intends to collaterally assign to signee all of Assignor’s right, title and interest in and to the Mineral Leases upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the Note, and in order to secure the payment and performance of the Obligations, Assignor and Assignee hereby agree as follows:

1.                                      Assignment.  Assignor hereby collaterally assigns, transfers and sets over to Assignee, its successors and assigns, all of the rights, title and interest of Assignor, as Lessee, in, to and under the Mineral Leases, whether now or hereafter existing upon the terms and conditions as set forth in this Assignment; provided, however, notwithstanding anything in this Assignment to the contrary, such assignment, transfer and set over of the respective Mineral Lease shall become effective only upon and after the occurrence of an Event of Default, and upon Assignee’s election to exercise Assignor’s rights and obligations with respect to the respective Mineral Lease as provided in Section 6 below.

2.                                      Security.  This Assignment is made and given as collateral security for, and shall remain in full force and effect until the payment in full of all principal, interest, reasonable attorneys’ fees and expenses of collection, if any, associated with the Note.  So long as there is no uncured Event of Default, Assignor shall have the sole right to exercise all rights of Assignor as Lessee under the Mineral Leases.  So long as there is no uncured Event of Default, this Assignment is not intended to limit Assignor’s ability to engage in reasonable and customary day-to-day operations of the potash mining business as contemplated by the Mineral Leases.

3.                                      Warranties and Representations.  Assignor warrants and represents that:

(a)                                 Assignor has full right and authority to make this Assignment, and has not heretofore made any assignment, pledge, alienation or other transfer of any of it rights under the Mineral Leases or in any of the Real Estate.

(b)                                 To Assignor’s knowledge, (i) the Mineral Leases are in full force and effect, (ii) no default by Assignor or the respective Lessor has occurred with respect to any of the Mineral Leases, and (iii) there is no condition that, but for the giving of notice

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or passage of time or both, would constitute a default of either Assignor or the respective Lessor.

(c)                                  Assignor shall continue to comply with all of its obligations pursuant to the terms of each of the Mineral Leases.

4.                                      No Assignment or Modification of Mineral Leases.  Assignor shall not have the authority to, and covenants and agrees not to, assign, pledge, encumber or otherwise transfer its interest in either of the Mineral Leases, and Assignor shall not materially modify the terms of either of the Mineral Leases, or grant any waiver or concession to Lessor under either of the Mineral Leases, without the prior written consent of Assignee, which consent shall not be unreasonably delayed, withheld or conditioned by Assignee.

5.                                      Event of Default.  The failure of Assignee to pay or perform any of the Obligations within the applicable grace, notice and cure period, if any, shall constitute an “Event of Default.”

6.                                      Rights and Remedies Upon Default.  If an Event of Default shall have occurred and be continuing, then Assignee shall have all the rights of a secured party under the UCC (including, without limitation, the right to enforce, waive, amend, modify, terminate, sell, dispose or cause to be assigned to Assignee all or any part of the Mineral Leases in any manner permitted under the UCC), shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any requirements of applicable law then in effect, shall have all the rights set forth in this Assignment.

7.                                      Waivers.  To the fullest extent permitted by law, Assignor unconditionally and irrevocably waives all rights and benefits under and the provisions of A.R.S. §§ 12-1566, 44-142, 12-1641 et seq. and Rule 17(f) of the Arizona Rules of Civil Procedure and any similar statutes or rules of procedure; all suretyship rights and defenses as may be recognized by law in the State of Arizona, including but not limited to those arising under the Uniform Commercial Code as adopted by the State of Arizona; any right to any collateral now or hereafter held by Assignee for the Obligations; any right to assert against Assignee any defense, setoff, counterclaim or claim which Borrower or any guarantor may have against Assignee; and any right of subrogation (prior to repayment in full of the Note), reimbursement, indemnification or contribution (contractual, statutory or otherwise) under any federal, state or local law now or hereafter in effect (including but not limited to any laws relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or any similar law effecting the rights of creditors) which Borrower or any guarantor may now or hereafter have against Assignee.

8.                                      Further Assurances - Recording and Filing  At any time, and from time to time, upon request of Assignee, Assignor will make, execute, acknowledge and deliver, or will cause to be made, executed, acknowledged and delivered, to Assignee or its designee, and when requested by Assignee, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Assignee may deem appropriate, any and all such, security agreements, financing statements, continuation statements, instruments of further assurances, certificates, and other documents as may, in the sole opinion of Lender, be necessary

3

or desirable in order to effectuate, complete, perfect, continue, or preserve the liens and security interests created by this Assignment as a first and prior lien on the Mineral Leases and all proceeds thereof.  Assignor shall reimburse Assignee for all costs and expenses incurred in connection with the matters referred to in this Section 8.  If Assignor fails to timely perform any of its duties in this Section 8, Assignee may do so for and in the name of Assignor and at Assignor’s expense.

9.                                      Power of Attorney.  Assignor hereby appoints Assignee as Assignor’s attorney-in-fact for the purposes of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Assignee’s sole opinion, to accomplish the matters referred to in Section 8 and for the purpose of exercising any rights or remedies when there is an uncured Event of Default.  This power of attorney is a power coupled with an interest, shall be irrevocable, and shall survive the dissolution, termination, reorganization or other incapacity of Assignor.

10                                  Cumulative Remedies.  The rights, powers and remedies of Assignee under this Assignment shall be cumulative and not exclusive of any other right, power or remedy of Assignee at law or in equity.

11.                               Notification of Assignee.  Assignor shall promptly notify Assignee of any act or event made known to Assignor which would allow Assignee to exercise any rights under the Mineral Leases or the respective Lessor to enforce any remedies under the Mineral Leases, and shall do so in sufficient time for Assignee to exercise the rights assigned hereunder.

12.                               Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective party at the following addresses (or at such other address for the party as shall be specified in a notice given in accordance with this Section):

If to Assignee:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, CA 90291
Facsimile: 310-933-0262
E-mail: sevenciel@ca.rr.com
Attention: Michael Stone

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with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg
33 Derwen Road
Bala Cynwyd, PA 19004
Facsimile: 215-689-1504
E-mail: Weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

If to Assignor:	Prospect Global Resources, Inc.
1621 18th Street, Suite 260
Denver, co 80202
Facsimile: 720-294-0402
E-mail: pavery@prospectgri.com
Attention: Mr. Pat Avery
with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, p.c.
9601 Wilshire Boulevard, Suite 700
Beverly Hills, ca 90210
Facsimile: 310-855-3201
E-mail: meisner@eisnerlaw.com
Attention: Mr. Michael Eisner

13.                               Reassignment.  Upon payment in full of the Note, Assignee covenants that it will cooperate with Assignor in order to cause the Mineral Leases to be released to Assignor.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have hereunto caused this Assignment to be executed on the day and year first above written.

ASSIGNOR:
American West Potash LLC, a Delaware limited liability company

By:
Name:
Title:

State of California		)
) ss.
County of	)

On                         before me,                                    , a notary public, personally appeared                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

The Karlsson Group, Inc., an Arizona corporation

By:
Name:
Title:

State of California		)
) ss.
County of	)

On                         before me,                                    , a notary public, personally appeared                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

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When recorded return to:

POLSINELLI SHUGHART P.C.

Attn:  Ryan A. Berry

CityScape

One E. Washington St., Ste. 1200

Phoenix, AZ  85004

EXHIBIT C

FORM OF COLLATERAL ASSIGNMENT
OF STATE MINING PERMITS

This Collateral Assignment of State Mining Permits (“Assignment”) is made as of                , 2012 (the “Effective Date”), by and between American West Potash LLC, a Delaware limited liability company (“Assignor”), and The Karlsson Group, Inc., an Arizona corporation (“Assignee”) (collectively, the “Parties”), with reference to the following facts and intentions:

RECITALS:

A.                                    Pursuant to that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), Assignee has agreed to sell its membership interests in Assignor to Prospect Global Resources, Inc., a Delaware corporation (“Borrower”).

B.                                    Part of the purchase price payable to Assignee pursuant to the Purchase Agreement is evidenced by that certain Promissory Note, dated as of                , 2012, made by Borrower in favor of Assignee in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) (as the same may be amended, renewed, increased, reduced or otherwise modified from time to time, the “Note”).

C.                                    Assignor has a unity of economic interest with Borrower and will benefit from the Purchase Agreement, and it is in Assignor’s interest that Borrower issues the Note to Assignee.

D.                                    Assignor has guaranteed the payment of the Note pursuant to the terms of the Guaranty in favor of Assignee of even date herewith (the “Guaranty”).

E.                                     Assignor owns all right, title and interest in, to and under the Mineral Exploration Permits issued by the State Land Department of the State of Arizona (the “ASLD”) and more particularly described on the attached Exhibit A (collectively, the “Mining Permits”), pursuant to which Assignor has the right to prospect and explore for minerals upon and under the land described on the attached Exhibit B (the “Land”) and all rights associated therewith.

F.                                      All obligations of Assignor arising under the Guaranty, including but not limited to those set forth in this Assignment, are referred to collectively as the “Obligations”.

G.                                    Assignor intends to collaterally assign to Assignor all of Assignor’s right, title and interest in to the Mining Permits upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the Note, and in order to secure the payment and performance of the Obligations, Assignor and Assignee hereby agree as follows:

1.                                      Assignment.  Assignor hereby collaterally assigns, transfers and sets over to Assignee, its successors and assigns, all of the rights, title and interest of Assignor, as Permittee, in, to and under the Mining Permits, whether now or hereafter existing upon the terms and conditions as set forth in this Assignment; provided, however, notwithstanding anything in this Assignment to the contrary, such assignment, transfer and set over of the Mining Permits shall become effective only upon and after the occurrence of an Event of Default, and upon Assignee’s election to exercise Assignor’s rights and obligations with respect to the respective Mining Permits as provided in Section 7 below.

2.                                      Renewal of Mining Permits:  Assignor at its own expense shall pay and perform as and when due all of its obligations arising pursuant to each of the Mining Permits so as to cause each of them to be renewed annually unless (a) Assignor demonstrates to the satisfaction of Assignee, as evidenced by the written approval of Assignee, which shall not be unreasonably withheld, delayed, or conditioned by Assignee, that it would not be commercially reasonable to do so, or (b) Assignor elects in lieu thereof to obtain from the ASLD a Mineral Lease with respect to the portion of the Land that is subject to the pertinent Mining Permit.  Without limiting the foregoing, Assignor shall perform all obligations and pay all amounts to the ASLD for the renewal of each of the Mining Permits not less than 45 days prior to the date when due and shall provide written notice thereof to Assignee.

3.                                      Security.  This Assignment is made and given as collateral security for, and shall remain in full force and effect until the payment in full of all principal, interest, reasonable attorneys’ fees and expenses of collection, if any, associated with the Note.  So long as there is no uncured Event of Default, Assignor shall have the sole right to exercise all rights of Assignor as Permittee under the Mining Permits.  So long as there is no uncured Event of Default, this Assignment is not intended to limit the Assignor’s ability to engage in reasonable and customary day-to-day operations of the potash mining business as contemplated by the Mining Permits.

4.                                      Warranties and Representations.  Assignor warrants and represents that:

(a)                                 Assignor has full right and authority to make this Assignment, and has not heretofore made any assignment, pledge, alienation or other transfer of any of it rights under the Mining Permits.

(b)                                 To Assignor’s knowledge, (i) the Mining Permits are in full force and effect; (ii) no default by Assignor has occurred with respect to any of the Mining Permits, and (iii) there is no condition that, but for the giving of notice or passage of time or both, would constitute a default of Assignor.

(c)                                  Assignor shall continue to comply with all of its obligations pursuant to the terms of each of the Mining Permits.

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5.                                      No Assignment or Modification of Mining Permits.  Assignor shall not have the authority to, and covenants and agrees not to, assign, pledge, encumber or otherwise transfer its interest in either of the Mining Permits, and Assignor shall not materially modify the terms of any of the Mining Permits, or grant any waiver or concession to any other person under any of the Mining Permits, without the prior written consent of Assignee, which consent shall not be unreasonably delayed, withheld or conditioned by Assignee.

6.                                      Event of Default.  The failure of Assignee to pay or perform any of the Obligations within the applicable grace, notice and cure period, if any, shall constitute an “Event of Default.”

7.                                      Rights and Remedies Upon Default.  If an Event of Default shall have occurred and be continuing, then Assignee shall have all the rights of a secured party under the UCC (including, without limitation, the right to enforce, waive, amend, modify, terminate, sell, dispose or cause to be assigned to Assignee all or any part of the Mining Permits in any manner permitted under the UCC), shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any requirements of applicable law then in effect, shall have all the rights set forth in this Assignment.

8.                                      Waivers.  To the fullest extent permitted by law, Assignor unconditionally and irrevocably waives all rights and benefits under and the provisions of A.R.S. §§ 12-1566, 44-142, 12-1641 et seq. and Rule 17(f) of the Arizona Rules of Civil Procedure and any similar statutes or rules of procedure; all suretyship rights and defenses as may be recognized by law in the State of Arizona, including but not limited to those arising under the Uniform Commercial Code as adopted by the State of Arizona; any right to any collateral now or hereafter held by Assignee for the Obligations; any right to assert against Assignee any defense, setoff, counterclaim or claim which Borrower or any guarantor may have against Assignee; and any right of subrogation (prior to repayment in full of the Note), reimbursement, indemnification or contribution (contractual, statutory or otherwise) under any federal, state or local law now or hereafter in effect (including but not limited to any laws relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or any similar law effecting the rights of creditors) which Borrower or any guarantor may now or hereafter have against Assignee.

9.                                      Further Assurances - Recording and Filing  Concurrently with the execution of this Assignment, Assignor shall execute, acknowledge and deliver to Assignee an application to assign to Assignee each of the Mining Permits; provided, however that Assignee shall not file such applications except upon the occurrence of an Event of Default.  At any time, and from time to time, upon request of Assignee, Assignor will make, execute, acknowledge and deliver, or will cause to be made, executed, acknowledged and delivered, to Assignee or its designee, and when requested by Assignee, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Assignee may deem appropriate (a) an application to renew any or all of the Mining Permits or to assign to Assignee the right to apply for a Mineral Lease with respect to the Land that was subject to any of the Mining Permits; provided, however that Assignee shall not file such applications except upon the occurrence of an Event of Default; and (b) any and all deeds of trust, any and all such, security agreements, financing statements,

3

continuation statements, instruments of further assurances, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve the liens and security interests created by this Assignment as a first and prior lien on the Mining Permits and all proceeds thereof, including but not limited to any Mineral Leases, Right of Way Permits or other rights issued by the State Land Department of the State of Arizona with respect to the Land or any surface, mineral or other estate therein, whether now owned or hereafter acquired by Assignor.  Assignor shall reimburse Assignee for all costs and expenses incurred in connection with the matters referred to in this Section 9.  If Assignor fails to timely perform any of its duties in this Section 9, Assignee may do so for and in the name of Assignor and at Assignor’s expense.  Notwithstanding the foregoing, Assignee’s rights pursuant to this Section 9 may be exercised only with the prior written approval of the State Land Department of the State of Arizona, which approval shall be obtained by Assignee prior to Assignee doing any of the things authorized in this Section 9.

10.                               Powers of Attorney.  Assignor hereby appoints Assignee as its attorney-in-fact for the purposes of making, executing, delivering, filing, recording, paying and doing all other things as may be necessary or desirable, in Assignee’s sole and absolute discretion, to accomplish the matters referred to in Sections 2 and 9 above and for the purpose of exercising any rights or remedies when there is an uncured Event of Default.  These powers of attorney are powers coupled with an interest, shall be irrevocable, and shall survive the dissolution, termination, reorganization or other incapacity of Assignor.

11.                               Cumulative Remedies.  The rights, powers and remedies of Assignee under this Assignment shall be cumulative and not exclusive of any other right, power or remedy of Assignee at law or in equity.

12.                               Notification of Assignee.  Assignor shall promptly notify Assignee of any act or event made known to Assignor which would allow Assignee to exercise any rights under the Mining Permits or the State of Arizona to enforce any remedies under the Mining Permits, and shall do so in sufficient time for Assignee to exercise the rights assigned hereunder.

13.                               Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective party at the following addresses (or at such other address for the party as shall be specified in a notice given in accordance with this Section 11):

4

If to Assignee:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, ca 90291
Facsimile: 310-933-0262
E-mail: sevenciel@ca.rr.com
Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg
33 Derwen Road
Bala Cynwyd, pa 19004
Facsimile: 215-689-1504
E-mail: Weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

If to Assignor:	Prospect Global Resources, Inc.
1621 18th Street, Suite 260
Denver, co 80202
Facsimile: 720-294-0402
E-mail: pavery@prospectgri.com
Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, p.c.
9601 Wilshire Boulevard, Suite 700
Beverly Hills, ca 90210
Facsimile: 310-855-3201
E-mail: meisner@eisnerlaw.com
Attention: Mr. Michael Eisner

1.4                               Reassignment.  Upon payment in full of the Note, Assignee covenants that it will cooperate with Assignor in order to cause the Mining Permits to be released to Assignor.

[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF, the parties have hereunto caused this Assignment to be executed on the day and year first above written.

ASSIGNOR:
American West Potash LLC, a Delaware limited liability company

By:
Name:
Title:

State of California	)
) ss.
County of	)

On                               before me,                                               , a notary public, personally appeared                                   , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

The Karlsson Group, Inc., an Arizona corporation

By:
Name:
Title:

State of California	)
) ss.
County of	)

On                          before me,                                                   , a notary public, personally appeared                                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

Legal Description

[INSERT LEGAL DESCRIPTION
OF THE MINING PERMIT PARCELS]

[The parties will cooperate diligently to finalize this Exhibit within 30 days after the effective date of the Purchase Agreement, with the intent that it will include all of the collateral and property described herein in which the debtor/assignor has an interest as of the Closing.  In addition, the parties will cooperate diligently to provide access to legal counsel to address certain outstanding title issues.]

When recorded return to:

POLSINELLI SHUGHART P.C.

Attn:  Ryan A. Berry

CityScape

One E. Washington St., Ste. 1200

Phoenix, AZ  85004

EXHIBIT D

FORM OF COLLATERAL ASSIGNMENT
OF ROYALTY AGREEMENT

This Collateral Assignment of Royalty Agreement (the “Assignment”), is made as of             , 2012 (the “Effective Date”), by and between American West Potash LLC, a Delaware limited liability company (“Assignor”), and The Karlsson Group, Inc., an Arizona corporation (“Assignee”) (collectively, the “Parties”) with reference to the following facts and intentions:

RECITALS:

A.                                    Pursuant to that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), Assignee has agreed to sell its membership interests in Assignor to Prospect Global Resources, Inc., a Delaware corporation (“Borrower”).

B.                                    Part of the purchase price payable to Assignee pursuant to the Purchase Agreement is evidenced by that certain Promissory Note, dated as of            , 2012, made by Borrower in favor of Assignee in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) (as the same may be amended, renewed, increased, reduced or otherwise modified from time to time, the “Note”).

C.                                    Assignor has a unity of economic interest with Borrower and will benefit from the Purchase Agreement, and it is in Assignor’s interest that Borrower issues the Note to Assignee.

D.                                    Assignor is also a party to the Potash Sharing Agreement dated July 27, 2011 (the “Royalty Agreement”) by and among American General Life Insurance Company, a Texas corporation, Assignor and the “Spurlock Group” and the “Hortenstine Group” as defined in the Royalty Agreement (collectively, the “Other Parties”) pursuant to which Assignor has agreed to pay the Other Parties “Royalties” on “Gross Sales” of “Authorized Minerals” (as defined respectively in the Royalty Agreement).  [Note: Parties to add HNZ Royalty Agreement when executed via same form of Collateral Assignment and to Deed of Trust.]

E.                                     Assignor has guaranteed the payment of the Note pursuant to the terms of the Guaranty in favor of Assignee of even date herewith (the “Guaranty”).

F.                                      All obligations of Assignor arising under the Guaranty, including but not limited to those set forth in this Assignment, are referred to collectively as the “Obligations”.

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G.                                    Assignor intends to collaterally assign to Assignor all of Assignor’s right title and interest in to the Royalty Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the Note, and in order to secure the payment and performance of the Obligations, Assignor and Assignee hereby agree as follows:

1.                                      Assignment.  Assignor hereby collaterally assigns, transfers and sets over to Assignee, its successors and assigns, all of the rights, title and interest of Assignor, as Lessee, in, to and under the Royalty Agreement, whether now or hereafter existing upon the terms and conditions as set forth in this Assignment; provided, however, notwithstanding anything in this Assignment to the contrary, such assignment, transfer and set over of the Royalty Agreement shall become effective only upon and after the occurrence of an Event of Default, and upon Assignee’s election to exercise Assignor’s rights and obligations with respect to the Royalty Agreement as provided in Section 6, below.

2.                                      Security.  This Assignment is made and given as collateral security for, and shall remain in full force and effect until the payment in full of all principal, interest, premium, reasonable attorneys’ fees and expenses of collection, if any, associated with the Note.  So long as there is no uncured Event of Default, Assignor shall have the sole right to exercise all rights of Assignor as Lessee under the Royalty Agreement.  So long as there is no uncured Event of Default, this Assignment is not intended to limit the Assignor’s ability to engage in reasonable and customary day-to-day operations of the potash mining business as contemplated by the Royalty Agreement.

3.                                      Warranties and Representations.  Assignor warrants and represents that:

(a)                                 Assignor has full right and authority to make this Assignment, and has not heretofore made any assignment, pledge, alienation or other transfer of any of it rights under the Royalty Agreement.

(b)                                 To Assignor’s knowledge, (i) the Royalty Agreement is in full force and effect, (ii) no default by Assignor or any of the Other Parties has occurred with respect to the Royalty Agreement, and (iii) there is no condition that, but for the giving of notice or passage of time or both, would constitute a default of Assignor or any of the Other Parties.

(c)                                  Assignor shall continue to comply with all of its obligations pursuant to the terms of each of the Royalty Agreement.

4.                                      No Assignment or Modification of Royalty Agreement.  Assignor shall not have the authority to, and covenants and agrees not to, assign, pledge, encumber or otherwise transfer its interest in the Royalty Agreement, and Assignor shall not materially modify the terms of any of the Royalty Agreement, or grant any waiver or concession to any of the Other Parties under the Royalty Agreement, without the prior written consent of Assignee, which consent shall not be unreasonably delayed, withheld or conditioned by Assignee.

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5.                                      Event of Default.  The failure of Assignee to pay or perform any of the Obligations within the applicable grace, notice and cure period, if any, shall constitute an “Event of Default.”

6.                                      Rights and Remedies Upon Default.  If an Event of Default shall have occurred and be continuing, then Assignee shall have all the rights of a secured party under the UCC (including, without limitation, the right to enforce, waive, amend, modify, terminate, sell, dispose or cause to be assigned to Assignee all or any part of the Royalty Agreement in any manner permitted under the UCC), shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any requirements of applicable law then in effect, shall have all the rights set forth in this Assignment.

7.                                      Waivers.  To the fullest extent permitted by law, Assignor unconditionally and irrevocably waives all rights and benefits under and the provisions of A.R.S. §§ 12-1566, 44-142, 12-1641, et seq. and Rule 17(f) of the Arizona Rules of Civil Procedure and any similar statutes or rules of procedure; all suretyship rights and defenses as may be recognized by law in the State of Arizona, including but not limited to those arising under the Uniform Commercial Code as adopted by the State of Arizona; any right to any collateral now or hereafter held by Assignee for the Obligations; any right to assert against Assignee any defense, setoff, counterclaim or claim which Borrower or any guarantor may have against Assignee; and any right of subrogation (prior to repayment in full of the Note), reimbursement, indemnification or contribution (contractual, statutory or otherwise) under any federal, state or local law now or hereafter in effect (including but not limited to any laws relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or any similar law effecting the rights of creditors) which Borrower or any guarantor may now or hereafter have against Assignee.

8.                                      Further Assurances - Recording and Filing  At any time, and from time to time, upon request of Assignee, Assignor will make, execute, acknowledge and deliver, or will cause to be made, executed, acknowledged and delivered, to Assignee or its designee, and when requested by Assignee, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Assignee may deem appropriate, any and all such, security agreements, financing statements, continuation statements, instruments of further assurances, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve the liens and security interests created by this Assignment as a first and prior lien on the Royalty Agreement and all proceeds thereof.  Assignor shall reimburse Assignee for all costs and expenses incurred in connection with the matters referred to in this Section 8.  If Assignor fails to timely perform any of its duties in this Section 8, Assignee may do so for and in the name of Assignor and at Assignor’s expense.  Notwithstanding the foregoing, Assignee’s rights pursuant to this Section 8 may be exercised only during an Event of Default.

9.                                      Power of Attorney.  Assignor hereby appoints Assignee as Assignor’s attorney-in-fact for the purposes of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Assignee’s sole opinion, to accomplish the matters referred to in Section 8 and for the purpose of exercising any rights or remedies when there is an

3

uncured Event of Default.  This power of attorney is a power coupled with an interest, shall be irrevocable, and shall survive the dissolution, termination, reorganization or other incapacity of Assignor.

10.          Cumulative Remedies.  The rights, powers and remedies of Assignee hereunder shall be cumulative and not exclusive of any other right, power or remedy that Assignee may have at law or in equity.

11.          Notification of Assignee.  Assignor shall promptly notify Assignee of any act or event made known to Assignor which would allow Assignee to exercise any rights under the Royalty Agreement or any of the Other Parties to enforce any remedies under the Royalty Agreement, and shall do so in sufficient time for Assignee to exercise the rights assigned hereunder.

12.          Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective party at the following addresses (or at such other address for the party as shall be specified in a notice given in accordance with this Section):

If to Assignee:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, CA 90291
Facsimile: 310-933-0262
E-mail: sevenciel@ca.rr.com
Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg
33 Derwen Road
Bala Cynwyd, PA 19004
Facsimile: 215-689-1504
E-mail: Weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

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If to Assignor:	Prospect Global Resources, Inc.
1621 18th Street, Suite 260
Denver, CO 80202
Facsimile: 720-294-0402
E-mail: PAvery@prospectGRI.com
Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, P.C.
9601 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90210
Facsimile: 310-855-3201
E-mail: meisner@eisnerlaw.com
Attention: Mr. Michael Eisner

13.          Reassignment.  Upon payment in full of the Loan, Assignee covenants that it will cooperate with Assignor in order to cause the Royalty Agreement to be released to Assignor.

(Signatures on next page)

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IN WITNESS WHEREOF, the parties have hereunto caused this Assignment to be executed on the day and year first above written.

ASSIGNOR:
American West Potash LLC, a Delaware limited liability company

By:
Name:
Title:

State of California		)
) ss.
County of	)

On                                          before me,                                                                           , a notary public, personally appeared                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

The Karlsson Group, Inc., an Arizona corporation

By:
Name:
Title:

State of California		)
) ss.
County of	)

On                                          before me,                                                                      , a notary public, personally appeared                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT E

FORM OF COVENANT NOT TO COMPETE

THIS COVENANT NOT TO COMPETE (this “Agreement”) is made and entered into as of the         day of              , 2012, by and among American West Potash, LLC, a Delaware limited liability company (the “Company”), Prospect Global Resources, Inc., a Delaware corporation (“Prospect”), and [                         ], an individual (the “Undersigned”), with reference to the following facts:

WHEREAS, concurrently herewith, pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of May 30, 2012, Prospect, has purchased all of the limited liability company membership interests in the Company (the “Membership Interests”) owned by The Karlsson Group, Inc., an Arizona corporation (“Karlsson”).

WHEREAS, the execution and delivery of this Agreement by the Undersigned is a material inducement to Prospect and the Company entering into the Purchase Agreement.

WHEREAS, the Undersigned is a shareholder of Karlsson and will personally and directly benefit from and as a result of the purchase of the Membership Interests by Prospect.

NOW, THEREFORE, in consideration of the foregoing premises, the purchase by Prospect of the Membership Interests, and the promises and covenants hereinafter set forth, the parties hereby agree as follows. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

1.     Non-Competition.

(a)                                 For a period of three (3) years commencing on the date hereof (the “Restricted Period”), the Undersigned shall not, and shall not permit any of its Affiliates or Representatives to, directly or indirectly, (i) engage in or assist others in engaging in mineral exploration (the “Restricted Activity”) within the Holbrook Basin (the “Territory”); (ii) have an interest in any Person that engages directly or indirectly in the Restricted Activity in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) of the Company and any third party. Notwithstanding the foregoing, the Undersigned may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the Undersigned is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or

1

indirectly, own five percent (5%) or more of any class of securities of such Person; provided, however, that this restriction shall not apply to any securities, including but not limited to convertible voting securities, of Prospect Global Resources, Inc., a Nevada corporation, issued in connection with the transactions contemplated by the Purchase Agreement.

(b)                                 The Undersigned acknowledges that a Breach or threatened Breach of this Section 1 would give rise to irreparable harm to Prospect and the Company, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a Breach or a threatened Breach by the Undersigned of any such obligations, Prospect and the Company shall, in addition to any and all other rights and remedies that may be available to it in respect of such Breach, be entitled to equitable relief (without any requirement to post bond).

(c)                                  Notwithstanding the foregoing, the Undersigned shall be permitted to continue to engage in the petrified wood mining business.

2.              Non-Disparagement.  Each of the parties agrees that it will not, and will cause all of its Affiliates not to, directly or indirectly, make any disparaging and untrue statement of the other party or its officers, directors or Affiliates.

3.              Release.

(a)                                 The Undersigned, on behalf of the Undersigned and each of the Undersigned’s heirs, Representatives, successors, and assigns, hereby releases and forever discharges Prospect and each of its officers, directors, managers, employees, agents, stockholders, controlling persons, Representatives, Affiliates, successors, assigns, and the Company (individually, a “Buyer Releasee” and collectively, “Buyer Releasees”) from any and all Actions, orders, Losses, Liabilities, and, except as expressly contemplated by the Purchase Agreement, Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which the Undersigned or any of its heirs, Representatives, successors or assigns now has, have ever had or may hereafter have against the respective Buyer Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date including any rights to indemnification or reimbursement from the Company, whether pursuant to their respective Organizational Documents, Contract or otherwise and whether or not relating to Actions pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein will operate to release any payment obligations of Prospect arising under the Purchase Agreement.

(b)                                 Prospect hereby releases and forever discharges the Undersigned and each of its officers, directors, managers, employees, agents, stockholders, controlling persons, Representatives, parents, Affiliates, successors, assigns (individually, a “Seller Releasee” and collectively, “Seller Releasees”) from any and all Actions,

2

orders, Losses, Liabilities, and, except as expressly contemplated by the Purchase Agreement, Contracts whatsoever, whether known or unknown, suspected or unsuspected, both at Law and in equity, which Prospect or any of its Representatives, successors or assigns now has, have ever had or may hereafter have against the respective Seller Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date including any rights to indemnification or reimbursement from the Company, whether pursuant to their respective Organizational Documents, Contract or otherwise and whether or not relating to Actions pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein will operate to release any obligations of the Undersigned arising under the Purchase Agreement or the Option Agreement.

(c)                                  The Parties expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code, or any other applicable or similar statute, code or case, with respect to the foregoing released claims, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(d)                                 The Parties expressly acknowledge the foregoing waiver of the provisions of Section 1542 of the California Civil Code, or any other applicable or similar statute, code or case.

(e)                                  The Undersigned hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of Action, or commencing, instituting or causing to be commenced, any Action, of any kind against any Buyer Releasee, based upon any matter purported to be released hereby.  Prospect hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of Action, or commencing, instituting or causing to be commenced, any Action, of any kind against any Seller Releasee, based upon any matter purported to be released hereby.

4.              Acknowledgments. The Undersigned acknowledges that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of Prospect and the Company and constitute a material inducement to Prospect and the Company to enter into the Purchase Agreement and consummate the transactions contemplated by the Purchase Agreement. In the event that any covenant contained in this Agreement should ever be adjudicated by any court to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then such court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such

3

jurisdiction to authorize the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Agreement and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

5.              Miscellaneous.

(a)                                 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(a)):

If to the Undersigned:	[ ] [ ] [ ] Facsimile: [ ] E-mail: [ Attention: [	] ]

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

4

If to the Company or Prospect:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, a professional corporation 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

(a)                                 The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The parties have been advised by counsel in connection with this Agreement.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

(b)                                 If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(c)                                  This Agreement, the Purchase Agreement, and the other agreements specifically referenced herein and therein, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(d)                                 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and/or any rights of Prospect and the Company pursuant to this Agreement may be assigned or transferred by either Prospect or the Company without the prior consent of the Undersigned.

(e)                                  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, Breach or default not expressly identified by such written waiver, whether of a similar or different character, and

5

whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(f)                                   This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Arizona. The parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the Superior Court for the State of Arizona, County of Maricopa, and agree that any and all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts.

(g)                                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(h)                                 This Agreement shall terminate upon an uncured Event of Default (as defined in that certain Senior First Priority Secured Promissory Note, dated as of the date hereof, issued by Prospect in favor of Karlsson.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above.

American West Potash, LLC,
a Delaware limited liability company

By:
Name:
Title:

Prospect Global Resources, Inc.,
a Delaware corporation

By:
Name:
Title:

[ ]

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

POLSINELLI SHUGHART PC

Attn:  Ryan A. Berry

CityScape

One E. Washington St., Ste. 1200

Phoenix, AZ 85004

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]

EXHIBIT F

FORM OF DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION AND PROCEEDS, FIXTURE FILING
AND FINANCING STATEMENT

FROM

AMERICA WEST POTASH, LLC, AS TRUSTOR
(                                  Organizational I.D. No.                                   )

TO FIRST AMERICAN TITLE INSURANCE COMPANY, AS TRUSTEE

FOR THE BENEFIT OF

THE KARLSSON GROUP, INC., AS LENDER

Dated as of                        , 2012

THIS INSTRUMENT IS TO BE RECORDED IN THE REAL PROPERTY RECORDS OF THE COUNTY RECORDER IN EACH COUNTY WHERE THE LANDS ARE LOCATED AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING AND AS A FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL.

DEED OF TRUST,
ASSIGNMENT OF PRODUCTION AND PROCEEDS,
SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

This Deed of Trust, Assignment of Production and Proceeds, Security Agreement, Fixture Filing and Financing Statement (this “Deed of Trust”) is made this           day of                 , 2012, by American West Potash, LLC, a Delaware limited liability company (“Trustor”), whose address is c/o Prospect Global Resources, Inc., 1621 18th Street, Suite 260, Denver, CO 80202, Attn. Mr. Pat Avery, as Trustor, in favor of First American Title Insurance Company, a California corporation (“Trustee”), whose address is P.O. Box 2922, Phoenix, AZ 85062, as trustee, for the benefit of THE KARLSSON GROUP, INC., an Arizona corporation and its successors and assigns (“Lender”), whose address is 18 Ozone Avenue, Venice, CA 90291 with reference to the following facts and intentions:

RECITALS:

A.            Pursuant to an Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), Lender has extended credit to Prospect Global Resources, Inc. a Delaware corporation (“Borrower”), in the original principal amount of One Hundred Twenty-Five Million Dollars $125,000,000.00) (as the same may be amended, renewed, increased or otherwise modified from time to time, the “Loan”), which Loan is evidenced by that certain Promissory Note (together with all modifications, extensions and renewals, the “Note”) of even date herewith made by Borrower and payable to the order of Lender.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement or Note, as applicable.

B.            Trustor has a unity of economic interest with Borrower and will benefit for the extension of credit from Lender to Borrower, and it is in Trustor’s interest that Lender make the Loan to Borrower.

C.            Trustor has guaranteed the payment of the Note and the performance of all of Borrower’s other obligations under the Purchase Agreement pursuant to the terms of the Guaranty in favor of Lender of even date herewith (the “Guaranty”).

D.            The Purchase Agreement, Note, Guaranty, this Deed of Trust, the Security Agreement, the Collateral Assignments, the separate Environmental Indemnity Agreement of even date herewith by Borrower and Trustor and all other documents executed in connection with the Loan, as the same may be amended, modified or renewed from time to time, are referred to collectively as the “Loan Documents”).

AGREEMENT:

ARTICLE 1

DEFINITIONS; GRANTING CLAUSES; SECURED INDEBTEDNESS

1.1          Secured Indebtedness and Obligations.  This Deed of Trust is made to secure the payment of the Note in accordance with its terms and all other sums which may become due from Borrower to Lender pursuant to the Loan Documents including but not limited to any and all principal, interest, late charges, service charges, liquidated damages, expenses, advances due or incurred by Lender in connection with the Loan and all other obligations, liabilities and indebtedness of Borrower to the Lender (collectively, the “Indebtedness”), and to secure the payment and performance of all the covenants and agreements in the Loan Documents to be performed by Borrower or Trustor (collectively with the Indebtedness, the “Obligations”).

1.2          Granting Clause.  For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Trustor hereby GRANTS, TRANSFERS, BARGAINS, CONVEYS, MORTGAGES and ASSIGNS to Trustee, in trust for the benefit of Lender, with power of sale and right of entry and possession, all of Trustor’s right, title and interest (of whatever kind or character, whether now owned or hereafter acquired by operation of law or otherwise) in the following (collectively, the “Trust Property”):

1.2.1       (a)           The entire fee simple estate in and to lands in Apache County, Arizona that are described in Part I of Exhibit A attached hereto and incorporated herein by reference and all interests therein (but excluding any interest in such lands that is specifically excluded in Exhibit A) (collectively, “Fee Lands”), together with all property, interests and rights of whatever kind of character therein and thereto;

(b)           The entire estate in and to or created by the leases described in Part II of Exhibit A (the “Mineral Leases”) covering or relating to all or any portion of the lands described either in Part II of Exhibit A or in the Mineral Leases (collectively, “Leasehold Lands”); the term Leasehold Lands as used herein includes, without limitation, the lands specifically described in Part II of Exhibit A and the lands described in the Mineral Leases;

(c)           The entire estate in and to or created by the State of Arizona mineral exploration permits described in Part III of Exhibit A (the “Mineral Permits”) covering or relating all or any portion of the lands described either in Part III of Exhibit A or in the Mineral Permits (collectively, “Permitted Lands”); the term “Lands” as used herein means collectively the Fee Lands, the Leasehold Lands and the Permitted Lands, together with any and all other right, title and interest of Trustor of whatever kind or character in, to and under or that covers, affects or otherwise relates to the Leasehold Lands, Permitted Lands, Mineral Leases or Mineral Permits;

(d)           Any and all potash and rock salt naturally occurring within potash deposits and other minerals, whether or not similar to the foregoing minerals, and whether or not found or produced in association therewith, including all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits; whether solid, liquid or gaseous; whether organic or inorganic, metallic or nonmetallic, oil and gas, hydrocarbonaceous or non-hydrocarbonaceous; including, without limitation, methane and geothermal steam, geothermal heat and geothermal resources, and all ores and concentrates bearing the same (but excluding, with respect to particular portions of the Lands, those minerals specifically excluded from such portions as specified on Exhibit A) located in, on, under or produced from the Lands or pursuant to the Mineral Leases (the “Minerals”);

(e)           Any and all agreements, assignments, options, licenses, concessions, profits a prendre, work agreements, joint venture agreements, partnerships (including, without limitation, mining partnerships), exploration agreements, operating agreements, surface use agreements and surface use and damage agreements, subsidence agreements, easements, net profits agreements, royalty agreements, nominee agreements, options, and all other conveyances, transfers, agreements or arrangements (whether mineral or otherwise, whether previously or hereafter made, and whether now or hereafter existing or created) relating to all or any part of the Lands or to any other lands any production from which, or profits or proceeds from such production is attributed to any interest in the Lands or to any interest described in Exhibit A including, without limitation, the agreements described in Part IV of Exhibit A, together with all rentals, royalties and other rights of Trustor thereunder (collectively, the “Related Agreements”);

1.2.2       All right, title and interest of Trustor, including any after-acquired title or reversion, now or at any time hereafter existing, in and to all highways, roads, ways, streets, avenues, alleys and other public, private or state-owned thoroughfares, or rights-of-way located upon or bordering on or adjacent to the Lands or any part thereof;

1.2.3       All oral and written subleases, licenses and other agreements for the use or occupancy of the whole or any part of the Lands or the rights under the Mineral Leases or Mineral Permits, including, but not limited to, all amendments and supplements thereto, and renewals and extensions thereof, at any time made, and all future subleases, licenses and other agreements for the use or occupancy of all or part of the Lands (collectively, the “Subleases”), and all rents, earnings, income, issues, profits, royalties, revenues, insurance proceeds (including but not limited to any policy of insurance covering loss of rents for any cause), whether pursuant to the Subleases or otherwise, and any and all payments in lieu of rent, damages, security deposits, rebates or refunds of impact fees, connection fees, utility costs, taxes, assessments or charges and other monetary benefits now or hereafter derived or accrued from or belonging to the Lands or any part thereof and such other property or right subject to this Deed of Trust (collectively, the “Rents”);

1.2.4       Any and all title instruments, title opinions, land status reports, title abstracts, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including, without limitation, electrical, electromagnetic, gravity, and seismic), geochemical, geotechnical and radiometric data and information, drilling data, test data, mineral samples (including, without limitation, drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including, without limitation, reserve or deposit studies or evaluations), information concerning exploration and development of deposits of Minerals (including information concerning mine operation, shutdown, and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software or documentation), trade secrets, business names, trade marks, service marks and the goodwill of the business relating thereto, patented and unpatented inventions, copyrights, lease records (including rental and royalty payment records), permits and records and information concerning compliance with the permits, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, information, data and reports relating to or associated with all aspects of all or any portion of the Lands and all of Trustor’s rights and interests therein, whether owned, licensed or otherwise, any and all contracts and agreements between or among Trustor and any contractor, architect or engineer in connection with the design, construction or operation of any of the Lands, including, without limitation, any contract or agreement executed by Trustor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer, mechanical engineer or other engineer, together with all plans and specifications prepared by any design architect for the construction of any improvements comprising any part of the Lands, and all geological, geophysical, geochemical and geotechnical data, samples and records and other information or data related to any lands in the Holbrook Basin, Arizona, whether in the form of a writing, photograph, microfilm or electronic media, including, but not limited to, any computer-readable memory and any computer hardware of software necessary to process such memory (the “Records, Samples and Data”);

1.2.5       All money, cash, chattel paper, checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit, supporting obligations, instruments, documents, deposit accounts, deposits and credits from time to time whether or not in the possession of or under the control of the Trustor; all monies or other funds or sums at any time on deposit with Lender pursuant to the terms hereof; income, issues, profits, royalties, revenues, and all other monetary benefits now or hereafter derived or accrued from or belonging to the Lands or any part thereof; all contract rights, general intangibles, actions and rights of action, all renewals, extensions and restatements of, modifications, changes, amendments and supplements to, and substitutions for the estates, property, interests and rights described or referred to above, and all additions and accessions thereto; all of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or appertaining to the estates, property, interests and rights described or referred to above; all of the proceeds and products of the estates, property, interests and rights described or referred to above, and all supporting obligations ancillary to or arising in any way in connection therewith, with respect to all or any part of said estates, property, interests or rights and, to the extent they may constitute proceeds, instruments, accounts, securities, general intangibles, contract rights and inventory (collectively with the Rents, the “Proceeds of Production”).  Trustor agrees not to commingle any of the Proceeds of Production, following the receipt of any such demand from Lender or the occurrence of an Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for Lender until remitted to Lender.

1.2.6       All of Trustor’s right, title and interest (of whatever kind or character, whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, including, but not limited to, all structures, railroad spur tracks and sidings, roadways, plants, works and all materials intended for construction, and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be subject to this Deed of Trust immediately upon the delivery thereof to the Lands, and all fixtures now or hereafter owned by Trustor, and attached to or contained in and used in connection with the Lands, whether or not the same are or shall be attached to any building or buildings in any manner and, without any further act, all extensions, additions, betterments, substitutions and replacements to the foregoing (collectively, the “Improvements”) together with all plans and specifications for the Improvements;

1.2.7       All fixtures, furniture, furnishings, appliances, equipment, machinery, inventory, goods, supplies and other personal property of every kind and description that are used or purchased for the production, treatment, storage, gathering, transportation, handling, processing, manufacturing, sale or marketing of the Minerals in which Trustor now has or at any time hereafter acquires an interest, whether now or at any time hereafter installed or located in, on or about or used in connection with the Improvements, Lands or any part thereof, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, including underground storage tanks, other storage tanks, computers which operate fueling systems; and electrification equipment and power lines, whether owned individually or jointly with others; it being understood that all of the fixtures, furnishings, appliances, equipment, machinery and other personal property hereinabove described shall be subject to the lien of this Deed of Trust as if covered and conveyed hereby by specific and apt descriptions;

1.2.8       All insurance policies of any kind maintained in effect by Trustor (including title, liability and casualty insurance, etc.), now existing or hereafter acquired, including but not limited to, any proceeds payable to Trustor pursuant to such policies, and all rights to deposits’ and unearned insurance premiums; and all awards and other compensation, whether heretofore, now or hereafter made, to the Trustor, its respective successors and assigns, for any taking by eminent domain, either permanent or temporary, of all or any part of the Lands or any part thereof and all the properties and rights described above including any awards for any changes of grade of streets, which said proceeds, awards and compensation are hereby assigned to Lender; and

1.2.9       All other rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or appertaining to the estates, property, interests and rights described or referred to above; all renewals, extensions and restatements of, modifications, changes, amendments and supplements to, and substitutions for the estates, property, interests and rights described or referred to above, and all additions and accessions thereto; and all of the proceeds and products of the estates, property, interests and rights described or referred to above, and all supporting obligations ancillary to or arising in any way in connection therewith, with respect to all or any part of said estates, property, interests or rights and, to the extent they may constitute proceeds, instruments, accounts, securities, general intangibles, contract rights and inventory.

It is understood that all of the forgoing are intended to be one unit and are hereby understood, agreed and declared to form a part and parcel of the Trust Property and to be appropriated to the use of the Trust Property, and shall for the purpose of this Deed of Trust, so far as permitted by law, be deemed to be Lands and covered by the lien of this Deed of Trust, and as to the balance of the properties and rights as aforesaid, this Deed of Trust is also deemed to be a Security Agreement for the purpose of creating a security interest in said properties and rights, which security interest Trustor hereby grants Lender as security for the payment and performance of the Obligations.

1.3          Future Advances.  This Deed of Trust also secures all future advances made by Lender to Borrower whether or not the advances are made pursuant to a commitment and all future amounts Lender in its discretion may loan to Trustor, together with all interest thereon.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1          Representations and Warranties.  Trustor warrants and represents to Lender as follows:

2.1.1       Title and Authority.

(a)           Exhibit A describes, as of the date hereof, all of the land, mineral estates, surface estates and real property leasehold estates in which Trustor owns an interest.  Trustor is the lawful owner of good and marketable title to the Trust Property.  Trustor has the full right, power, and authority, acting alone, to execute and deliver this Deed of Trust to Lender.  Part V of Exhibit A describes all easements, rights-of-way, royalty interests and miscellaneous real property interests owned by Trustor related to the Trust Property.  The Trust Property is free and clear of all liens and encumbrances other than Permitted Liens (defined below).  Subject to the exception in the preceding sentence, Trustor warrants and will forever defend the title to the Trust Property against the lawful claims of all persons.

Trustor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice.  Trustor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

(b)           To Trustor’s knowledge, each of the Mineral Leases (i) is a valid, subsisting lease and is in full force and effect, (ii) is superior and paramount to all other leases, if any, of the mineral estate in the Lands covered thereby, (iii) has been maintained in force by continuous production or otherwise, and (iv) is prior to any deed of trust, mortgage or other lien or encumbrance upon the fee interest in such Lands; (v) is assignable without the prior written consent of the lessor or any other third party, (vi) no material default has occurred under any such Mineral Lease, nor is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a material default under the terms of such Mineral Lease, and (vii) except for Permitted Liens, the Mineral Leases allow Trustor to explore for, mine, remove and sell all Minerals in and under the Lands described in the Mineral Leases; and Debtor owns all of the interest of the lessee under each Mineral Lease. Each Mineral Lease or a certified copy or memorandum thereof has been recorded in the real property records of the county or counties in which the Lands covered thereby are located.

(c)           To Trustor’s knowledge, (i) each of the Mineral Permits is in full force and effect, and (ii) no material default has occurred under any such Mineral Permits, nor is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a material default under the terms of such Mineral Permit.

(d)           To Trustor’s knowledge, (i) each Related Agreement described in Part IV of Exhibit A is in full force and effect and no material default thereunder has occurred and is continuing, (ii) each Related Agreement is assignable without the prior written consent of the other party thereto or any other third party, and (iii) there are no operating agreements, equipment leases, production sales, purchase, exchange or processing agreements, transportation or gathering agreements, farmout or farmin agreements, disposal agreements, area of mutual interest agreements and other contracts and agreements that cover, affect or otherwise relate to the Lands or the Mineral Leases that have not been disclosed to Lender.

(e)           To Trustor’s knowledge, except for the royalty obligations described in Exhibit A, no royalties, overriding royalties or payments out of production exist as a burden on the Lands.

(f)            To Trustor’s knowledge, except for Permitted Liens, Trustee and Lender, as the case may be, will obtain, as security for the Obligations a legally valid and binding first perfected lien on, and security interest in, the Trust Property.

“Permitted Liens” means: (i) Liens (as defined in the Pledge Agreement) existing as of the date of the Purchase Agreement, including, without limitation, the items set forth on Schedule 1 hereto, and any purported to be created by the Potash Sharing Agreement (defined below); (ii) Liens imposed by law for taxes that are not yet due; (iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business; (iv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business; (v) Liens in favor of vendors of goods on the goods purchased arising as a matter of law securing the payment of the purchase price therefor; (vi) equipment financing Liens of an operating and not a capital nature on the property financed; and (vii) UCC-1 information filings for purported Liens created by operating leases on the property leased.

2.1.2       Operations.  The Trust Property has been maintained, operated and developed in a good and workmanlike manner and in conformity in all material respects with all applicable laws, rules, regulations and orders of all federal, state, tribal and local governmental bodies, authorities and agencies and in conformity in all material respects with all leases, Subleases or other contracts and agreements comprising a part of the Trust Property.  Trustor has all permits necessary to maintain operate and develop the Lands, Mineral Leases and Mineral Permits as presently maintained and operated.

2.1.3       Sale of Production.

(a)           To Trustor’s knowledge, none of the Trust Property is subject to any contractual or other arrangement (i) whereby payment for production of the Minerals is or can be deferred for a substantial period after the month in which such production is delivered or (ii) whereby payments are made to Trustor other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money.

(b)           To Trustor’s knowledge, except as otherwise specifically disclosed to Lender in writing, (i) none of the Trust Property is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be cancelled on 120 days’ (or less) notice, and (ii) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on the commercially reasonable terms with third parties not affiliated with Trustor.

2.1.4       Condition of Personal Property.  To Trustor’s knowledge, the inventory, equipment, fixtures and other tangible personal property and fixtures forming a part of the Trust Property are in good repair and condition and are adequate for the normal operation of the Trust Property in accordance with prudent industry standards, and the Trust Property includes all equipment necessary or advisable for the proper and efficient operation of the Lands, the Mineral Leases and production of the Minerals.

2.1.5       Consents and Preferential Rights to Purchase.  There are no preferential rights to purchase all or any portion of the Trust Property and there are no rights of third parties to consent to the transfer of all or any portion of the Trust Property.

2.1.6       Federal, State and Tribal Interests Leases.  Trustor is duly qualified to own, hold and operate leases, easements, rights-of-way, mineral agreements and other agreements covering, affecting or otherwise relating to federal, state and tribal lands (including, without limitation, those issued by the Arizona State Land Department, Bureau of Land Management, Bureau of Indian Affairs or allottees of tribal lands).

2.1.7       Structure and Organizational Identification Number.  Trustor’s exact legal name, identity, company structure and state of organization are correctly reflected in the preamble to this Deed of Trust; Trustor’s organizational identification number is correctly set forth on the first page of this Deed of Trust, and Trustor is organized only in the State of Delaware.

2.1.8       Sophisticated Trustor.  The proceeds of the Obligations secured by this Deed of Trust will not be used for personal, family, or household purposes.  Trustor by reason of its own business and financial experience or that of its professional advisers, has the capacity to protect its own interests in connection with the Obligations secured by this Deed of Trust.

For the purposes of this Section 2.1, the words to “Trustor’s knowledge” or words of similar import shall mean the current actual knowledge of Pat Avery, Wayne Rich and Jonathan Bloomfield, and with a reasonable duty of investigation.

2.2                               Covenants.  Trustor covenants and agrees as follows:

2.2.1                     Payment and Performance.  Except as otherwise provided in this Deed of Trust, Trustor shall pay to Lender all amounts secured by this Deed of Trust as they become due and shall strictly perform all of Trustor’s obligations under the Note, this Deed of Trust, and all other Loan Documents.

2.2.2                     Payment of Taxes.  Trustor shall cause to be paid when due (and in all events prior to delinquency) all Lands taxes and assessments, payroll taxes, sales and use taxes, personal property taxes, special taxes, assessments, water charges and sewer service charges levied against or on account of the Trust Property or this Deed of Trust (collectively, “Taxes”), and shall pay when due all claims for work done on or for services rendered or material furnished to the Trust Property.  Trustor shall maintain the Trust Property free of any liens having priority over or equal to the interest of Lender under this Deed of Trust, except for any liens specifically agreed to in writing by Lender.  Trustor shall upon demand furnish to Lender satisfactory evidence of payment of the Taxes and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the Taxes against the Trust Property.  Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Taxes by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Trustor’s covenant to pay any such Taxes at the time and in the manner provided in this section, unless Trustor has given prior written notice to Lender of Trustor’s intent to so contest or object to any Taxes, and unless, in Lender’s reasonable discretion, (i) Trustor shall demonstrate to Lender’s satisfaction that the proceedings to be initiated by Trustor shall conclusively operate to prevent the sale of the Trust Property or any part thereof or interest therein to satisfy such Taxes prior to final determination of such proceedings, (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Lender, or (iii) Trustor shall demonstrate to Lender’s satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

2.2.3                     Effect of New Taxation or Changes in Law Regarding Taxation.  If, by the laws of the United States of America, or of any state, tribal or other governmental authority having jurisdiction over Trustor or the Trust Property, any tax, assessment or governmental charge of any character whatever is due or becomes due on account of this Deed of Trust or the Indebtedness secured hereby, except for income or franchise taxes of Lender, Trustor covenants and agrees to pay any such tax, assessment or governmental charge of any character whatever in the manner required by any such law when the same shall become due.  Trustor further covenants to hold harmless and agrees to indemnify the Lender, its successors or assigns, for, from and against any liability incurred by reason of the imposition of any such tax, assessment or government charge on account of this Deed of Trust or the Indebtedness secured hereby.  If any tax to which this Section 2.2.3 applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Trustor either pays or causes the tax to be paid before it becomes delinquent or contests the tax as provided below in Section 2.8 and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender; provided, however, that if in the opinion of counsel for the Lender: (a) it might be unlawful to require Trustor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Lender may elect, by notice in writing given to the Trustor, to declare all of the Indebtedness secured hereby to be and become due and payable thirty (30) days from the giving of such notice.

2.3                               Maintenance of Trust Property.  Trustor will not do or permit to be done to, in, upon or about any portion of the Trust Property, anything that may in any manner impair the value thereof, or weaken, diminish or impair the security of this Deed of Trust.  In furtherance of the foregoing, Trustor’s possession and use of the Trust Property shall be governed by the following:

2.3.1                     Without the prior written consent of Lender, Trustor shall not (i) amend, modify or otherwise revise any Mineral Lease or Mineral Permit or any other license or other agreement pertaining to the use or occupancy of the Lands; (ii) release, surrender, abandon or forfeit the Trust Property or any part thereof; (iii) sell, convey, assign, lease, sublease, alienate, mortgage or grant security interests in or otherwise dispose of or encumber the Trust Property or any part thereof, except for the liens and security interests created by this Deed of Trust and liens for taxes, assessments and governmental charges not delinquent; or (iv) consent to, permit or authorize any such act by another party with respect to the Lands, the Trust Property or any part thereof.

2.3.2                     Trustor shall promptly pay, when due and payable, all rentals, royalties and all other sums and charges payable with respect to the Trust Property and all expenses incurred in or arising from the operation of the Trust Property.

2.3.3                     Trustor shall maintain in full force and effect the Mineral Leases and Mineral Permits and make payments required by and perform and comply with all material terms, provisions, covenants, conditions and agreements imposed upon or assumed by Trustor under any of the Mineral Leases or Mineral Permits, including amendments and supplements thereto.

2.3.4                     Trustor shall promptly notify Lender in writing of the receipt by Trustor of any notice from Lessor under either the Mineral Leases or the Mineral Permits claiming any default by Trustor in the performance or observance of any of the terms, covenants or conditions on the part of Trustor to be performed or observed, and promptly cause a copy of each such notice received by Trustor to be delivered to Lender.

2.3.5                     Trustor shall furnish to Lender, 30 days prior to the due date, proof of payment of all renewal fees and proof of amount expended for exploration work under the Mineral Permits.

2.3.6                     Trustor shall execute and deliver, upon request of Lender, such instruments as Lender may deem useful or required to permit Lender to cure any default under each of the Mineral Leases and the Mineral Permits or permit Lender to take such other action as Lender considers desirable to cure any such default and preserve the interest of Lender in the Trust Property.

2.3.7                     Trustor shall, at Trustor’s own expense, (i) keep in full force and effect all licenses, permits, rights-of-way, easements and privileges necessary or appropriate for the proper use and operation of the Trust Property, by the proper payment of all rentals, royalties and other sums due thereunder and the proper performance of all obligations and other acts required thereunder; (ii) cause the Trust Property to be properly maintained, developed and continuously operated for the production of Minerals and protected against erosion or damage in a good and workmanlike manner as a prudent operator would in accordance with good field practice and applicable federal, state, tribal and local laws, rules, regulations and orders; (iii) pay or cause to be paid when due all expenses incurred in connection with such maintenance, development, operation and protection of the Trust Property; (iv) keep all goods, including equipment, inventory and fixtures included in the Trust Property in good and effective repair, working order and operating condition and make all repairs, renewals, replacements, substitutions, additions and improvements thereto and thereof as are necessary and proper; (v) permit Lender, and its respective agents, employees, contractors, designees and consultants, to enter upon the Trust Property during normal business hours and with reasonable advance notice for the purpose of investigating and inspecting the condition and operation of the Trust Property, and do all things necessary or proper to enable Lender to exercise this right whenever Lender so desires; and (vi) do all other things necessary to keep unimpaired Lender’s interests in the Trust Property.

2.4                               Nuisance, Waste.  Trustor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Trust Property or any portion of the Trust Property.  Without limiting the generality of the foregoing, Trustor will not remove, or grant to any other party the right to remove, any timber, Minerals, oil, gas, coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent.

2.5                               Removal of Improvements.  Trustor shall not demolish or remove any Improvements from the Lands without Lender’s prior written consent.  As a condition to the removal of any Improvements, Lender may require Trustor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

2.6                               Restoration.  Trustor shall promptly repair, restore or rebuild any Improvements now or hereafter on the Lands which may become damaged or be destroyed by any cause whatsoever (excluding minor inconsequential damage costing less than Fifty Thousand Dollars ($50,000.00) to repair which does not materially impair the value or utility of the Improvements), so that upon completion of the repair, restoration and rebuilding of said Improvements there will not be any liens of any nature arising out of said repair, restoration and rebuilding, and the Trust Property will have a commercial value at least as great as the commercial value of the Trust Property prior to such damage or destruction.

2.7                               Lender’s Right to Enter.  Trustor shall permit Lender to enter the Lands and Improvements at any time upon reasonable advance notice (except in the event of an emergency in which case no notice shall be required), during normal business hours (except in the event of an emergency in which case Lender may enter at any time), and in a manner that does not unreasonably interrupt Trustor’s use and enjoyment of the same for the purpose of inspecting Trustor’s compliance with the terms and provisions of this Deed of Trust.

2.8                               Compliance with Governmental Requirements.  Trustor warrants that the Trust Property and Trustor’s use of the Trust Property comply with all applicable laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities, including without limitation, building and zoning ordinances, and Environmental Laws (collectively, “Legal

Requirements”).  Trustor shall promptly comply with all Legal Requirements applicable to the Trust Property or Trustor.  Trustor may contest in good faith any Legal Requirement and withhold compliance during any proceeding, including appropriate appeals, so long as Trustor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interest in the Trust Property are not jeopardized.  Lender may require Trustor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

2.9                               No Encumbrances.  Trustor shall not directly or indirectly, without Lender’s prior written consent, create, incur, permit to exist or assume any mortgage, deed of trust, pledge or other lien or claim for lien or encumbrance upon the Trust Property or any part thereto other than the Permitted Liens.  In the event of the creation, incurrence or existence of any such lien, claim for lien or encumbrance, Trustor shall cause the same to be satisfied or removed, or shall bond over the same to Lender’s satisfaction within ninety (90) days of the creation, incurrence or attachment thereof to the Trust Property.

2.10                        Loss or Damage.  Trustor shall promptly notify Lender in writing of: (a) any loss or damage to any part of the Trust Property that exceeds Fifty Thousand Dollars ($50,000.00) in any single instance; (b) any material change, whether contemplated, pending or final, in the assessment of any part of Trust Property by taxing authorities or in the zoning classification; (c) the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting any part of the Trust Property, including those proceedings relating to severance and consequential damage and change in grade of streets, copies of any and all papers served in connection with any such proceedings to be delivered to Lender upon such service; and (d) any other action, whether contemplated (when known to Trustor), pending or final, by any public authority or otherwise, that could affect the value of any part of the Trust Property.

2.11                        Changes.  Trustor shall not suffer or permit any change in the general nature of the occupancy of the Trust Property, without the prior written consent of Lender.

2.12                        Entry by Lender; Adverse Possession.  Trustor shall permit Lender to enter the Trust Property at any time upon reasonable advance notice (except in the event of an emergency in which case no notice shall be required), during normal business hours (except in the event of an emergency in which case Lender may enter at any time), and in a manner that does not unreasonably interrupt Trustor’s use and enjoyment of the Trust Property for the purpose of inspecting Trustor’s compliance with the terms and provisions of this Deed of Trust.  Trustor shall not make or permit any use of the Trust Property that could with the passage of time result in the creation of any right of user, or any claim of adverse possession or easement on, to or against any part of the Trust Property in favor of any person or the public.

2.13                        Subleases.  Trustor shall not enter into any sublease, license, or assignment of its rights under the Mineral Leases or Mineral Permits (or any binding letter of intent or binding term sheet with respect thereto) without obtaining the prior written consent of Lender, including, but not limited to, Lender’s approval of the proposed tenant, the proposed guarantor, if any, rental rate, term, the form of the proposed agreement, and the financial statements of the proposed tenant and the proposed guarantor, if required by Lender.

2.14                        Environmental Matters.  Trustor shall pay and perform all of its obligations arising under the Environmental Indemnity Agreement.

2.15                        Insurance.  Trustor shall procure and maintain policies of the insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all structures and fixtures erected or installed upon the Property and all equipment operated or located upon the Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard Mortgagee clause in favor of Lender, and a standard Lender Loss Payee clause in favor of Lender.  Trustor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request, but in any event in an amount of at least Two Million Dollars ($2,000,000.00) per occurrence, with Lender being named as additional insured in such liability insurance policies.  Additionally, Trustor shall maintain such other insurance, including but not limited to hazard and business interruption insurance as Lender may require.  Policies shall be written by such insurance companies and in such form as may be reasonably acceptable to Lender.  Trustor shall deliver to Lender certificates of coverage from each insurer that provide that coverage will not be cancelled or diminished without a minimum of thirty (30) days’ prior written notice to Lender, that there will be no cancellation due to non-payment of premiums without a minimum of ten (10) days’ prior written notice to Lender, and not containing any disclaimer of the insurer’s liability for failure to give such notice.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Trustor or any other person.  Upon request of Lender (however, not more than once a year) Trustor shall furnish to Lender a report on each existing policy of insurance showing:  (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy.  Trustor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Trust Property.

Unless Trustor provides Lender with evidence of the insurance coverage required hereunder at least thirty (30) days before the expiration of any existing policy or policies, with evidence of premium paid, Lender may purchase insurance at Trustor’s expense to protect Lender’s interests in the Trust Property.  The insurance may, but need not, protect Trustor’s interests. The coverage that Lender purchases may not pay any claim that Trustor makes or any claim that is made against Trustor in connection with the collateral. Trustor may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Trustor has obtained insurance as required by their agreement. If Lender purchases insurance, Trustor shall be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Trustor’s total outstanding balance or obligation. The costs of the insurance purchased by Lender may be more than the cost of the insurance Trustor may be able to obtain.

2.16                        Application of Proceeds of Insurance.  Trustor shall promptly notify Lender of any loss or damage to the Trust Property.  Lender may make proof of loss if Trustor fails to do so within fifteen (15) days of the casualty.  Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Trust Property, or the restoration and repair of the Trust Property.  If Lender elects to apply the proceeds to restoration and repair, Trustor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender.  Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Trustor from the proceeds for the reasonable cost of repair or restoration if Trustor is not in default under this Deed of Trust.  Any proceeds which have not been disbursed within one hundred eighty (180) days after their receipt and which Lender has not committed to the repair or restoration of the Trust Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness.  If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Trustor as Trustor’s interests may appear.

2.17                        Condemnation.  If any proceeding in condemnation is commenced, Trustor shall promptly notify Lender in writing, and Trustor shall promptly take such steps as may be necessary to defend the action and obtain the award.  Trustor may be nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice.  Trustor will deliver or cause to be delivered to Lender such instruments and documentation as may be required by Lender from time to time to permit such participation.  If all or any part of the Trust Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, or if all or any part of the Trust Property is sold in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award or sale be applied to the Indebtedness or the repair or restoration of the Trust Property.  If Lender requires that all or any portion of the net proceeds of the award or sale be applied to the repair or restoration of the Trust Property, and if the net proceeds of the award or sale are insufficient to cover the cost of rebuilding or restoration, Trustor shall pay such cost in excess of the net proceeds of the award before being entitled to any reimbursement out of such net proceeds.  Any surplus which may remain out of such net proceeds after payment of such cost of rebuilding or restoration shall, at the option of Lender, be applied on account of the Indebtedness or be paid to any other party entitled thereto.  In any event, so long as any portion of the Indebtedness remains unpaid, Trustor shall commence rebuilding or restoration of any remaining portion of the Trust Property promptly after the taking and shall diligently pursue the same to completion.  The net proceeds of the award or sale shall mean the award or sale after payment of all reasonable costs, expenses, and attorneys’ fees incurred by Lender in connection with the applicable condemnation or sale in lieu of condemnation.

2.18                        Imposition of Fees and Charges by Governmental Authorities.  Upon request by Lender, Trustor shall execute such documents in addition to this Deed of Trust and take such other actions as requested by Lender to perfect and continue Lender’s Deed of Trust interest in the Real Property and lien on any other Trust Property.  Trustor shall reimburse Lender for all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

2.19                        Hold Harmless.  Trustor shall indemnify and hold Lender harmless for, from and against all loss, liability, damages, costs and expenses, including reasonable attorney’s fees, incurred by reason of any action, suit, proceeding, hearing, motion or application before any Court or administrative body in and to which Lender may be or become a party by reason hereof, including but not limited to condemnation, bankruptcy, probate and administrative proceedings, as well as any other of the foregoing wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of and the lien created by this Deed of Trust, unless caused by the malicious act or omission or gross negligence of Lender, and all money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the rate set forth in the Note shall be so much additional Indebtedness secured hereby and shall be immediately and without notice due and payable to Lender.

2.20                        Lender’s Performance and Expenditures.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Trust Property or if Trustor fails to comply with any provision of this Deed of Trust or any Loan Documents, including but not limited to Trustor’s failure to discharge or pay when due any amounts Trustor is required to discharge or pay under this Deed of Trust or any Loan Documents, Lender on Trustor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Trust Property and paying all costs for insuring, maintaining and preserving the Trust Property.  Lender shall give Trustor at least ten (10) days’ prior written notice of its intent to do so;  provided, however, that if failure to pay such obligation within ten (10) days shall result in an impairment of any of the Trust Property or the Lender’s secured interest and lien therein, no such notice shall be required. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Trustor.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will: (a) be payable on demand; (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either: (i) the term of any applicable insurance policy; or (ii) the remaining term of the Note; or (c) be treated as a balloon payment which will be due and payable upon the maturity of the Note.  This Deed of Trust also secures payments of such amounts.  Such rights shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

2.21                        Lender’s Reliance in Making Payments.  Lender, in making any payment herein and as hereby authorized: (a) relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the validity or accuracy thereof; and (b) relating to any prior lien or title or claim thereof, may do so without inquiry as to the validity or amount of any such prior lien or title or claim which may be asserted; and (c) may do so whenever, in its sole judgment, such payment or payments shall seem necessary or desirable to protect the security created by this Deed of Trust; provided, however, that in connection with any such payment as aforesaid, Lender, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the expense of which shall be repayable by the Trustor upon demand and shall be secured hereby.

2.22                        Acknowledgment by Trustor.  Trustor, within fifteen (15) days after Lender’s request, shall furnish a written statement, duly acknowledged, of the amount due upon this Deed of Trust and whether any alleged offsets or defenses exist against the Indebtedness secured by this Deed of Trust.

2.23                        Books and Records To Be Kept by Trustor.  Trustor will keep accurate books and records in accordance with generally accepted accounting principles consistently applied in which full, true and correct entries shall be promptly made as to all operations on or relative to the Trust Property, and will permit all such books or records to be inspected by Lender and/or its duly authorized representatives at all times during reasonable business hours and if, and as often as, reasonably requested by Lender, Trustor will make reports of operations in such form as Lender prescribes, setting out full data as to the Rents and any other revenues of the Trust Property.

2.23.1              Recording and Filing.

(a)                                 Trustor shall (i) promptly and at Trustor’s own expense, record or file (or cooperate with Lender in its recording or filing) in such offices, at such times and as often as may be necessary, this Deed of Trust and every other instrument in addition or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the first priority of the liens and security interests intended to be created hereby and the rights and remedies of Lender hereunder, (ii) promptly furnish to Lender evidence satisfactory to Lender of all such recordings and filings; and (iii) otherwise do all things necessary or expedient to be done effectively to create, perfect, maintain and preserve the liens and security interests intended to be created hereby as first liens.

(b)                                 Trustor hereby authorizes Lender, at any time and from time to time, to file any initial financing statements, amendments thereto and continuation statements with or without signature of Trustor as authorized by applicable law, as applicable to the Trust Property.  Trustor hereby authorizes Lender to file financing statements with the applicable financing office describing the collateral therein as “All assets of Trustor.” For purposes of such filings, Trustor agrees to furnish any information requested by Lender promptly upon request by Lender.  Trustor also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Deed of Trust.  Trustor hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Trustor or in Trustor’s own name to execute in Trustor’s name any such documents and to otherwise carry out the purposes of this Subsection, to the extent that Trustor’s authorization above is not sufficient.  To the extent permitted by law, Trustor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof.

2.24                        Notification of Breach.  Trustor shall promptly notify Lender in writing, not later than five (5) Business Days after any manager of Trustor has knowledge thereof (i) if any representation or warranty of Trustor contained in this Deed of Trust is discovered to be or becomes untrue, or (ii) Trustor fails to perform or comply with any covenant or agreement contained in this Deed of Trust or it is reasonably anticipated that Trustor will be unable to perform or comply with any covenant or agreement contained in this Deed of Trust.  Trustor shall cause all the representations and warranties of Trustor contained in this Deed of Trust to be true and correct in all material respects from time to time and all times.

2.25                        Defense of Title.  If the title or interest of Trustor or Lender to the Trust Property or any part thereof, or the lien or encumbrance created by this Deed of Trust, or the rights or powers of Lender hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced against Trustor or the Trust Property, Trustor shall promptly give written notice thereof to Lender and at Trustor’s own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys acceptable to Lender.  Lender may take such independent action in connection therewith as it may in its discretion deem advisable, and all costs and expenses, including without limitation, reasonable attorneys’ fees and legal expenses, incurred by or on behalf of Lender in connection therewith shall be a demand obligation owing by Trustor to Lender and shall bear interest at the Default Rate from the date incurred until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Deed of Trust.

2.26                        Change in Structure.  Trustor shall not cause or permit any change to be made in its name, address, organizational identity number, or state of organization, unless Trustor shall have notified Lender of such change at least thirty days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of further perfecting or protecting the security interest in favor of Lender in the Trust Property.  In any notice furnished pursuant to this Subsection, Trustor shall expressly state that the notice is required by this Deed of Trust and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Lender’s security interest in the Trust Property.

2.27                        Further Assurances.  Trustor shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Lender such other and further instruments and do such other acts as in the reasonable opinion of Lender may be necessary or desirable to effect the intent of this Deed of Trust, promptly upon request of Lender and at Trustor’s expense.

ARTICLE 3

ASSIGNMENT OF PRODUCTION AND PROCEEDS OF PRODUCTION

3.1                               Assignment.  Pursuant to Section 1.2, the Granting Clause, of this Deed of Trust, Lender is absolutely assigned and entitled to receive all of the severed and extracted Minerals produced from or allocated or attributed to all of the Trust Property (the “Production”), together with all of the Proceeds of Production.  Trustor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest or an assignment as additional security.  Trustor shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, transfer orders or letters-in-lieu thereof directing all purchasers of all or any part of the Production to make payments directly to Lender and all parties to any Subleases to pay all Rents to Lender.  All parties purchasing, receiving or having in their possession any of the Production or Proceeds of Production are hereby authorized and directed by Trustor to treat and regard Lender as the party entitled in Trustor’s place and stead to receive the Production and all Proceeds of Production; and said parties shall be fully protected in so treating and regarding Lender and shall be under no obligation to see to the application by Lender of any amounts received by it.  Except when there is any uncured Event of Default (defined below) Trustor may deal with the Production in the ordinary course of business and Lender grants Trustor a revocable license to receive all Proceeds of Production until such time as Lender shall have made written demand therefor.  Such election by Lender shall not in any way waive the right of Lender to demand and receive the Production and all Proceeds of Production and shall not in any way diminish the absolute and unconditional right of Lender to receive the Production and all Proceeds of Production and other cash proceeds, if any, not theretofore expended by or distributed to Trustor.  Any Production in the custody of Trustor shall constitute trust property for the benefit of Lender and all Proceeds of Production received by Trustor shall, when received, constitute trust funds in Trustor’s hands and shall be held by Trustor for the benefit of Lender.  Trustor hereby agrees that upon the occurrence of any Event of Default or which upon the giving (or receiving) of notice or lapse of time, or both, would constitute such an Event of Default, all cash, proceeds, instruments and other property, of whatever kind or character, received by Trustor on account of the Trust Property, whether received by Trustor in the exercise of its collection rights hereunder or otherwise, shall, in accordance with instructions then given by Lender, be remitted to Lender or deposited to an account designated by Lender, in the form received (properly assigned or endorsed to the order of Lender or for collection and in accordance with Lender’s instructions) not later than the first banking business day following the day of receipt, to be applied as provided in Section 3.2 hereof and, until so applied, may be held by Lender in a separate account on which Trustor may not draw.  Trustor agrees not to commingle any such property, following the receipt of any such demand from Lender or the occurrence of an Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for Lender until remitted to Lender.

3.2                               Application of Proceeds.  Lender shall apply all of the proceeds received pursuant to Section 3.1 hereof as provided in the Loan Documents, unless otherwise agreed to by Lender and Trustor.

3.3                               No Liability in Lender.  Lender is hereby absolved from all liability for failure to enforce collection of any Proceeds of Production and from all other responsibility in connection therewith, except the responsibility to account to Trustor for proceeds actually received.

3.4                               Indemnity.  Trustor shall indemnify Lender against all claims, actions, liabilities, judgments, costs, reasonable attorneys’ fees or other charges of every kind or nature (“Claims”) made against or incurred by Lender as a consequence of the assertion, either before or after the payment in full of the Obligations, that Lender received Production or Proceeds of Production pursuant to this Article 3 which were claimed by third persons.  Lender shall have the right to employ attorneys and to defend against any Claims, and unless furnished with reasonable indemnity, Lender shall have the right to pay or compromise and adjust all Claims.  Trustor shall indemnify and pay to Lender all such amounts as may be paid with respect thereto or as may be successfully adjudicated against Lender, and such amounts shall be a demand obligation owing by Trustor to Lender and shall bear interest at the Default Rate from the date incurred until paid, and shall constitute a part of the Obligations and be Indebtedness secured and evidenced by this Deed of Trust.  The liabilities of Trustor as set forth in this Section 3.5 shall survive the payment or satisfaction of the Obligations and the release, reconveyance, foreclosure or other termination of this Deed of Trust.

3.5                               Rights of Lender.  Subject to the provisions of the Loan Documents, Lender shall have the immediate and continuing right to demand, collect, receive and receipt for all Proceeds of Production and other payments assigned hereunder, and Lender is hereby appointed agent and attorney-in-fact of Trustor for the purpose of executing any release, receipt, division order, transfer order, relinquishment or other instrument that Lender deems necessary in order for Lender to collect and receive such payments.  In addition, Trustor agrees that, upon the request of Lender, it will promptly execute and deliver to Lender such transfer orders, payment orders, division orders and other instruments as Lender may deem necessary, convenient or appropriate in connection with the payment and delivery directly to Lender of all Proceeds of Production and other payments assigned hereunder.  Trustor hereby authorizes and directs that, upon the request of Lender, all purchasers, transporters and other parties now or hereafter purchasing any of the Minerals or any other interest of Trustor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Lands or to any of the estates, property, rights or other interests included in the Trust Property, or any part thereof, or now or hereafter having in their possession or control any production from or allocated to the Trust Property or any other interest of Trustor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Trust Property, or any part thereof, or the proceeds therefrom, or now or hereafter otherwise owing monies to Trustor under contracts and agreements herein assigned, shall, until Lender directs otherwise, pay and deliver such proceeds, production or amounts directly to Lender at Lender’s address set forth in the introduction to this Deed of Trust, or in such other manner as Lender may direct such parties in writing, and this authorization shall continue until the assignment of Production and Proceeds of Production and other payments contained herein is released and reassigned.  Trustor agrees that all division orders, transfer orders, receipts and other instruments that Lender may from time to time execute and deliver for the purpose of collecting and receipting for such Proceeds of Production or other payments may be relied upon in all respects, and that the same shall be binding upon Trustor and its successors and assigns.  No payor making payments to Lender at its request under the assignment of Proceeds of Production and other payments contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering Proceeds of Production or other amounts to Lender under such assignments shall be released thereby from any and all liability to Trustor to the full extent and amount of all payments, Proceeds of Production and other payments so delivered.  Trustor agrees to indemnify and hold harmless any and all parties making payments to Lender, at the request of the Lender under the assignment of Production and Proceeds of Production contained herein, against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees and legal expenses resulting from the delivery of such payments to Lender.  Should Lender bring suit against any third party for collection of any amounts or sums included within the assignment of Production and Proceeds of Production contained herein (and Lender shall have the right to bring any such suit), it may sue either in its own name or in the name of Trustor, or both.

3.6                               Designation of New Purchaser(s).  Should any purchaser taking any Production from the Trust Property or any other interest of Trustor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Trust Property, or any part thereof, fail to make any payment promptly to Lender, in accordance with this assignment, then Lender, to the fullest extent permissible under applicable law, shall have the right to designate another purchaser with whom a new transaction may be made, without any liability on the part of Lender in making such designation; and failure of Trustor to consent to and promptly effect such change of purchaser shall constitute an Event of Default under Article 5 below.

3.7                               No Delegation or Assumption.  Nothing in this Deed of Trust shall be deemed or construed to create a delegation to or assumption by Lender, of the duties and obligations of Trustor under any agreement or contract relating to the Trust Property or any portion thereof, and all of the parties to any such contract shall continue to look to Trustor for performance of all covenants and other obligations and the satisfaction of all representations, warranties, covenants, indemnities and other agreements of Trustor thereunder, notwithstanding the assignment of production and proceeds contained herein or the exercise by Lender, prior to foreclosure, of any of its rights hereunder or under applicable law.

3.8                               Cumulative.  This assignment of Production and Proceeds of Production shall not be construed to limit in any way the other rights and remedies of Lender hereunder, including without limitation, its right to accelerate the indebtedness evidenced by the Obligations upon an Event of Default and the other rights and remedies herein conferred, conferred in the other documents and instruments evidencing, securing or relating to the Obligations, or conferred by operation of law.

ARTICLE 4

CHANGE IN OWNERSHIP OR OTHER TRANSFERS

Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale, assignment or transfer, without Lender’s prior written consent (which may be withheld or conditioned in Lender’s sole and absolute discretion), of all or any part of the Lands or any interest in the Lands.  A “sale, assignment or transfer” means the conveyance of the Lands or any right, title or interest in the Lands; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Lands, or by any other method of conveyance of an interest in the Lands.

ARTICLE 5

DEFAULT

5.1                               Events of Default.  The occurrence of any one of the following shall be an event of default under this Deed of Trust (“Event of Default”):

5.1.1                     Default Under Note or Other Loan Documents.  An Event of Default occurs under the Note or any of the other Loan Documents (subject to any applicable notice, grace or cure period provided for therein);

5.1.2                     Mineral Leases.  The applicable Lessor declares a breach or default by Trustor as lessee under the Mineral Leases;

5.1.3                     Mineral Permits.  Any Mineral Permit has been terminated or revoked;

5.1.4                     Nonperformance of Covenants.  Any covenant, agreement or condition of this Deed of Trust (other than covenants otherwise addressed in another clause of this Section 5.1) is not fully and timely performed, observed or kept, and such failure is not cured within thirty (30) calendar days after notice (unless a shorter cure period or no cure period is specified);

5.1.5                     Transfer of the Trust Property.  Any sale, assignment or transfer occurs with respect to all or any part of the Trust Property or Lessee’s Interest, except as allowed in Article 4; and

5.1.6                     Other Events.  Any other Default or Event of Default occurs under any other agreement for which this Deed of Trust serves as security;

and an Event of Default under this Deed of Trust shall constitute an Event of Default under all of the other Loan Documents.  Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

ARTICLE 6

REMEDIES

Acceleration of Indebtedness Upon Default.  Upon the occurrence of an Event of Default, the whole Indebtedness secured hereby shall, at the option of Lender, and without notice, become immediately due and payable with reasonable attorneys’ fees, and thereupon, or at any time during the existence of any such default, Lender may proceed to foreclose this Deed of Trust as provided by law, anything hereinbefore or in any of the Loan Documents to the contrary notwithstanding and/or exercise any other right or remedy available to it under this Deed of Trust or the Note or any other document securing or evidencing the Indebtedness.

6.1                               Appointment of Receiver.  Upon the occurrence of an Event of Default, Lender shall have the right and shall be entitled to have a receiver appointed to take possession of all or any part of the Trust Property, to which Trustor hereby irrevocably consents, (any required hearing or notice of such appointment or proceeding being hereby expressly waived, including, without limitation any rights provided in A.R.S. §33-702(B) and §12-1242).  Lender shall be entitled to such appointment either before or after sale, without notice, without a hearing without regard to the solvency or insolvency of the Trustor at the time of application for such receiver, without the requirement of posting of any bond or security and without regard to the then value of the Trust Property or whether the same shall be then occupied as a homestead or not.  Lender hereunder or any holder of the Note may be appointed as such receiver, and Trustor hereby irrevocably waives any right it might have to notice of the appointment of a receiver, to a hearing or to the requirement of a bond or other security.  Trustor also hereby approves and waives the right to object to any receiver appointed by Lender.  Such receiver shall have (i) power to collect the Rents during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Trustor, except for the intervention of such receiver, would be entitled to collect such Rents; and (ii) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Trust

Property during the whole of said period.  The court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of:  (a) the Indebtedness secured hereby, or by any decree foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; and (b) after any such foreclosure sale, to the balance due of any amounts secured hereby or by such decree after application of any proceeds obtained by such foreclosure sale.

6.2                               Other Remedies.  Upon the occurrence of an Event of Default, Lender, at Lender’s option, may exercise any one or more of the following rights and remedies in addition to any other rights or remedies set forth in this Deed of Trust or otherwise provided by law:

6.3.1                     UCC Remedies.  With respect to all or any part of the personal property located upon or used in connection with the Trust Property (collectively, the “Personal Property”), Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

6.3.2                     Enforcement of Assignment of Rents.  Lender shall have the right, without notice to Trustor, to exercise any of the remedies provided above in Article 3 and apply the net proceeds, over and above Lender’s costs, against the Indebtedness.  In furtherance of this right, Lender may require any tenant or other user of the Trust Property to make payments of all Rents and other amounts payable pursuant to its sublease directly to Lender.  If the Rents are collected by Lender, then Trustor irrevocably designates Lender as Trustor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Trustor and to negotiate the same and collection the proceeds.  Payments by tenants or other users to Lender in response to Lender’s demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed.  Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.  In addition, Lender may take any of the actions described in Article 3 of this Deed of Trust with or without taking possession of any portion of the Trust Property or taking any action with respect to such possession.

6.3.3                     Judicial Action.  At Lender’s election, Lender may bring an action in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific performance of any of the covenants or agreements of this Deed of Trust.

6.3.4                     Trustee’s Sale.

(a)                                 Lender may exercise its power of sale as provided by applicable Arizona statues, including but not limited to A.R.S. §§ 33-807 and 33-808.  Without limiting the foregoing, Lender may cause to be delivered and recorded any written notice of breach and non-performance and of election to cause all or any part of the Trust Property to be sold that is required by law; and after such time as may then be required, Trustee, without demand on Trustor, shall sell such Trust Property at the time and place fixed by Trustee in such notice of sale, either as a whole or in separate parcels and in such order as Lender may direct (Trustor waiving any right to direct the order of sale), at public auction to the highest bidder for cash in lawful money of the United States (or cash equivalents acceptable to Trustee to the extent permitted by applicable law), payable at the time of sale.  Trustee may postpone the sale of all or any part of the Trust Property by public announcement at the time fixed by the preceding postponement.  Trustee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty, express or implied, and the recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Trustee or Lender, may purchase at such sale, and any bid by Lender may be, in whole or in part, in the form of cancellation of all or any part of the secured Indebtedness.

(b)                                 The sale by Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Trust Property shall be sold.  In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder and Lender shall have the right to cause a subsequent sale or sales to be made hereunder.  If the proceeds of any sale of less than the whole of the Trust Property shall be less than the aggregate of the secured Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Trust Property just as though no sale had been made; provided, however, that Trustor shall never have any right to require the sale of less than the whole of the Trust Property but Lender shall have the right, at its, sole election, to request Trustee to sell less than the whole of the Trust Property.

(c)                                  Trustee may, after any request or direction by Lender, sell not only the Real Property but also all other interests which are a part of the Trust Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Trust Property separately from the remainder of the Lessee’s Interest or other Trust Property.  It shall not be necessary for Trustee to have taken possession of any part of the Trust Property or to have it present or to exhibit it at any sale.

(d)                                 After each sale, Trustee shall receive the proceeds of said sale and apply the same as provided below in Section 6.3.5.  Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof.

(e)                                  Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, its successor or substitute.  If Trustee or its successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

6.3.5                     Proceeds of Foreclosure Sale.  The proceeds of any sale held by Trustee or Lender or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith, FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including all attorneys’ fees and legal expenses (including the market value of services provided by in-house counsel), advertising costs, auctioneer’s fees, costs of title rundowns, lien searches, trustee’s sale guaranties, foreclosure sale guaranties, litigation guaranties and/or other title policies and endorsements, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and the maximum fee legally permitted, or a reasonable fee when the law provides no maximum limit, to Trustee if foreclosed by power of sale and to the payment of the other secured Indebtedness, including specifically without limitation the principal, accrued interest and attorneys’ fees due and unpaid on the Notes and the amounts due and unpaid and owed to Lender under this Deed of Trust, the order and manner of application to the items in this clause FIRST to be in Lender’s sole discretion; and SECOND, Lender may interplead the remainder in any court of competent jurisdiction, and the amount of any attorneys’ fees, court costs and expenses incurred in such action shall be a part of the Indebtedness and shall be reimbursable (without limitation) from such remainder.

6.3.6                     Deficiency Judgment.  If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender.

6.3.7                     Tenancy at Sufferance.  If Trustor remains in possession of the Trust Property after it is sold as provided above or Lender otherwise becomes entitled to possession of the Trust Property upon default of Trustor, Trustor shall become a tenant at sufferance of Lender or the purchaser of the Trust Property and shall, at Lender’s option, either: (i) pay a reasonable rental for the use of the Trust Property; or (ii) vacate the Trust Property immediately upon the demand of Lender.

6.3.8                     Maintenance of Trust Property During Foreclosure.  Upon and after the occurrence of an Event of Default, Trustor hereby authorizes and empowers Lender, its successors and assigns:  (a) to pay all Taxes, that may have been or that thereafter during the period of redemption from the sale under such foreclosure may be levied or assessed upon any portion of the Trust Property; (b) to keep the Trust Property insured and to pay the premiums therefor as required hereunder during the period of redemption (if any) from the sale under such foreclosure; (c) to keep the Trust Property in thorough repair as required hereunder during the period of redemption, if any, of the sale from such foreclosure; and (d) to enter the Improvements and Real Property and allow its representatives to enter the Improvements and upon the Land and perform an environmental and/or property condition assessment (including inspections and sampling) to assess the condition of the Trust Property and at Lender’s sole option, correct any conditions that Lender, in the exercise of its reasonable discretion deems necessary to comply with Environmental Laws and to keep the Trust Property in thorough repair; to enter upon the Land and Improvements or any part thereof, and to take possession of the Trust Property and all books and records relating thereto, and to exercise without interference from Trustor any and all rights which Trustor has with respect to the management, possession, operation, protection or preservation of the Trust Property.  Lender shall not be deemed to have taken possession of the Trust Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose.  All costs, expenses and liabilities of every character incurred by Lender in managing, operating, maintaining, protecting or preserving the Trust Property shall constitute a demand obligation of Trustor (which obligation Trustor hereby promises to pay) to Lender pursuant to this Deed of Trust.  In connection with any action taken by Lender pursuant to this Section 6.3.8, Lender shall not be liable for any loss sustained by Trustor resulting from any failure to lease the Trust Property or any part thereof, or from any act or omission of Lender in managing the Trust

Property unless such loss is caused by the willful misconduct and bad faith of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability of Trustor arising under any lease or other agreement relating to the Trust Property or arising under any Permitted Encumbrance or otherwise arising.  Trustor assigns to Lender the right from time to time in the name of the owner of the Trust Property to file and prosecute an appeal or other protest of the valuation of the Trust Property or the taxes imposed upon the Trust Property.  Trustor hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Trust Property taken under this Section 6.3.8.

6.3.9                     Discretion as to Security.  In exercising its rights and remedies, Lender shall be free to sell all or any part of the Trust Property together or separately, in one sale or by separate sales, and to execute and deliver to the purchasers of the Trust Property bills of sale and deeds of conveyance pursuant to law.  Lender may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

6.3.10              Other Rights.  Lender may resort for the payment of the Obligations to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Deed of Trust.  The rights of Lender under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

6.3.11              Trustor’s Waivers.  To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshalling or forbearance, and Trustor, for Trustor, Trustor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution and all rights to a marshalling of assets of Trustor, including the Trust Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  Trustor shall not have or assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right, of Lender under the terms of this Deed of Trust to a sale of the Trust Property for the collection of the secured Indebtedness without any prior or different resort for collection, or the right of Lender under the terms of this Deed of Trust to the payment of the secured Indebtedness out of the proceeds of sale of the Trust Property in preference to every other claimant whatsoever.  Without limiting the foregoing, to the maximum extent permitted by law, Trustor unconditionally and irrevocably waives any rights or benefits arising under

A.R.S. §§ 12-1566, 12-1641 through and including 12-1644, 33-814, 33-725, 33-727 and 44-142 and Ariz. R. Civ. P. 17(f) or such statutes, rules or similar provisions as may be enacted or adopted hereafter.

6.4                               Reconveyances.

6.4.1                     Reconveyance From Deed of Trust.  If all of the secured Indebtedness is paid as it becomes due and payable, and all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and performed, and all obligations, if any, of Lender for further advances have been terminated, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the reconveyance hereof) and the Trust Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and the Trust Property shall be reconveyed by Lender in due form at Trustor’s cost.  The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”  Without limitation, all provisions herein for indemnity of Lender shall survive discharge of the secured Indebtedness and any foreclosure, reconveyance or termination of this Deed of Trust.

6.4.2                     Partial Reconveyance; No Reconveyance in Default.  Lender may, regardless of consideration, cause the reconveyance of any part of the Trust Property from the lien of this Deed of Trust without in any manner affecting or impairing the lien or priority of this Deed of Trust as to the remainder of the Trust Property.  No partial reconveyance shall be sought, requested or required if any Event of Default has occurred which has not been cured.

6.4.3                     Reconveyance Fee.  Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees when the law provides no maximum limit, for Trustee’s rendering of services in connection with each partial or complete reconveyance of the Trust Property from the lien of this Deed of Trust.

ARTICLE 7

SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

This Deed of Trust is, pursuant to the Uniform Commercial Code in effect in the State of Arizona, a security agreement and financing statement with respect to that portion of the Trust Property constituting personal property and a fixture filing with respect to all fixtures included within the Trust Property.  To the extent required by A.R.S. § 47-9502.B and C, it is hereby recited that because a portion of the Trust Estate may constitute fixtures, this Deed of Trust is to be recorded in the office where a mortgage would be recorded, which is the office of the County Recorder of Apache County, Arizona.  Trustor hereby authorizes Lender to execute and file continuation statements without the signature of Trustor if Lender shall determine that such are necessary or advisable in order to perfect Lender’s security interest in such fixtures and personal property and hereby authorizes Lender to execute financing statements to further evidence and secure Lender’s interest in such fixtures and personal property and shall pay to Lender on demand any expenses incurred by Lender in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by Lender.  Upon the occurrence of any Event of Default, Lender may, at its option, sell or otherwise dispose of such fixtures and personal property by public or private proceedings, separate from or together with the sale of the Trust Property, in accordance with the provisions of the Arizona Uniform Commercial Code, and Lender may with respect to such fixtures and personal property, exercise any other rights or remedies of a secured party under the Arizona Uniform Commercial Code.  Lender shall give Trustor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made.  Unless such fixtures and personal property are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, reasonable notice shall mean notice given at least ten (10) days before the time of the sale or other disposition.  Upon occurrence of any Event of Default, Lender reserves the option, pursuant to the appropriate provisions of the Arizona Uniform Commercial Code to proceed with respect to such fixtures and personal property as part of the Trust Property in accordance with its rights and remedies with respect to the Trust Property, in which event the default provisions of the Arizona Uniform Commercial Code shall not apply.  At Lender’s election, any sale of the Personal Property may be made in conjunction with, or independent of, any sale of other Trust Property.

ARTICLE 8

MISCELLANEOUS

8.1                               Limitation on Interest.  Trustor agrees that the effective rate of interest under the Note is equal to the rate provided for in the Note together with all other payments of, or in the nature of, interest to be made to Lender under the Loan Documents.  If under any circumstances whatsoever, interest hereunder would otherwise be payable at a rate in excess of that permitted under applicable law, then, the interest payable shall be reduced to the maximum amount permitted under applicable law, and if under any circumstance the Lender shall ever receive anything of value deemed interest by applicable law which would exceed interest at the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing under the Loan Documents and any other Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal under the Loan Documents or any other Obligations, such excess shall be refunded.  In the event and only in the event that the applicable law as to the enforcement of this Deed of Trust or any other Loan Documents is held to be the law of the State of Arizona, all loan origination, standby, commitment and other fees, including attorneys’ fees and any commissions or fees paid or to be paid to brokers, prepayment premiums, additional interest, charges, points, goods, things in action or any other sums or things of value, including any compensating balance requirements or other contractual obligations (collectively referred to as the “Additional Sums”) paid or payable by Borrower, whether pursuant to the Loan Documents or otherwise with respect to the indebtedness secured hereby, or with respect to this Deed of Trust or any other Loan Documents, that under the laws of the State of Arizona may be deemed to be interest with respect to the indebtedness secured hereby shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the indebtedness secured hereby, be payable by Borrower as, and shall be deemed to be, additional interest for such purposes only, and Trustor agrees that the contracted for rate of interest shall be the sum of the interest rate set forth in the Loan Documents or any applicable default rate, as applicable, plus the interest rate resulting from the Additional Sums being considered interest

8.2                               Attorneys’ Fees.  If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal.  Whether or not any court action is involved, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the applicable interest rate on the Note from the date of the expenditure until repaid.  Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law.  Trustor also will pay any court costs, in addition to all other sums provided by law.

8.3.                            Powers of Attorney.  Every power of attorney given in this Deed of Trust is a power coupled with an interest.  In no event shall Lender or the Trustee be obligated to exercise any of the rights and powers for which Trustor has granted Lender and/or the Trustee a power of attorney.  For purposes of A.R.S. § 14-5501.E, Trustor acknowledges that each power of attorney given in this Deed of Trust forms a part of this Deed of Trust, that it is security for money and the performance of valuable acts, and that each of Lender and/or the Trustee may exercise the power of attorney for its own benefit and need not exercise it for Trustor’s best interest.  Every power of attorney shall be irrevocable and unaffected by the disability of the Trustor so long as any part of the Obligations remain unpaid or unperformed.  Trustor hereby separately initials this provision pursuant to A.R.S. §14-5506.B.  Such power of attorney and proxy is coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of Trustor and shall be irrevocable

8.4                               No Waiver.  Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust.  No prior waiver by Lender, nor any course of dealing between Lender and Trustor, shall constitute a waiver of any of Lender’s rights or of any of Trustor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.  The failure of Lender to exercise its option for acceleration of maturity and/or foreclosure following an Event of Default or to exercise any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force.  Acceleration of maturity once claimed hereunder by Lender may, at the option of Lender, be rescinded by written acknowledgment to that effect by Lender, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, nor extend or affect the grace period, if any.

8.5          Cumulative Rights and Remedies.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Trustor under this Deed of Trust, after Trustor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.  Nothing under this Deed of Trust or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default or in any way to limit or restrict the rights and ability of Lender to proceed directly against Trustor and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

8.6          Survival of Representations and Warranties.  All representations, warranties, and agreements made by Trustor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as the Indebtedness shall be paid in full.

8.7          No Effect on Liability.  In the event Lender: (a) releases any part of the security described herein or any person liable for any of the Indebtedness; (b) grants one or more renewals, modifications or extensions of the Note for any period or periods of time; (c) takes other or additional security for the payment thereof; or (d) waives or fails to exercise any right granted herein or in the Note, said act or omission shall not release the Trustor, subsequent purchasers of the Trust Property or any part thereof, or makers, guarantors or sureties of this Deed of Trust or of the Note, under any covenant of this Deed of Trust or of the Note or Loan Documents, nor preclude Lender from exercising any rights, powers or privileges herein granted or intended to be granted in the event of any default then made or any subsequent default.

8.8          No Merger.  There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Trust Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

8.9          Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.9:

Trustor:	America West Potash, LLC
c/o Prospect Global Resources, Inc.
1621 18th Street
Suite 260
Denver, CO 80202
Attn.: Mr. Pat Avery

With a copy to:	Eisner, Kahan & Gorry, P.C.
9601 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90210
Facsimile: 310-855-3201
E-mail: meisner@eisnerlaw.com
Attention: Mr. Michael Eisner

Lender:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, CA 90291
Attn. Mr. Anders Karlsson

With a copy to:	Law Offices of Richard C. Weisberg
33 Derwen Road
Bala Cynwyd, PA 19004
Facsimile: 215-689-1504
E-mail: weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

8.10        Governing Law.  This Deed of Trust will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Arizona without regard to its conflicts of law provisions.  This Deed of Trust has been accepted by Lender in the State of Arizona.

8.11        Covenants Run With the Land.  All the covenants hereof shall run with the land.

8.12        Time Is of the Essence.  Time is of the essence in the performance of this Deed of Trust specifically including, but not limited to, all of Trustor’s obligations to pay the Indebtedness and other monetary sums hereunder and pursuant to the Note.

8.13        Successors and Assigns.  Subject to any limitations stated in this Deed of Trust on transfer of Trustor’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors, assigns, heirs, administrators and executors.  If ownership of the Trust Property becomes vested in a person other than Trustor, Lender, without notice to Trustor, may deal with Trustor’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Trustor from the obligations of this Deed of Trust or liability for the Indebtedness.

8.14        Captions.  The captions of various Articles and Sections of this Deed of Trust are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions thereof.

8.15        Amendments.  This Deed of Trust, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth herein.  No alteration or amendment shall be effective unless given in writing and signed by the party or parties sought to be charged or bound thereby.

8.16        Further Assurances — Recording and Filing.  At any time, and from time to time, upon request of Lender, Trustor will make, executed and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurances, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve: (a) Trustor’s obligations under the Note, this Deed of Trust, and the Loan Documents; and (b) the liens and security interests created by this Deed of Trust as first and prior liens on the Trust Property, whether now owned or hereafter acquired by Trustor.  Unless prohibited by law or Lender agrees to the contrary in writing, Trustor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this Section.  If Trustor fails to do any of the things referred to in this Section, Lender may do so for and in the name of Trustor and at Trustor’s expense.  For such purposes, Trustor hereby irrevocably appoints Lender as Trustor’s attorney-in-fact for the purposes of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in this Section.

8.17        Lender’s Lien for Service Charges and Expenses.  At all times, regardless of whether any Loan proceeds have been disbursed, this Deed of Trust secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all Loan commissions, service charges, liquidated damages, expenses, and advances due to or incurred by the Lender in connection with the Loan to be secured hereby.

8.18        Severability.  If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

8.19        Business Purposes.  Trustor covenants and agrees that the Indebtedness secured by this Deed of Trust, and the proceeds of such Indebtedness, are for business purposes only.

8.20        Trustor’s Receipt.  Trustor hereby acknowledges receipt of a true and correct copy of this instrument.

[SIGNATURES NEXT PAGE FOLLOWING]

IN WITNESS WHEREOF, Trustor has executed this instrument as of the date first written on page 1 hereof.

TRUSTOR

America West Potash, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                                           before me,                                          , personally appeared                                       personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS  my hand and official seal.

Signature	(Seal)

EXHIBIT “A”

Part I

Part II

Part III

Part IV

Part V

Schedule 1

[The parties will cooperate diligently to finalize this Exhibit A (including each of its Parts) and Schedule 1 within 30 days after the effective date of the Purchase Agreement, with the intent that it will include all of the Fee Lands, Leasehold Lands, Mineral Permits and other interests in Minerals, Related Agreements or real estate (including all easements, rights-of-way, royalty interests and miscellaneous real property interests) in which the Trustor has an interest as of the Closing.  In addition, the parties will cooperate diligently to provide access to legal counsel to address certain outstanding title issues.]

EXHIBIT G

FORM OF UNCONDITIONAL GUARANTY

This UNCONDITIONAL GUARANTY dated as of              , 2012 (the “Guaranty”), is executed by American West Potash, LLC, a Delaware limited liability company (“Guarantor”), to and for the benefit of The Karlsson Group, Inc., an Arizona corporation (together with any of its affiliate or subsidiary corporations, or their successors or assigns, being collectively referred to herein as the “Holder”).

RECITALS

WHEREAS, Guarantor is a wholly-owned subsidiary of Prospect Global Resources, Inc., a Delaware corporation (“Maker”);

WHEREAS, Maker and Holder entered into that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), whereby Maker agreed to purchase, and Holder agreed to sell, all of Holder’s limited liability company membership interests in Guarantor;

WHEREAS, part of the purchase price payable by Maker pursuant to the Purchase Agreement is evidenced by that certain Promissory Note, dated as of              , 2012, made by Maker in favor of Holder, in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) (the “Note”); and

WHEREAS, in consideration of Holder entering into the Note, Holder requires that Guarantor guarantee the due performance by Maker of all of Maker’s obligations to Holder under the Note.

NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, Guarantor hereby agrees as follows.

AGREEMENT

NOW, THEREFORE, FOR VALUE RECEIVED, it is agreed that the preceding provisions and preambles are an integral part hereof and that this Guaranty shall be construed in light thereof, and in consideration of the terms of the Purchase Agreement, Guarantor hereby unconditionally and absolutely guarantees to the Holder, irrespective of the validity, regularity or enforceability of the Note, the payment in full to the Holder, promptly on demand of the Holder, of the Guaranteed Debt.  The term “Guaranteed Debt” shall mean (i) the Obligations, as such capitalized term is defined in the Note, and (ii) all costs associated with the enforcement and perfection of Holder’s security interests pursuant to that certain (x) Security Agreement, dated as

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of the date hereof, by and among Holder, Guarantor and Prospect Global Resources, Inc., a Delaware corporation (“Prospect”), and (y) Pledge Agreement, dated as of the date hereof, by and between Holder and Prospect.

1. Expenses. Guarantor agrees to pay all reasonable costs, including outside attorneys’ and paralegals’ fees and expenses of every kind, paid or incurred by the Holder in endeavoring to collect the Guaranteed Debt or any part thereof, or in enforcing its rights in connection with any collateral securing the Guaranteed Debt, or in enforcing this Guaranty, or in defending against any defense, counterclaim, setoff or cross-claim based on any act of commission or omission by the Holder with respect to the Guaranteed Debt, any collateral securing the Guaranteed Debt, or in connection with any Repayment Claim (defined below).

2. Bankruptcy. In case of any bankruptcy, reorganization, debt arrangement or other proceeding under any insolvency law relating to the Maker, any dissolution, liquidation or receivership proceeding is instituted by or against the Maker, or any default by Guarantor of any of the covenants, terms and conditions set forth herein, all of the Guaranteed Debt shall, without notice to anyone, immediately become due or accrued and all amounts due hereunder shall be payable by Guarantor.  Guarantor hereby expressly and irrevocably:  (a) waives, to the fullest extent possible, on behalf of itself and its successors and assigns (including any surety) and any other person, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or to any other rights that could accrue to a surety against a principal, a guarantor against a maker or obligor, an accommodation party against the party accommodated, a holder or transferee against a maker, or to the holder of a claim against any person, and which Guarantor may have or hereafter acquire against any person in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; (b) waives any “claim” (as such term is defined in the United States Bankruptcy Code) of any kind against the Maker, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against Guarantor by the Holder or any other person; and (c) acknowledges and agrees (i) that foregoing waivers are intended to benefit the Holder and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that the Maker and its successors and assigns are intended third party beneficiaries of the foregoing waivers.

3. Payment Order. All payments received by the Holder on account of the Guaranteed Debt, from whatever source derived, shall be taken and applied by the Holder toward the payment of the Guaranteed Debt and in such order of application as the Holder may, in its sole discretion, from time to time elect.  The Holder shall have the exclusive right to determine how, when and what application of payments and credits, if any, whether derived from the Maker or any other source, shall be made on the Guaranteed Debt and such determination shall be conclusive upon Guarantor.

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4. Guaranty Unconditional. This Guaranty shall in all respects be absolute and unconditional, and shall remain in full force and effect with respect to Guarantor until:  (i) written notice from the Holder to Guarantor as provided for herein; or (ii) until all Guaranteed Debt created or existing before receipt of either such notice shall have been fully paid in cash.  In the event of the dissolution of Guarantor, this Guaranty shall continue as to all of the Guaranteed Debt theretofore incurred by the Maker even though the Guaranteed Debt is renewed or the time of maturity of the Maker’s obligations is extended without the consent of the successors or assigns of Guarantor. No failure, neglect or omission to enforce or exercise any right against any other guarantor shall release or discharge Guarantor hereunder.

4. No Discharge. Guarantor’s liability under this Guaranty shall in no way be modified, affected, impaired, reduced, released or discharged by any of the following (any or all of which may be done or omitted by the Holder in its sole discretion, without notice to anyone):  (a) any acceptance by the Holder of any new or renewal note or notes of the Maker, or of any security or collateral for, or other guarantors or obligors upon, any of the Guaranteed Debt; (b) any change in the time, place or manner of payment of, amount, or in any other term of, the Guaranteed Debt or any other obligation of Maker under the Note, or any rescission, waiver, amendment or other modification of the Note; (c) any taking, exchange, substitution, release, impairment or non-perfection of any collateral securing the Guaranteed Debt, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Debt; and (d) any change in the Maker’s name or the merger of the Maker into another corporation.  Guarantor hereby consents to all acts of commission or omission of the Holder set forth above and agrees that the standards by which good faith, diligence, reasonableness and care shall be measured, determined and governed solely by the terms and provisions hereof.

5. Waivers. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of the Holder, at any time, to resort to payment from the Maker or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by Guarantor.

Guarantor hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Guaranteed Debt or of any security or collateral therefor or of the acceptance of this Guaranty or indulgences hereunder.

Guarantor waives any and all defenses, claims and discharges of the Maker, or any other obligor, pertaining to the Guaranteed Debt, in each case, only to the extent permitted under applicable law.  Without limiting the generality of the foregoing, but only to the extent permitted under applicable law, Guarantor will not assert, plead or enforce against the Holder any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Maker or any other person liable in respect of any of the Guaranteed

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Debt, or any setoff available against the Holder to the Maker or any such other person, whether or not on account of a related transaction.  Guarantor expressly agrees that, subject to applicable law, it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Guaranteed Debt, whether or not the liability of the Maker or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. For the avoidance of doubt, Guarantor waives any relief available under valuation and appraisement laws and any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Holder from bringing any action, including a claim for deficiency, against Guarantor, before or after Holder’s commencement or completion of any foreclosure action, either judicially or if permitted by applicable law by exercise of a power of sale including, but not limited to, any right to a fair market value hearing, any right to offset the amount owed by any amount other than the amount paid at the trustee’s sale, any right to a statute of limitations shorter than six (6) years, and the provisions of A.R.S. §§ 12-1566, 33-814, 33-725, and 33-727; (ii) any election of remedies by Holder which destroys or otherwise adversely affects Guarantor’s subrogation rights or rights to proceed against Holder for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging any indebtedness; (iii) any disability or other defense of Maker, of any other guarantor, or of any other person, or by reason of the cessation of Maker’s liability from any cause whatsoever, other than payment in full in legal tender, of the Guaranteed Debt; (iv) any right to claim discharge of the Guaranteed Debt on the basis of unjustified impairment of any collateral for the Guaranteed Debt; (v) any statute of limitations, if at any time any action or suit brought by Holder against Guarantor is commenced, there is outstanding Guaranteed Debt which is not barred by any applicable statute of limitations; or (vi) any defenses given to guarantors at law or in equity other than actual payment and performance of the Guaranteed Debt. If payment is made by Maker, whether voluntarily or otherwise, or by any third party, on the Guaranteed Debt and thereafter Holder is forced to remit the amount of that payment to Maker’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Guaranteed Debt shall be considered unpaid for the purpose of the enforcement of this Guaranty or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND BENEFITS UNDER A.R.S. § 44-142, § 12-1641, ET SEQ. AND RULE 17(F) OF THE ARIZONA RULES OF CIVIL PROCEDURE AND ANY SIMILAR STATUTES OR RULES OF PROCEDURE. GUARANTOR WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH GUARANTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE HOLDER IN ENFORCING THIS GUARANTY.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO GUARANTOR BY THE MAKER, OR TO ANY OTHER PARTY LIABLE TO THE HOLDER FOR THE GUARANTEED DEBT, ARE HEREBY SUBORDINATED TO THE HOLDER’S CLAIMS AND ARE HEREBY ASSIGNED TO THE HOLDER.

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GUARANTOR HEREBY AGREES THAT GUARANTOR MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE HOLDER AGAINST THE MAKER.  EACH MAKER, GUARANTOR AND THE HOLDER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING IN WHICH GUARANTOR AND THE HOLDER ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE HOLDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE MAKER AND ACCEPTING THIS GUARANTY.

6. Repayment Claim; Setoff; Assignment. Should a claim (a “Repayment Claim”) be made upon the Holder at any time for repayment of any amount received by the Holder in payment of the Guaranteed Debt, or any part thereof, whether received from either Maker or the Guarantor pursuant hereto, or received by the Holder as the proceeds of collateral, by reason of: (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Holder or any of its property; or (ii) any settlement or compromise of any such Repayment Claim effected by the Holder, in its sole discretion, with the claimant (including the Maker), the Guarantors shall remain liable to the Holder for the amount so repaid to the same extent as if such amount had never originally been received by the Holder, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the Guaranteed Debt. If an Event of Default (as defined in the Note) shall have occurred and be continuing, the Holder may, without demand or notice of any kind to anyone, apply or set off any balances, credits, deposits, accounts, moneys or other indebtedness at any time credited by or due from the Holder to the Guarantor against the amounts due hereunder and in such order of application as the Holder may from time to time elect.  Any notification of intended disposition of any property required by law shall be deemed reasonably and properly given if given in the manner provided by the applicable statute.

7. Assignments and Discharge. Unless and until all of the Guaranteed Debt has been paid in full, and to the extent permissible under applicable law, no release or discharge of any other person, whether primarily or secondarily liable for and obligated with respect to the Guaranteed Debt, or the institution of bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against Maker or any other person primarily or secondarily liable for and obligated with respect to the Guaranteed Debt, or the entry of any restraining or other order in any such proceedings, shall release or discharge Guarantor, or any other guarantor of the Guaranteed Debt, or any other person, firm or corporation liable to the Holder for the Guaranteed Debt.

All references herein to the Maker and Guarantor, respectively, shall be deemed to include any successors or assigns, whether immediate or remote, to Maker or Guarantor, as the case may be.

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8. Miscellaneous.

This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Arizona, without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

Guarantor consents to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Maricopa, Arizona, and agree that all disputes based on or arising out of this Guaranty shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

It is agreed that Guarantor’s liability is independent of any other guaranties at any time in effect with respect to all or any part of the Guaranteed Debt, and that Guarantor’s liability hereunder may be enforced regardless of the existence of any such other guaranties.

No delay on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy.  No modification, termination, discharge or waiver of any of the provisions hereof shall be binding upon the Holder, except as expressly set forth in a writing duly signed and delivered on behalf of the Holder.

9. Notice. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section):

If to Holder:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291

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Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Guarantor:	c/o Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, P.C. 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

10. Warranties.  The execution, delivery and performance of this Guaranty by Guarantor are within the powers of Guarantor, have been duly authorized by all necessary action on the part of Guarantor and do not and will not (i) require any consent or approval of the members or shareholders of Guarantor which has not been obtained, (ii) violate any provision of the governing documents of Guarantor or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority, or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Guarantor pursuant to, any indenture or other agreement or instrument under which Guarantor is a party or by which it or any of its properties may be bound or affected.  The person or persons executing and delivering this Guaranty for and on behalf of Guarantor, is/are duly authorized to so act.  For so long as the Note remains outstanding, Guarantor will continue to be a 100% owned subsidiary of Maker, and Holder, in extending financial accommodations to Maker, is expressly acting and relying upon the aforesaid representations and warranties.

This Guaranty:  (i) is valid, binding and enforceable in accordance with its provisions, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization,

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moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and no conditions exist to the legal effectiveness of this Guaranty as to Guarantor; (ii) contains the entire agreement between Guarantor and the Holder; (iii) is the final expression of their intentions; and (iv) supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.  No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by the Holder or relied upon by Guarantor in connection with the execution hereof.  This Guaranty shall inure to the benefit of the Holder and its successors and assigns.

[signature page immediately follows]

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Unconditional Guaranty as of the date set forth above.

AMERICAN WEST POTASH, LLC
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT H

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of           , 2012 (this “Agreement”), is made by Prospect Global Resources, Inc., a Delaware corporation (“Pledgor”), in favor of The Karlsson Group, Inc., an Arizona corporation (“Secured Party”). Pledgor and Secured Party are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

WHEREAS, Pledgor and Secured Party entered into that certain Membership Interest Purchase Agreement, dated as of May 30, 2012 (the “Purchase Agreement”), whereby Pledgor agreed to purchase, and Secured Party agreed to sell, all of Secured Party’s limited liability company membership interests, representing fifty percent (50%) of the total limited liability company membership interests, in American West Potash, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, part of the purchase price payable by Pledgor pursuant to the Purchase Agreement was in the form of a promissory note in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000), a copy of which is attached as Exhibit A to this Agreement (the “Note”); and

WHEREAS, Pledgor and Secured Party agreed that Pledgor’s obligations under the Note shall be secured by one hundred percent (100%) of the limited liability company membership interests (the “Pledged Equity Interest”) in the Company, among other things, on the terms described herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1.        Definitions and Interpretation.  When used in this Agreement, the following terms shall have the following respective meanings:

“Collateral” shall have the meaning assigned to such term in Section 2 below.

“Event of Default” shall have the meaning assigned thereto in the Note.

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“Lien” means any mortgage, pledge, deed of trust, hypothecation, assignment, deposit, arrangement, encumbrance, lien, or preference, priority or other security agreement of any kind or nature whatsoever.

“Permitted Liens” means: (i) Liens existing as of the date of the Purchase Agreement, including, without limitation, if any, purported to be created by the Potash Sharing Agreement (defined below); (ii) Liens imposed by law for taxes that are not yet due; (iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business; (iv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business; (v) Liens in favor of vendors of goods arising as a matter of law securing the payment of the purchase price therefor so long as there is no default in payment; (vi) equipment financing Liens of an operating and not a capital nature; and (vii) UCC-1 information filings for purported Liens created by operating leases.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity.

“Potash Sharing Agreement” means that certain Potash Sharing Agreement dated as of July 27, 2011, among the Company, American General Life Insurance Company, a Texas corporation, Pap and Pop Family Ltd., a Texas limited partnership, 3MKJ LP, a Texas limited partnership, and the other parties thereto.

“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC (or any other then applicable provision of the UCC).

“Secured Obligations” means the Obligations as such capitalized term is defined in the Note.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Arizona; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the creation or attachment, perfection or priority of Secured Party’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Arizona, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such creation or attachment, perfection of priority and for purposes of definitions related to such provisions.

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SECTION 2.        Grant of Security Interest.  As security for the prompt and complete payment in full when due (whether at stated maturity, acceleration or otherwise) of all the Secured Obligations, Pledgor hereby pledges, assigns, delivers, and transfers to Secured Party, and hereby grants to Secured Party, a first priority perfected security interest in all of Pledgor’s right, title and interest in and to the following property of Pledgor (all of which being hereinafter collectively called the “Collateral”):

(a)           The Pledged Equity Interest;

(b)           all distributions and rights with respect to the Pledged Equity Interest (whether by dividend, repayment, distribution or exchange); and

(c)           all Proceeds of any and all of the foregoing Collateral.

SECTION 3.        Delivery of Collateral.  The Pledgor warrants that the Pledged Equity Interest is not certificated.  If the Pledged Equity Interest ever becomes certificated, then all certificates or instruments, if any, representing or evidencing the Pledged Equity Interest shall be promptly delivered to and held by or on behalf of Secured Party pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank. Pledgor shall file a UCC-1 describing the Pledged Equity Interest immediately upon request therefore by Secured Party.

SECTION 4.        Distributions on Pledged Equity Interest.  If any distribution is paid on the Pledged Equity Interest at a time when no Event of Default has occurred or would not be caused by such payment, then such distribution may be paid directly to Pledgor.  If any distribution is paid on the Pledged Equity Interest at a time when an Event of Default has occurred and is continuing, then such distribution shall be paid directly to Secured Party and shall be applied towards repayment of the Secured Obligations; provided, however, that to the extent that such distributions exceed the amount owed under the Secured Obligations, such excess will be distributed directly to Pledgor.

SECTION 5.        Representations and Warranties.  Pledgor hereby represents and warrants to Secured Party that:

(a)           Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Pledged Equity Interest and the other items of the Collateral, free and clear of any and all Liens, except for Permitted Liens.

(b)           The security interest in the Collateral granted to Secured Party hereunder constitutes a valid and enforceable security interest in the Collateral to the extent that a security interest can be created under Article 9 of the UCC, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

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SECTION 6.        Covenants.  Pledgor covenants and agrees with Secured Party that from and after the date of this Agreement and until the Secured Obligations have been completely and finally paid in full:

6.1          Further Assurances.  At any time and from time to time, upon the reasonable written request of Secured Party, Pledgor will promptly and duly execute and deliver any and all such further instruments, endorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as Secured Party may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights, remedies and powers granted herein.

6.2          Powers, Control, etc.

(a)           To the extent the Pledged Equity Interest ever becomes a certificated security, Pledgor agrees to deliver to Secured Party all certificates evidencing the Pledged Equity Interest, which will be accompanied by duly executed undated blank powers, or other equivalent instruments of transfer.

(b)           Pledgor shall (i) confirm for Secured Party that Pledgor has marked the company register for the Pledged Equity Interest or other applicable records to reflect the security interest of Secured Party, (ii) notify Secured Party that Pledgor if it has received notice of any Lien upon the Pledged Equity Interest, (iii) not agree to accept instructions from any Person in respect of the Pledged Equity Interest and will not accept or execute any instructions to transfer ownership of the Pledged Equity Interest except from Secured Party, and (iv) upon the occurrence and continuation of an Event of Default, Pledgor will comply with instructions with respect to the Pledged Equity Interest originated by Secured Party.

6.3          Continuous Pledge.  Pledgor will, at all times, keep pledged to Secured Party pursuant hereto all Collateral, all distributions with respect thereto, and other securities, instruments, proceeds, and rights from time to time received by or distributable to Pledgor in respect of the Pledged Equity Interest.

6.4          Voting Rights; Distributions, etc.  Pledgor agrees that if an Event of Default shall have occurred and be continuing, then:

(a)           Pledgor shall, promptly upon receipt thereof by Pledgor, deliver (properly indorsed where required hereby or requested by Secured Party) to Secured Party all distributions, other cash payments, and proceeds of the Pledged Equity Interest, for application against the Secured Obligations; and

(b)           at the times as Secured Party has notified Pledgor in writing of Secured Party’s intention to exercise its voting power under this clause:

(i)            Secured Party may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to the Pledged Equity

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Interest and Pledgor hereby grants Secured Party an irrevocable proxy, exercisable under the circumstances, to vote the Pledged Equity Interest; and

(ii)                                Pledgor shall promptly deliver to Secured Party the additional proxies and other documents as may be necessary to allow Secured Party to exercise the voting power.

Secured Party agrees that until the time as an Event of Default has occurred and is continuing and Secured Party shall have given the notice referred to in Section 6.4(b) above, Pledgor shall have the exclusive voting power with respect to the Pledged Equity Interest; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken or any action not taken by Pledgor that would be inconsistent with or violate any provision of this Agreement.

SECTION 7.                         Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Secured Party’s reasonable discretion, during the continuance of an Event of Default which has not been waived in writing by Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all reasonable appropriate action and to execute any and all documents and instruments which are necessary to accomplish the purposes of this Agreement.

SECTION 8.                         Rights and Remedies Upon Default.

(a)                                 If an Event of Default shall have occurred and be continuing, then Secured Party shall have all the rights of a secured party under the UCC (including, without limitation, the right to dispose of the Collateral in any manner permitted under the UCC), shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any requirements of applicable law then in effect, shall have all the rights set forth in this Agreement.  With respect to the enforced collection of the Secured Obligations or the foreclosure of any security interest in the Collateral then securing the Secured Obligations, Secured Party agrees to give Pledgor notice, if any, as required under the UCC.

(b)                                 The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence except as specifically provided in this Agreement.  The rights, powers and remedies of Secured Party under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Secured Party may have against Pledgor.

SECTION 9.                         Miscellaneous.

9.1                               Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

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9.2                               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.2):

If to Secured Party:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-993-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Pledgor:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200 Denver, CO 80202 Facsimile: 303-223-1111 E-Mail: jknetsch@bhfs.com Attention: Jeffrey M. Knetsch

9.3                               Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted

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jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Agreement shall include the corresponding masculine, feminine, or neuter forms.

9.4                               Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.5                               Severability.  If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

9.6                               Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the effective date of this Agreement.

9.7                               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

9.8                               No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.9                               Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.10                        Governing Law; Submission to Jurisdiction; Fees.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

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(b)                                 The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Maricopa, Arizona, and agree that all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

(c)                                  If any action is brought to enforce or interpret any provision of this Agreement, or the rights or obligations of any Party hereunder, the prevailing or successful Party shall be entitled to recover all reasonable attorneys’ fees and costs incurred or sustained by such Party in connection with such action.

9.11                        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.12                        Termination; Release.  This Agreement shall automatically terminate upon the full, complete and final payment of the Secured Obligations and all rights to the Collateral shall revert to Pledgor.  Upon termination of this Agreement, Secured Party, at the request of Pledgor, will promptly execute and deliver to Pledgor all certificates and instruments representing or evidencing the Collateral pledged by Pledgor and then held by Secured Party, and shall authenticate and file (or permit Pledgor to file) a UCC-3 termination statement with respect to the Pledged Equity Interest.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR:

PROSPECT GLOBAL RESOURCES, INC.
a Delaware corporation

By:
Name:
Title:

SECURED PARTY:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:
Name:
Title:

EXHIBIT I

FORM OF QUITCLAIM BILL OF SALE

For the consideration of $10.00, and other valuable considerations, the undersigned entities and shareholders (collectively, “Seller Parties”), each hereby quitclaim to AMERICAN WEST POTASH, LLC, a Delaware limited liability company (“AWP”) all right, title or interest of Seller Parties, if any, in and to all assets and personal property, if any, owned by Seller Parties, tangible and intangible, of every kind, nature and description and wherever situated and used in the operations of AWP and its operation and occupancy of that certain real property legally described on Exhibit A attached hereto and by this reference made a part hereof (the “Property”), including without limitation security deposits, advance rental deposits, minerals, mineral rights, water rights, contract rights, claims, leases, fixtures, records, reports, all intangibles, transferable licenses and permits, memberships, applications, proprietary rights, assignable warranties and representations as are presently owned by Seller Parties all of the foregoing being collectively referred to as the “Personal Property.”

TO HAVE AND TO HOLD the Personal Property, together with, all and singular, the rights, privileges and appurtenances thereto belonging to Seller Parties, their successors and assigns, if any, unto AWP, its successors and assigns, “AS IS” without any representation or warranty of any kind whatsoever, express or implied, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, except as expressly provided in that certain Membership Interest Purchase Agreement among certain of the Seller Parties, Prospect Global Resources, Inc., and AWP dated May 30, 2012.

This Quitclaim Bill of Sale may, but need not, be supplemented by specific assignments and conveyances of any item or items of the Personal Property covered hereby, and Seller Parties covenant and agree that they will, at AWP’s request, execute and deliver to AWP, its successors and assigns, such supplemental or specific assignments and conveyances as AWP, its successors and assigns may deem necessary and advisable to carry out the purposes of this instrument and to vest in AWP, all right, title and interest of Seller Parties in and to all items of the Personal Property.  Seller Parties shall not be required to incur any expenses or fees as a consequence of this Quitclaim Bill of Sale.

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Dated this             day of                         , 2012.

SELLER PARTIES:

[ ]

By:
Name:
Title:

State of	}
County of	}

On                                   before me,                                                          , a notary public, personally appeared                                      , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                                 that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

REAL PROPERTY

Parcel No. 1:

All of Sections 27, 29, 31, 33 and 35, in Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 2:

All of Sections 30 and 34 in Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 3:

Section 32, Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT the Northwest quarter of the Northwest quarter thereof.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 4:

Section 25, in Township 17, North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007259, Official Records of Apache County, Arizona.

When recorded, return to:

EXHIBIT J

FORM OF QUITCLAIM DEED

For the consideration of $10.00, and other valuable considerations,                                            , whose address is                                                   , hereby quitclaims and releases to AMERICAN WEST POTASH, LLC, a Delaware limited liability company, whose address is 1621 18th Street, Suite 260, Denver, Colorado 80202, any right, title or interest whatsoever in the following real property situated in Apache County, Arizona:

See Exhibit A attached hereto and incorporated herein by this reference.

Dated this              day of                                        , 2012.

,
a

By:
Name:
Title:

State of	)
) ss.
County of	)

On                                   before me,                                                 , a notary public, personally appeared                                             , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                           that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

REAL PROPERTY

Parcel No. 1:

All of Sections 27, 29, 31, 33 and 35, in Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 2:

All of Sections 30 and 34 in Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 3:

Section 32, Township 17 North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT the Northwest quarter of the Northwest quarter thereof.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007258, Official Records of Apache County, Arizona.

Parcel No. 4:

Section 25, in Township 17, North, Range 25 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

EXCEPT for any title or rights to petrified wood, artifacts and fossils assigned in instrument recorded December 28, 2010, in Document No. 2010-007259, Official Records of Apache County, Arizona.

EXHIBIT K

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of this         day of                 , 2012 by and between Prospect Global Resources Inc., a Nevada corporation (the “Company”), and The Karlsson Group, Inc., an Arizona corporation, and any assignees or transferees thereof (the “Investor”).

1.                    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)                        An “Affiliate” of any Person (as defined herein) means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.  A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

(b)                        “Board of Directors” means the Board of Directors of the Company.

(c)                         “Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

(d)                        “Common Stock” shall mean the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(e)                         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(f)                          “Holders” shall mean the holders of Registrable Securities.

(g)                         “Majority Interest” means Holders holding not less than a majority in interest of the Registrable Securities held by all Holders.

(h)                        “Person” shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization, and any other entity or organization, governmental or otherwise.

(i)                            “Registrable Securities” shall mean 5,605,834 shares of Common Stock initially issuable upon exercise of the Warrant and any additional securities issued pursuant to the terms of the Warrant.

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(j)                           “Registration Expenses” shall mean the expenses so described in Section.

(k)                        “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(l)                            “Warrant” shall mean the Warrant dated the date hereof issued to Investor to purchase 5,605,834 shares of Common Stock.

2.                              Demand Registration.  At any time beginning as of the date hereof, Holders of a majority of the Registrable Securities may require registration (a “Demand Registration”) under the Securities Act of all or any part of their Registrable Securities; provided that each such Demand Registration must be in respect of at least 100,000 shares of Common Stock.  Holders may exercise this demand registration right under this Section 2 by giving a written request to the Company specifying the intended method of disposition of Holders’ Registrable Securities.  Within five (5) business days of receipt of such request, the Company shall promptly notify all other Holders of the request.  The Holders shall have thirty (30) days after receipt by such Holder of such notice from the Company to request that their Registrable Securities be included in the registration with the shares of the Holders initially requiring registration pursuant to this Section 2.  Holder will be entitled to require up to two (2) Demand Registrations on Form S-1 and unlimited Demand Registration on Form S-3 (or any respective successor forms).  A Demand Registration under this Section 2 shall not be deemed to have been effected or requested (a) unless a Registration Statement with respect thereto has become effective and Holder is legally permitted to sell the Registrable Securities included therein and the Registration Statement remains effective for at least one hundred eighty (180) consecutive days (unless the Registrable Securities are sold within a shorter period, then the Registration Statement shall have remained effective for such shorter period); (b) if after the Registration Statement has become effective, a stop-order, injunction or order suspending the effectiveness of the Registration Statement is issued or any other limitation, restriction or suspension of the offer or sale of any Registrable Securities has been imposed and the Registrable Securities covered thereby have not been sold; or (c) if the conditions to be fulfilled by the Company for completion of the transactions contemplated by the selling agreement or underwriting agreement related to the registration are not satisfied by the Company or waived by the underwriters.

(a) If Holders of a majority of the Registrable Securities being registered so elect, a Demand Registration may be in the form of an underwritten offering.  If the Demand Registration is an underwritten offering, Holders of a majority of the Registrable Securities being registered will have the right to select the investment bankers and managers for the offering, subject to the Company’s approval, which approval shall not be unreasonably withheld.  In a Demand Registration that is an underwritten offering, as many securities of the Company that the Company elects may be included in such registration on the same terms and conditions as the Registrable Securities to be included in such registration; however, if the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities to be included in the registration exceeds the number that can be sold in such offering at a price satisfactory to Holders, the Company will give priority for inclusion in such registration:  (a) first, to the Registrable

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Securities requested to be included in such registration by Holders and (b) second, to the securities the Company elects to be included in such registration.

(b) The Company may delay a Demand Registration for up to ninety (90) days if a majority of the Company’s Board of Directors determines that it would be significantly detrimental to the Company to proceed with the registration.  Notwithstanding anything in this Section 2 to the contrary, the Company will not be obligated to effect a Demand Registration within six months after the effective date of a previous Demand Registration.

3.                                           Piggyback Registration.  If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public either for its own account or for the account of another Person other than Holder, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, each such time it will promptly give written notice to the Holders of its intention to effect such registration. Upon the written request of any such Holder given within 30 days after receipt by such Holder of such notice, the Company will, subject to the limits contained in this Section 3, use its reasonable best efforts to cause all Registrable Securities of such Holder that such Holder so requests to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by the managing underwriter of the Company’s securities being offered in an underwritten public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the marketability of the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including any Holders) to a number reasonably deemed satisfactory by such managing underwriter; and provided, further, that the securities to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual incidental or “piggy back” registration rights, and (ii) second, Registrable Securities and securities held by any Persons having contractual incidental or “piggy back” registration rights pursuant to an agreement which is not this Agreement. If there is a reduction in the number of shares of Common Stock or Registrable Securities to be registered pursuant to clauses (i) and (ii) above, such reduction shall be made within each tranche on a pro rata basis (based upon the aggregate number of shares of Registrable Securities held by the holders in each such tranche).

4.                                           Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a)                            use its reasonable best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement to become and remain effective until completion of the proposed offering (but not for more than 180 days);

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(b)                            use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the completion of the offering (but not for more than 180 days) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c)                             furnish to each selling Holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d)                            use its reasonable best efforts to register or qualify the securities covered by such registration statement under and to the extent required by such other securities or state blue sky laws of such jurisdictions as each selling holder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)                             within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by a Majority Interest (“Holders’ Counsel”) copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel;

(f)                              promptly notify each selling holder of Registrable Securities, Holders’ Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)                             use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h)                            if requested by the managing underwriter or underwriters (if any), any

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selling holder, or Holders’ Counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i)                                make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, Holders’ Counsel and any accountant or other agent or representative retained by a Majority Interest (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

(j)                               enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its reasonable best efforts to facilitate the public offering of the securities;

(k)                            use its reasonable best efforts to cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock is then listed or quoted (including the Over-the-Counter Bulletin Board);

(l)                                otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 90 days after the close of the period covered thereby, all earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

(m)                        otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

5.                                          Expenses.  All reasonable expenses incurred by the Company, the Investor and any other Holders in effecting the registrations provided for in Sections 2 and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of Holders’ Counsel, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d) hereof (all of such expenses referred to as “Registration  Expenses”), shall be paid by the Company.

6.                                          Indemnification.

(a)                             The Company shall indemnify and hold harmless each selling Holder of Registrable Securities, each underwriter (as defined in the Securities Act), and each other Person who

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participates in the offering of such securities and each other Person, if ally, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) as it pertains to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 4(f), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used such incorrect prospectus. Except as otherwise provided in Section 6(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability as expenses in connection with the same are incurred; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person specifically for use therein.

(b)                                 Each selling Holder of any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. Such selling Holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such selling Holder of the securities sold in any such registration,

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(c)                                  Indemnification similar to that specified in Section 6(a) and Section 6(b) shall be given by the Company and each selling Holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d)                                 If the indemnification provided for in this Section 6 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Party under this Section 6, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the other selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the selling Holders and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling Holder be required to contribute any amount under this Section 6(d) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such selling Holder or (ii) the net proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

7.                                 Compliance with Rule 144.  The Company will use its reasonable best efforts to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it

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has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the limitations on transfers imposed by this Agreement, or any other agreement to which the Holders and the Company are a party, the Company shall use its reasonable best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

8.                                 Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only with the written consent of the Company and a Majority Interest.

9.                                 Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable by the Investor to each transferee of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

10.                          Rights Which May Be Granted to Subsequent Parties. Other than transferees of Registrable Securities under Section 9 hereof, the Company shall not, without the prior written consent of a Majority Interest, allow purchasers of the Company’s securities to become a party to this Agreement.

11.                          Damages. The Company recognizes and agrees that each Holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement. The Company agrees to pay all reasonable costs, legal expenses and attorneys’ and paralegals’ fees actually incurred by the Holder in endeavoring to enforce its rights hereunder.

12.                               Governing Law; Jurisdiction; Venue.

(a)                     This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

(b)                     The parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Los Angeles, California, and agree that all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

13.                               Miscellaneous.

(a)                                 All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if

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sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(a)):

If to the Investor:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to the Company:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, P.C. 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

If to any other holder of Registrable Securities:	At such Person’s address for notice as set forth in the books and records of the Company.

(b)                                This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy

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of this Agreement.

(c)           If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

PROSPECT GLOBAL RESOURCES, INC., a Nevada corporation

By:
Name:	Patrick Avery
Title:	Chief Executive Officer

INVESTOR:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:
Name:
Title:

EXHIBIT L

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of [                 ], 2012 (this “Agreement”), is made by Prospect Global Resources, Inc., a Delaware corporation (“Debtor”), American West Potash, LLC, a Delaware limited liability company (“Guarantor,” and collectively with Debtor, “Prospect Parties”), in favor of The Karlsson Group, Inc., an Arizona corporation (“Secured Party”).  Debtor, Guarantor and Secured Party are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

WHEREAS, Debtor and Secured Party entered into that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), whereby Debtor agreed to purchase and accept, and Secured Party agreed to sell and assign, all of Secured Party’s limited liability company membership interests in Guarantor, then representing fifty percent (50%) of the total limited liability company membership interests in Guarantor;

WHEREAS, part of the purchase price payable by Debtor pursuant to the Purchase Agreement is in the form of a promissory note in the original principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000) from Debtor, a copy of which is attached as Exhibit A to this Agreement (the “Note”), which Note is unconditionally guaranteed by Guarantor pursuant to a Guaranty a copy of which is attached hereto as Exhibit B;

WHEREAS, contemporaneously herewith, Guarantor and Secured Party are entering into a Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement of even date herewith (“Deed of Trust”), a copy of which is attached hereto as Exhibit C; and

WHEREAS, the Prospect Parties and Secured Party agreed that the Prospect Parties’ obligations under the Purchase Agreement, the Note and the Guaranty shall be secured by, among other things, all of the assets of the Prospect Parties on the terms described herein and the Secured Party’s willingness to enter into the Purchase Agreement and accept the Note as consideration only on the condition, among others, that the Prospect Parties shall have executed and delivered to the Secured Party this Agreement, and that Guarantor shall have executed and delivered to Secured Party the Deed of Trust and the Collateral Assignments (the Note, the Guaranty, the Collateral Assignments, the Deed of Trust, and this Agreement are defined herein as the “Loan Documents”).

NOW, THEREFORE, in order to induce the Secured Party to enter into the Purchase Agreement and accept the Note and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.             Definitions and Interpretation.  When used in this Agreement, the following terms shall have the following respective meanings:

“Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC.

“Affiliate” means, with respect to Debtor, any other entity directly or indirectly controlling, (including, but not limited to, all directors and officers of such entity) controlled by, or under common control with, Debtor.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC.

“Collateral” shall have the meaning assigned to such term in Section 2 below.

“Collateral Assignments” means (i) Collateral Assignment of Royalty Agreement between Guarantor and Secured Party, dated of even date herewith, (ii) Collateral Assignment of Mineral Leases between Guarantor and Secured Party, dated of even date herewith, and (iii) Collateral Assignment of State Mineral Permits between Guarantor and Secured Party, dated of even date herewith.

“Commercial Tort Claim” means any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC.

“Contracts” means all contracts, undertakings, royalty agreements, mineral lease agreements, license agreements or other agreements (but excluding rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor has any right, title or interest.

“Deposit Account” means any “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC.

“Documents” means any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC.

“Equipment” means any “equipment,” as such term is defined in Section 9-102(a)(33) of the UCC.

“Event of Default” shall have the meaning assigned thereto in the Note.

“General Intangible” means any “general intangible,” as such term is defined in Section 9-102(a)(42) of the UCC.

“Goods” means any “goods,” as such term is defined in Section 9-102(a)(44) of the UCC.

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“Instruments” means any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC.

“Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC.

“Investment Property” means any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC.

“Letter-of-Credit Right” means “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC.

“Lien” means any mortgage, pledge, deed of trust, hypothecation, assignment, deposit, arrangement, encumbrance, lien, or preference, priority or other security agreement of any kind or nature whatsoever.

“Note” has the meaning ascribed thereto in the Recitals.

“Permitted Liens” has the meaning set forth in the Deed of Trust.

“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC.

“Records, Samples and Data” any and all title instruments, title opinions, land status reports, title abstracts, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including, without limitation, electrical, electromagnetic, gravity, and seismic), geochemical, geotechnical and radiometric data and information, drilling data, test data, mineral samples (including, without limitation, drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including, without limitation, reserve or deposit studies or evaluations), information concerning exploration and development of deposits of Minerals (as defined in the Deed of Trust) (including information concerning mine operation, shutdown, and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software or documentation), trade secrets, business names, trade marks, service marks and the goodwill of the business relating thereto, patented and unpatented inventions, copyrights, lease records (including rental and royalty payment records), permits and records and information concerning compliance with the permits, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, information, data and reports relating to or associated with all aspects of all or any portion of the Lands and all of each of Debtor’s and Guarantor’s rights and interests therein, whether owned,

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licensed or otherwise, any and all contracts and agreements between or among Debtor or Guarantor and any contractor, architect or engineer in connection with the design, construction or operation of any of the Lands, including, without limitation, any contract or agreement executed by Debtor or Guarantor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer, mechanical engineer or other engineer, together with all plans and specifications prepared by any design architect for the construction of any improvements comprising any part of the Lands, and all geological, geophysical, geochemical and geotechnical data, samples and records and other information or data related to any lands in the Holbrook Basin, Arizona, whether in the form of a writing, photograph, microfilm or electronic media, including, but not limited to, any computer-readable memory and any computer hardware of software necessary to process such memory.

“Secured Obligations” means the Obligations as such capitalized term is defined in the Note.

“Supporting Obligation” means “supporting obligation,” as such term is defined in Section 9-102(a)(77) of the UCC.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Arizona; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the creation or attachment, perfection or priority of Secured Party’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Arizona, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such creation or attachment, perfection of priority and for purposes of definitions related to such provisions.

2.             Grant of security interest.  As security for the prompt and complete payment in full when due (whether at stated maturity, acceleration or otherwise) of all the secured obligations and the performance of all obligations of the prospect parties in the instruments creating the same and in order to induce the secured party to enter into the purchase agreement, each of debtor and guarantor, pursuant to this agreement and any additional documents, instruments or agreements reasonably requested by secured party, hereby grants to secured party a security interest in and to and a lien upon:

(a)           all of Debtor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by Debtor or any of its controlled Affiliates (“Debtor’s Collateral”):

(i)            All Accounts;

(ii)           All Chattel Paper;

(iii)          All Commercial Tort Claims;

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(iv)          All Contracts;

(v)           All Deposit Accounts;

(vi)          All Documents;

(vii)         All Equipment;

(viii)        All General Intangibles;

(ix)          All Instruments;

(x)           All Inventory;

(xi)          All Investment Property;

(xii)         All Letter-of-Credit Rights;

(xiii)        All Supporting Obligations; and

(xiv)        To the extent not otherwise included, all Proceeds and products, including, without limitation, condemnation awards and the proceeds of any and all insurance policies of each of the foregoing.

(b)           With respect to the Trust Property (as such term is defined in the Deed of Trust), all of Guarantor’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by Guarantor (“Guarantor’s Collateral”):

(i)            All Accounts;

(ii)           All Chattel Paper;

(iii)          All Commercial Tort Claims;

(iv)          All Contracts;

(v)           All Deposit Accounts;

(vi)          All Documents;

(vii)         All Equipment;

(viii)        All General Intangibles;

(ix)          All Instruments;

(x)           All Inventory;

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(xi)          All Investment Property;

(xii)         All Letter-of-Credit Rights;

(xiii)        All Supporting Obligations;

(xiv)        All Collateral Assignments; and

(xv)         To the extent not otherwise included, all Proceeds and products, including, without limitation, condemnation awards and the proceeds of any and all insurance policies of each of the foregoing.

In the case of each of the foregoing, whether (i) owned by Debtor or Guarantor or (ii) used in or useful to the business conducted by the Guarantor.

Debtor’s Collateral and Guarantor’s Collateral are collectively referred to as “Collateral” and, for the avoidance of doubt, shall include, without limitation, Records, Samples and Data.

3.             Representations, Warranties and Covenants of Prospect Parties.  Each prospect party hereby represents, warrants and covenants to secured party that from and after the date of this agreement and until the secured obligations have been completely and finally paid in full:

(a)           Each Prospect Party is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for Permitted Liens.

(b)           The security interest in the Collateral granted to Secured Party hereunder constitutes a valid and enforceable security interest in the Collateral to the extent that a security interest can be created under Article 9 of the UCC, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth herein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

(c)           Secured Party at all times shall have a perfected security interest in the Collateral that shall be prior to any other interest therein except for Permitted Liens.  Each Prospect Party will do all acts and things, and will execute and file all instruments (including, without limitation, any and all security agreements, mortgages, deeds of trusts, assignments of rents, assignments of proceeds, attornment documents, financing statements, and continuation statements) required by Secured Party to establish, maintain and continue the perfected security interest of Secured Party in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the cost of any searches reasonably deemed necessary by Secured Party from time to time to

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establish and determine the validity and the continuing priority of the security interest of Secured Party granted hereby, and also pay all other claims and charges that in the reasonable opinion of Secured Party might prejudice, imperil or otherwise affect the Collateral or its security interest therein.

(d)           Each Prospect Party, at its expense, will, to the extent commercially feasible, insure the Collateral, with Secured Party as loss payee, against such hazards and in such form and in such amounts and with such companies as Secured Party may from time to time require, and will deliver the policies or appropriate certificates to Secured Party.  Any such insurance policies shall provide for at least thirty (30) days’ written notice to Secured Party of cancellation, reduction in amount or material change in coverage of the insurance.  In the event that any Prospect Party fails to obtain or renew any insurance required hereunder within fifteen (15) days prior to its expiration, Secured Party may do so and charge the cost thereof to Debtor, pursuant to Section 3(i)herein.  Secured Party is hereby irrevocably appointed the attorney-in-fact of each Prospect Party. As such entity’s attorney-in-fact, Secured Party, without any obligation to do so, may make, adjust or settle any claims under such insurance or pursuant to cancellation of such insurance and endorse any check or draft that may be payable to such Prospect Party, alone or jointly with other payees, so that Secured Party may collect the proceeds for any loss under such insurance.  Subject to the right to restore as set forth in the Deed of Trust, the proceeds of such insurance, less any costs and expenses incurred or paid by Secured Party in the collection thereof, shall be applied to repayment of the Secured Obligations, whether or not due and in any order of priority, and any balance shall be refunded to the applicable Prospect Party.  Any such application of insurance proceeds shall not cure or waive any default hereunder.

(e)           Each Prospect Party at its cost and expense shall protect and defend the security interest of Secured Party and all of the rights of Secured Party hereunder against the claims and demands of all other parties.

(f)            To the extent applicable, each Prospect Party shall at all times keep and maintain the Collateral in good working order, repair and condition and permit no waste thereof, and shall from time to time make all necessary and proper repairs, replacements and additions thereto, so that the efficiency thereof shall be fully preserved and maintained, all as satisfactory to Secured Party.  All such replacements shall be free of any other lien, security interest or encumbrance of any nature. Each Prospect Party shall maintain in full force and effect all leases, contracts, servitudes and other agreements forming a part of any of the Collateral and shall perform all of its obligations thereunder, including, but not limited to, the timely payment of all rents, royalties and other payments due and payable thereunder or otherwise attendant to such Prospect Party’s ownership or operation of the Collateral. No Prospect Party shall amend, modify or otherwise revise any such lease, contract, servitude or other agreement if such amendment, modification or revision would have a material and adverse effect on the value of Collateral.

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(g)           Each Prospect Party shall pay when due all taxes, assessments, charges, liens or encumbrances now or hereafter affecting the Collateral, subject to each Prospect Party’s right to contest in good faith.

(h)           Each Prospect Party shall comply in all material respects with all environmental laws now or hereafter applicable such Prospect Party or the Collateral as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters and shall obtain, at or prior to the time required by applicable environmental laws, all environmental, health and safety permits, licenses and other authorizations necessary for the its operations and will maintain such authorizations in full force and effect.

(i)            With at least ten (10) days’ prior written notice to the Prospect Parties (provided, however, that if failure to pay such obligation within ten (10) days shall result in an impairment of the Collateral or the Secured Party’s secured interest and Lien therein, no such notice shall be required), Secured Party may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by the Prospect Parties, and all amounts expended by Secured Party in so doing shall become part of the Secured Obligations secured hereby, and shall be immediately due and payable by Debtor to Secured Party upon demand therefor, and shall bear interest at the rate of nine percent (9%) per year from the date of such expenditure until paid.

(j)            On the date hereof, the chief executive office of Debtor is located at c/o Prospect Global Resources, Inc., 1621 18th Street, Suite 260 South, Denver, Colorado 80202.

(k)           At any time and from time to time, upon the reasonable written request of Secured Party, the Prospect Parties will promptly and duly execute and deliver any and all such further instruments, endorsements, powers of attorney and other documents, make such filings, give such notices and take such further action as Secured Party may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights, remedies and powers granted herein.

(l)            The Prospect Parties shall keep and maintain accurate and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

(m)          Each of the Prospect Parties hereby authorizes Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets” of such Prospect Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information

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required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, (A) whether such Prospect Party is an organization, the type of organization and any organization identification number issued to such entity, and (B) in the case of a financing statement filed as a fixture filing or indicating any timber to be cut, a sufficient description of the real property to which such Collateral relates.

4.             Representations, Warranties and Covenants of Guarantor under the Deed of Trust.

4.1          This Agreement incorporates by reference all representations, warranties and covenants of Guarantor with respect to the Trust Property as contained in the Deed of Trust.

5.             Rights and Remedies Upon Default.

5.1          If an Event of Default shall have occurred and be continuing, then Secured Party shall have all the rights of a secured party under the UCC (including, without limitation, the right to dispose of the Collateral in any manner permitted under the UCC), shall have all rights now or hereafter existing under all other applicable laws or in equity, and, subject to any requirements of applicable law then in effect, shall have all the rights set forth in this Agreement.

5.2          The obligations of each of the Prospect Parties under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence except as specifically provided in this Agreement.  The rights, powers and remedies of Secured Party under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Secured Party may have against any Prospect Party.

6.             Miscellaneous.

6.1          Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

6.2          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the

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third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.2):

If to Secured Party:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, CA 90291
Facsimile: 310-993-0262
E-mail: sevenciel@ca.rr.com
Attention: Anders Karlsson

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg
33 Derwen Road
Bala Cynwyd, PA 19004
Facsimile 215-689-1504
Email: weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

If to Debtor and Guarantor:	c/o Prospect Global Resources, Inc.
1621 18th Street, Suite 260
Denver, CO 80202
Facsimile: 720-294-0402
E-Mail: PAvery@prospectGRI.com
Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, a professional corporation
9601 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90210
Facsimile: 310-855-3201
E-mail: meisner@eisnerlaw.com
Attention: Mr. Michael Eisner

6.3          Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Agreement shall include the corresponding masculine, feminine, or neuter forms.

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6.4          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

6.5          Severability.  If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

6.6          Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the effective date of this Agreement.

6.7          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

6.8          No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.9          Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.10        Governing Law; Submission to Jurisdiction.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

(b)           The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Maricopa, Arizona, and agree that all disputes based on or arising out of this Agreement shall only be

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submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

6.11        Further Assurances.  In the event Secured Party has exercised its rights and remedies under this Agreement and has acquired the Collateral for its own continued use and operation, then as soon as practicable, upon Secured Party’s request, the Prospect Parties and Prospect Global Resources, Inc., a Nevada corporation (“PGRX”) agree to cooperate with Secured Party in accordance with this paragraph.  Specifically, the Prospect Parties and PGRX agree to provide to Secured Party such access, water rights and permits as are under the Prospect Parties’ or PGRX’s then current control or ownership and that are necessary for the Secured Party to mine and produce Authorized Minerals (as defined in the Additional Consideration Agreement) from the AWP Area (as defined in the Additional Consideration Agreement) as contemplated by the Parties in the business plans and projections of AWP as of the date hereof.  The Prospect Parties’ and PGRX’s obligations under this paragraph are subject to (i) the Secured Party’s agreement to compensate the Prospect Parties or PGRX, as applicable, for the use of such access, water rights and permits on the lower of the acquisition cost or a fair market basis, and (ii) that the Prospect Parties or PGRX shall not be required to provide any such resources to Secured Party in material violation of any environmental laws, permits, licenses or agreements relating to such resources, and (iii) that Prospect Parties and PGRX shall not be required to provide such resources to Secured Party to the extent the same would materially and adversely affect either the Prospect Parties’ or PGRX’s ability to continue to operate its own operations on non-AWP Area in a commercially reasonable manner.  This Agreement shall be binding on the successors and assigns of PGRX.  PGRX represents and warrants to Secured Party that PGRX has full right and authority to join in, and agree to the terms and conditions of this Section 6.11, and that its joinder and agreement is the legal and binding obligation of PGRX, and does not conflict with any other agreement of PGRX.

6.12        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.13        Termination; Release.  This Agreement shall automatically terminate upon the full, complete and final payment of the Secured Obligations and all rights to the Collateral shall revert to the respective Prospect Party.  Upon termination of this Agreement, Secured Party, at the request of Debtor, will promptly execute and deliver to Debtor and Guarantor the proper instruments (including UCC termination statements) acknowledging the termination of this Agreement and all Liens on the Collateral.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

DEBTOR:

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

By:
Name:
Title:

GUARANTOR:

AMERICAN WEST POTASH LLC,
a Delaware limited liability company

By:
Name:
Title

SECURED PARTY:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:
Name:
Title:

JOINDER

The undersigned hereby joins into this Agreement and agrees to be bound as to Section 6.11 of this Agreement.

PROSPECT GLOBAL RESOURCES, INC.,
a Nevada corporation

By:
Name:
Title:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Dated: [                 ], 2012 (“Effective Date”)

EXHIBIT M

FORM OF

WARRANT TO PURCHASE COMMON STOCK

of

PROSPECT GLOBAL RESOURCES INC.

PROSPECT GLOBAL RESOURCES INC., a Nevada corporation (the “Company”), HEREBY CERTIFIES THAT, for value received, THE KARLSSON GROUP, INC., an Arizona corporation, or registered assigns (each a “Holder”), is entitled to purchase up to [                     ]  shares of Common Stock at a purchase price of $4.25 per share (the “Exercise Price”). As used herein, the term “Common Stock” means the Company’s Common Stock, par value $0.001 per share, as constituted on the date of original issue of this Warrant. The number and character of such shares of Common Stock is subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1.     Term of Warrant.  Capitalized terms used in this Section 1 but not defined in this Warrant shall have the meanings ascribed to them in that certain Membership Interest Purchase Agreement by and among The Karlsson Group, Inc., an Arizona corporation, Prospect Global Resources, Inc., a Delaware corporation and American West Potash, LLC, a Delaware corporation dated as of the date hereof (the “Purchase Agreement”).  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the earlier of (i) the Closing Date, and (ii) the Expiration Date, and ending at 5:00 p.m., Mountain Time, on the seven year anniversary of the Effective Date hereof, and shall be void thereafter.

2.              Exercise of Warrant.

(a)        Method of Exercise.  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal

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office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Warrant Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), computed using the following formula (the “Cashless Exercise”); provided that the Cashless Exercise shall apply to no more than 1,121,167 Warrants.

CS =	WCS (FMV-WP)
FMV

WHERE

CS                               equals the number of Shares of Common Stock to be issued to the Holder

WCS                   equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation)

FMV                   equals the Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation

WP                             equals the per share Warrant Price (as adjusted to the date of such calculation) of the Warrant

As used in this Section 2(a), the term “Fair Market Value” of each Warrant Share as of any date shall be (i) if the Common Stock is not then listed on a national securities exchange the volume weighted average price per share of Common Stock (as reported on the exchange, market or quotation system on which shares of Common Stock are admitted to trading or listed) for the five consecutive trading days ending on the business day prior to such exercise, (ii) if the Common Stock is then listed on a national securities exchange, the last sale price in respect of the Common Stock on the Nasdaq Global Market or any national securities exchange on which the Common Stock is then listed at the close of trading on the business day prior to such exercise or (iii) if not so available, Fair Market Value shall be determined as follows: (A) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (B) if the parties cannot reach an agreement as to the Fair Market Value within five (5) business days from the onset of negotiations, then the Appraised Value (as defined below) shall constitute the Fair Market Value. “Appraised Value” per Warrant Share as of a date specified herein shall mean the value of such a share as of such date as determined by a nationally recognized valuation or appraisal firm (an “Appraiser”) selected jointly by the holder of this Warrant and the Company. If the Company and the holder of this Warrant cannot agree on a mutually acceptable Appraiser, then the Company and the holder of this Warrant shall each choose one such Appraiser and the respective chosen firms shall jointly select a third Appraiser,

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which shall make the determination. The Company and the Warrant Holders shall each pay half of the costs and fees of each such Appraiser, and the decision of the Appraiser making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants. No discount shall be applied on account of any lack of liquidity of the Common Stock, the Warrant or the Warrant Shares, including the fact that the Warrants or Warrant Shares may constitute “restricted securities” for securities law purposes.

(b)        Issuance of Shares.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

3.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled (after aggregating all shares that are being issued upon such exercise), the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction or, at the Company’s option, round the number of shares to be issued up to the next whole number.

4.     Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.     Rights of Stockholders. Subject to Section 11 and 13 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

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6.     Transfer of Warrant.

(a)           Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders.  Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)           Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing (the “Warrant Agent”).  Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of the Warrant Agent.

(c)           Transferability and Negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)           Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

7.     Capital Structure of PGRX. As of May 30, 2012, (i) 39,489,173 shares of common stock, par value $0.001 per share, of PGRX (“Common Stock”) were issued and outstanding, (ii) 3,965,000 options to purchase shares of Common Stock were issued and outstanding, (iii) 4,085,000 shares of Common Stock were reserved for issuance pursuant to options, and (iv) 12,097,363 warrants to purchase shares of common stock were issued and outstanding. As of May 30, 2012, the total number of shares outstanding on a fully diluted basis is 59,636,536.

8.     SEC Reports. PGRX has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC pursuant to the Exchange Act or other applicable United States federal securities Laws (“SEC Reports”).  As of their respective filing dates, the SEC Reports complied as to form

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in all material respects with the applicable requirements of the Securities Act and Exchange Act.  None of the SEC Reports when filed with the SEC and, if amended, as of the date of such amendment contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9.              Compliance with Securities Laws.

(i)                                     The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws.

(ii)                                  This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

10.       Reservation of Stock.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Certificate”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  The Company further covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

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11.        Notices.

(a)                                 Whenever the Exercise Price or the shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered to the Holder of this Warrant by overnight courier service.

(b)                                 In case:

(i)                                     the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)                                  of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or entity, or any conveyance of all or substantially all of the assets of the Company to another corporation or entity, or

(iii)                               of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will deliver to the Holder by overnight courier a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least ten days prior to the record date specified in (A) above or twenty (20) days prior to the date specified in (B) above, in each case by overnight courier.

(c)                                  All Notices under this Warrant shall be sent if to the Company at:

If to holder of Warrant:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not	Law Offices of Richard C. Weisberg 33 Derwen Road

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constitute notice, to:	Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Company:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

with a copy, which shall not constitute notice, to:	Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200 Denver, CO 80202 Facsimile: 303-223-1111 E-Mail: jknetsch@bhfs.com Attention: Jeffrey M. Knetsch

Any party may by notice given in accordance with this Section 11(c) to the other party designate another address or person for receipt of notices hereunder.

12.       Amendments and Waivers.

(a)                     Except as provided in Section 12(b) below, this Warrant, or any provision hereof, may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b)                     Any term or condition of this Warrant may be amended or waived with the written consent of the Company and holders of Warrants representing more than two-thirds of the shares of Common Stock issuable upon the exercise of all then outstanding Warrants (the “Majority Holders”), even without the consent of the Holder.  Any amendment effected in accordance with this Section 12(b) shall be binding upon each holder of any of the Warrants, each future holder of any of the Warrants, and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably.  The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 12(b).

(c)                      No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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13.       Adjustments. The Exercise Price and the shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)                     Merger, Reorganization, Sale of Company, etc.  If at any time while this Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation or other entity resulting from such reorganization, merger, consolidation, merger, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13.  The foregoing provision of this Section 13(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined by the Company’s Board of Directors in good faith.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)                     Reclassification, etc.  If the Company, at any time while this Warrant remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

(c)                      Split, Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities

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as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

(d)                     Adjustments for Dividends in Stock or other Securities or Property.  If while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist (including without limitation securities into which such securities may be converted) at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant (or upon such conversion) on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.

(e)                      Other Adjustments.  In case any event shall occur as to which the other provisions of this Section 13 are not strictly applicable but as to which failure to make any adjustment would not fairly protect the exercise rights represented by this Section 13 in accordance with the essential intent and principles hereof then, in each such case, the Majority Holders may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the exercise rights represented herein.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to all holders of Common Warrants and shall make the adjustments described therein.  The fees and expenses of such independent public accountants shall be borne by the Company.

(f)                       Calculations.  All calculations under this Section 13 shall be made to the nearest four decimal points.

(g)                      No Impairment.  The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment.

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14.       Miscellaneous Provisions.

(a)                     Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or legal holiday, then (notwithstanding anything herein to the contrary) such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

(b)                     Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that no consent shall be required for an assignment to the current equity interest holders of warrant holder or a liquidating trust for the benefit of the same.

(c)                      Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Common Stock upon exercise of this Warrant, provided that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of a Warrant or the shares of Common Stock issued upon exercise of this Warrant, and in such case the Company shall not be required to issue or deliver any certificates for shares of Common Stock, until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid or that no such tax is due.

(d)                     Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

(e)                      Binding Effect.  The terms of this Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns.

* * * * *

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

PROSPECT GLOBAL RESOURCES, INC.,
a Nevada corporation

By:
Name:
Title:

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NOTICE OF EXERCISE

(1)                                 The undersigned hereby elects to purchase               shares of Common Stock of PROSPECT GLOBAL RESOURCES INC., pursuant to the provisions of Section 2(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)                                 Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4)                                 Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint                                                Attorney to make such transfer on the books of PROSPECT GLOBAL RESOURCES INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment, and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Dated:

Signature of Holder

EXHIBIT N

FORM OF SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE

Amount: $125,000,000	Phoenix, Arizona

Date:                 , 2012

FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, Prospect Global Resources, Inc., a Delaware corporation (“Maker”), hereby unconditionally and irrevocably promises to pay to the order of The Karlsson Group, Inc., an Arizona corporation (“Holder”), on the dates, in the manner and at the place hereinafter provided in this promissory note (this “Note”), the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000), together with interest thereon as provided herein, or such lesser amount as provided in Section 3.4 of this Note (the “Principal Amount”), together with interest thereon, on the terms and conditions set forth herein. Maker and Holder are sometimes referred to in this Note, collectively, as the “Parties,” and individually, as a “Party.”

This Note is issued as partial consideration to Holder for the sale of its membership interests in the Company (defined below), and is secured by the Pledge Agreement (defined below), the Guaranty (defined below), the Deed of Trust (defined below), the Collateral Assignments (defined below) and the Security Agreement (defined below).

1.                                      Definitions.

1.1                               “2012 Combined Capital Gains Tax Rate” means the sum of (i) the Maximum Long-Term Capital Gains Tax Rate in effect for the taxable year beginning on January 1, 2012, plus (ii) the 2012 State Tax Rate.

1.2                               “2012 Combined Ordinary Income Tax Rate” means the sum of (i) the Maximum Ordinary Income Tax Rate in effect for the taxable year beginning on January 1, 2012, plus (ii) the 2012 State Tax Rate.

1.3                               “2012 State Tax Rate” means the Maximum State Tax Rate in effect for the taxable year beginning on January 1, 2012.

1.4                               “2013 Combined Capital Gains Tax Rate” means the sum of (i) the Maximum Long-Term Capital Gains Tax Rate in effect for the taxable year beginning on January 1, 2013, plus (ii) the rate at which the tax under Code Section 1411 is imposed for the taxable year beginning on January 1, 2013, plus (iii) the 2013 State Tax Rate.

1.5                               “2013 Combined Ordinary Income Tax Rate” means the sum of (i) the Maximum Ordinary Income Tax Rate in effect for the taxable year beginning on January 1, 2013, plus (ii) the rate at which the tax under Code Section 1411 is imposed for the taxable year beginning on January 1, 2013, plus (iii) the 2013 State Tax Rate.

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1.6                               “2013 State Tax Rate” means the Maximum State Tax Rate in effect for the taxable year beginning on January 1, 2013.

1.7                               “Bankruptcy Code” means the Federal Bankruptcy Code of 1978, as amended from time to time, presently codified as Title 11 of the United States Code.

1.8                               “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Phoenix, Arizona are authorized or required by law to remain closed.

1.9                               “Capital Gain Gross-Up Amount” means the product of (i) the Principal Shortfall, multiplied by (ii) the quotient of (A) the Combined Capital Gain Rate Differential, expressed as decimal, divided by (B) one (1) minus the 2013 Combined Capital Gains Tax Rate, expressed as a decimal.

1.10                        “Collateral Assignments” means, collectively, (i) the Collateral Assignment of Mineral Leases between the Company and Holder, dated as of the date hereof, (ii) the Collateral Assignment of Mining Permits between the Company and Holder, dated as of the date hereof, and (iii) the Collateral Assignment of Royalty Agreement between the Company and Holder, dated as of the date hereof.

1.11                        “Code” means the Internal Revenue Code of 1986, as amended.

1.12                        “Combined Capital Gains Rate Differential” means the excess, if any, of (i) the 2013 Combined Capital Gains Tax Rate, over (ii) the 2012 Combined Capital Gains Tax Rate.

1.13                        “Combined Ordinary Income Rate Differential” means the excess, if any, of (i) the 2013 Combined Ordinary Income Tax Rate, over (ii) the 2012 Combined Ordinary Income Tax Rate.

1.14                        “Company” means American West Potash, LLC, a Delaware limited liability company.

1.15                        “Company Sale” means a transaction or series of related transactions resulting directly or indirectly in (i) the sale of all or substantially all of the Company to an unaffiliated third party, (ii) a sale resulting in more than fifty percent (50%) of the membership interests (representing either capital or profits) of the Company being held by an unaffiliated third party, or (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into an unaffiliated third party; provided that “Company Sale” shall not include the first Two Hundred Million Dollars ($200,000,000) raised pursuant to any Qualified Financing.

1.16                        “Debt” of Maker, means (i) indebtedness for obligations for borrowed money by the issuance and sale of any debt securities, and (ii) sale of royalty interest for cash.

1.17                        “Debt Issuance” means, with respect to any Person, the incurrence by such Person after the date of this Note of any obligations for borrowed money by the issuance and sale of debt securities or any sale of royalty interest for cash or cash equivalents.

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1.18                        “Deed of Trust” means that certain Deed of Trust from the Company for the benefit of Holder, dated as of the date hereof.

1.19                        “Equity Issuance” means, with respect to any Person, any issuance or sale by such Person after the date of this Note of any of its securities.

1.20                        “Event of Default” has the meaning ascribed thereto in Section 5.

1.21                        “Guaranty” means that certain Unconditional Guaranty made by the Company in favor of Holder, dated as of the date hereof.

1.22                        “Interest Rate” has the meaning ascribed thereto in Section 2.1.

1.23                        “Maximum Long-Term Capital Gains Tax Rate” means the highest marginal Federal income tax rate applicable to individuals on long-term capital gains (disregarding for such purposes the tax rates applicable to “collectibles gain” (as defined in Code Section 1(h)(5)), “unrecaptured section 1250 gain” (as defined in Code Section 1(h)(6)), and “section 1202 gain” (as defined in Code Section 1(h)(7))).

1.24                        “Maximum Ordinary Income Tax Rate” means the highest marginal Federal income tax rate applicable to individuals on ordinary income.

1.25                        “Maximum State Tax Rate” means the highest marginal California income tax rate applicable to an individual who is a resident of California.

1.26                        “Obligations” means the obligations of Maker under this Note.

1.27                        “Ordinary Income Gross-Up Amount” means the product of (i) the amount of any accrued but unpaid interest under the Note as of the end of the day on December 24, 2012, multiplied by (ii) the quotient of (A) the Combined Ordinary Income Rate Differential, expressed as decimal, divided by (B) one (1) minus the 2013 Combined Capital Gains Tax Rate, expressed as a decimal.

1.28                        “Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

1.29                        “Pledge Agreement” means that certain Pledge Agreement, by and between Maker and Holder, dated as of the date hereof.

1.30                        “Principal Shortfall” means any portion of the first installment of the Principal Payment Amount (principal only) that was not paid by Maker on or prior to the December 24, 2012 Payment Date.

1.31                        “Prospect Nevada” means Prospect Global Resources, Inc., a Nevada corporation.

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1.32                        “Purchase Agreement” means that certain Membership Interest Purchase Agreement, by and between Maker and Holder, dated as of May 30, 2012.

1.33                        “Qualified Financing” means any Debt Issuance or Equity Issuance of Maker, Prospect Nevada or Company during the term of this Note.

1.34                        “Security Agreement” means that certain Security Agreement, by and between Company and Holder, dated as of the date hereof.

1.35                        “Tax Gross-Up Amount” means the sum of the Federal Tax Gross-Up Amount plus the Ordinary Income Gross-Up Amount. Attached hereto as Exhibit A is an example to demonstrate how the Tax Gross-Up would apply.

2.                                      Interest and Payments.

2.1                               Interest.  Interest shall accrue on the unpaid principal amount of this Note at the simple rate of nine percent (9.00%) per annum (the “Interest Rate”).  Except as provided in Section 2.2, Interest shall be computed on the actual number of days elapsed based on a 360-day year and shall be paid on an annual basis, with the first interest payment due on the first anniversary of the date first written above.

2.2                               Payments.

(a)                                 Maker shall pay to Holder, subject to Section 3.2, Section 3.3 and Section 3.4, the principal amount of this Note, together with all accrued, but unpaid interest thereon, in two installments on or before each “Payment Date” as follows:

Payment Date	Principal Payment Amount

December 24, 2012	$50,000,000

July 31, 2013	$75,000,000

(b)                                 Notwithstanding the foregoing, in the event that Maker does not make payment of the full amount of the first payment described above on or before the December 24, 2012 Payment Date (the “First Installment Payment”), Holder acknowledges and agrees that the failure to make the First Installment Payment shall not constitute an Event of Default and Holder shall not have the right to exercise any of its remedies hereunder or under any agreement entered into in connection herewith; provided Maker makes such First Installment Payment on or before March 30, 2013 (the “Adjusted Date”); and provided, further that the Principal Payment Amount due on the Adjusted Date with respect to the First Installment Payment shall be increased by an amount equal to the Tax Gross-Up Amount.  In connection with this Section 2.2, Holder represents and warrants that Holder is currently a validly electing S corporation within the meaning of Code Section 1361. For the avoidance of doubt, it shall not be an Event of

4

Default hereunder unless the First Installment Payment is not paid in full on or before the Adjusted Date.

2.3                               Business Days. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

3.                                      Maturity Date; Prepayments; Discount.

3.1                               Payment of Principal.  The entire outstanding principal amount of this Note, together with any accrued but unpaid interest, shall be due and payable, subject to Section 3.2, Section 3.3 and Section 3.4, on or before July 31, 2013.

3.2                               Mandatory Prepayments.

(a)                                 Within five (5) Business Days after the consummation of a Company Sale, the entire unpaid principal amount of this Note, together with all accrued, but unpaid interest thereon at the Interest Rate, shall be due and payable.

(b)                                 Within five (5) Business Days after the consummation of a Qualified Financing, Maker shall prepay the unpaid principal amount of this Note by an amount equal to the lesser of (i) such unpaid principal amount and (ii) forty percent (40%) of the net cash proceeds from such Qualified Financing.

3.3                               Optional Prepayment.  This Note may be prepaid, in whole or in part, at any time, without charge, premium or penalty of any kind whatsoever.

3.4                               Prepayment Discount. In the event Maker makes principal payments totaling One Hundred Million Dollars ($100,000,000) plus all accrued, but unpaid interest outstanding on or before December 15, 2012 (without giving effect to any grace period under Section 5.1), whether through one or multiple payments, and whether pursuant to Section 3.2 or Section 3.3, then all of Maker’s obligations under this Note shall be deemed to have been satisfied in full by Maker as of the date of such payment, or, in the case of multiple payments, the date on which the last payment is made.

4.                                      Security.  All of the Obligations of Maker under this Note are secured by the Security Agreement, Pledge Agreement, Collateral Assignments and Deed of Trust.

5.                                      Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default”:

5.1                               Failure to Pay or Perform. Maker shall (i) subject to Section 2.2, fail, for any reason, to make any payment when due, or (ii) incur any Debt and such failure to pay or incurrence shall continue for a period of fifteen (15) Business Days after written notice to Maker of such failure. Maker shall fail to observe any material covenant, condition, or requirement contained in this Note, the Security Agreement, the Pledge Agreement, the Collateral

5

Assignments, or the Deed of Trust and such failure continues for a period of thirty (30) calendar days after written notice to Maker of such failure.

5.2                               Insolvency Events.

(a)                                 Maker shall commence any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Maker shall make a general assignment for the benefit of its creditors;

(b)                                 there shall be commenced against Maker any case, proceeding or other action of a nature referred to in Section 5.2(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of forty-five (45) days;

(c)                                  there shall be commenced against Maker any case, proceeding or other action seeking issuance of a writ of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days from the entry thereof;

(d)                                 Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 5.2(a), Section 5.2(b) or Section 5.2(c) above; or

(e)                                  Maker shall admit in writing its inability to pay its debts as they become due.

6.                                      Indebtedness. Until all amounts outstanding under this Note have been paid in full, Maker shall not incur, create or assume any Debt. In addition, Maker shall maintain its separate and distinct corporate existence and franchise and shall conduct its business solely and exclusively as a holding company and shall not engage in any other business other than holding the membership interests of the Company. Notwithstanding the foregoing, nothing in this Section 6 shall preclude Maker from executing, delivering and performing under the agreements to be delivered by it pursuant to Section 2.2 of that certain Membership Interest Purchase Agreement, dated as of May 30, 2012, by and among Maker, Holder, and the Company.

7.                                      Remedies.  Upon the occurrence and during the continuance of any Event of Default, Holder shall be entitled to exercise any and all remedies available to Holder under applicable law; provided, that if an Event of Default described in Section 5.1, Section 5.2(a), Section 5.2(b) or Section 5.2(c) shall occur, all amounts payable under this Note shall become

6

immediately due and payable without any notice, declaration or other act on the part of Holder and Section 3.4 shall become void.

8.                                      Miscellaneous.

8.1                               Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Note and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

8.2                               Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.2):

If to Holder:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Maker:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

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with a copy, which shall not constitute notice, to:	Brownstein Hyatt Farber Schreck, LLP 410 Seventeenth Street, Suite 2200 Denver, CO 80202 Facsimile: 303-223-1111 E-Mail: jknetsch@bhfs.com Attention: Jeffrey M. Knetsch

8.3                               Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Note, and this Note shall be deemed to have been drafted jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Note shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Note shall include the corresponding masculine, feminine, or neuter forms.

8.4                               Headings. The headings in this Note are for reference only and shall not affect the interpretation of this Note.

8.5                               Severability.  If any provision of this Note is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Note, all of which other provisions shall remain in full force and effect.

8.6                               Entire Agreement. This Note contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the effective date of this Note.

8.7                               Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

8.8                               No Third-Party Beneficiaries. This Note is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

8.9                               Governing Law; Submission to Jurisdiction.

(a)                                 This Note shall be governed by, and construed in accordance with, the internal laws of the State of Arizona, without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

8

(b)                                 The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in the County of Maricopa, Arizona, and agree that all disputes based on or arising out of this Note shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

8.10                        Waiver By Holder.  No failure or delay on the part of Holder or any other permitted holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Holder would otherwise have.  No notice to or demand on Maker, other than such notice or demand required by the terms of this Note, in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

[SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

MAKER:

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Tax-Gross Up Example

Exhibit A

For Demonstration Purposes (Calculations under the Promissory Note will be based on actual tax rates)

Assumptions:

1.  None of the $50,000,000 principal amount is paid by December 24, 2012.

2.  $1,000,000 of accrued interest remains unpaid/outstanding as of the end of the day on December 24, 2012.

3.  Maximum federal long-term capital gains rate for 2012 is 15%.

4.  Maximum federal long-term capital gains rate for 2013 is 20%.

5.  Maximum federal ordinary income tax rate for 2012 is 35%.

6.  Maximum federal ordinary income tax rate for 2013 is 39.6%.

7.  Maximum California personal income tax rate for 2012 is 10.3%.

8.  Maximum California personal income tax rate for 2013 is 13.3%.

9.  Code Section 1411 rate for 2013 is 3.8%.

Analysis of After-Tax Proceeds Based on 2012 Rates (sets the target for the gross-up formulas):

Capital Gain	$50,000,000.00
Federal Long-Term Capital Gain Rate (2012)	15.0%
Federal Tax on Capital Gain based on 2012 Rates	$7,500,000.00

Interest Income	$1,000,000.00
Federal Ordinary Income Tax Rate (2012)	35.0%
Federal Tax on Interest Income based on 2012 Rates	$350,000.00

Capital Gain plus Interest Income	$51,000,000.00
California Tax Rate (2012)	10.3%
California Tax on Capital Gain and Interest Income based on 2012 Rates	$5,253,000.00

Calculation of After-Tax Proceeds:
Capital Gain	$50,000,000.00
Plus: Interest Income	$1,000,000.00
Minus: Federal Tax on Capital Gain based on 2012 Rates	$(7,500,000.00)
Minus: Federal Tax on Interest Income based on 2012 Rates	$(350,000.00)
Minus: California Tax on Capital Gain and Interest Income based on 2012 Rates	$(5,253,000.00)
After-Tax Proceeds Based on 2012 Rates	$37,897,000.00

Gross-Up Calculations:

Capital Gain Gross-Up Amount Calculation:
(A) Combined Capital Gain Rate Differential (37.1% [Footnote 1] - 25.3% [Footnote 2], expressed as a decimal)	0.118	[2013 Combined
		Capital Gains
(B) 1 minus 2013 Combined Capital Gains Rate (expressed as a decimal) [Footnote 3]	0.629	Rate
		(including 1411)
(A) divided by (B)	0.187599364	is 37.1%]
multiplied by: Principal Shortfall	$50,000,000.00
Capital Gain Gross-Up Amount	$9,379,968.20

Ordinary Income Gross-Up Amount Calculation:
(A) Combined Ordinary Income Rate Differential (56.7% [Footnote 4] - 45.3% [Footnote 5], expressed as a decimal)	0.114	[2013 Combined
		Capital Gains
(B) 1 minus 2013 Combined Capital Gains Rate (expressed as a decimal) [Footnote 6]	0.629	Rate
		(including 1411)
(A) divided by (B)	0.181240064	is 37.1%]
multiplied by: Unpaid Interest	$1,000,000.00
Ordinary Income Gross-Up Amount	$181,240.06

Analysis of After-Tax Proceeds Based on 2013 Rates:

Capital Gain (including Capital Gain and Ordinary Income Gross-Up Amounts)	$59,561,208.27
Federal Long-Term Capital Gain Rate (2013) [Footnote 7]	23.8%
Federal Tax on Capital Gain based on 2013 Rates	$14,175,567.57

Interest Income	$1,000,000.00
Federal Ordinary Income Tax Rate (2013) [Footnote 8]	43.4%
Federal Tax on Interest Income based on 2013 Rates	$434,000.00

Capital Gain plus Interest Income	$60,561,208.27
California Tax Rate (2013)	13.3%
California Tax on Capital Gain and Interest Income based on 2013 Rates	$8,054,640.70

Calculation of After-Tax Proceeds:
Capital Gain	$59,561,208.27
Plus: Interest Income	$1,000,000.00
Minus: Federal Tax on Capital Gain based on 2013 Rates	$(14,175,567.57)
Minus: Federal Tax on Interest Income based on 2013 Rates	$(434,000.00)
Minus: California Tax on Capital Gain and Interest Income based on 2013 Rates	$(8,054,640.70)
After-Tax Proceeds Based on 2013 Rates	$37,897,000.00

Footnotes:

(1)  20.0% + 3.8% + 13.3% = 37.1%

(2)  15.0% + 10.3% = 25.3%

(3)  1.0 - 0.371 = 0.629

(4)  39.6% + 3.8% + 13.3% = 56.7%

(5)  35.0% + 10.3% = 45.3%

(6)  1.0 - 0.371 = 0.629

(7)  20.0% + 3.8% = 23.8%

(8)  39.6% + 3.8% = 43.4%

EXHIBIT O

FORM OF SUPPLEMENTAL PAYMENT AGREEMENT

THIS SUPPLEMENTAL PAYMENT AGREEMENT (this “Agreement”), dated as of                  , 2012, is by and among Prospect Global Resources, Inc., a Delaware corporation (“Prospect”), American West Potash, LLC, a Delaware limited liability company (the “Company”), and The Karlsson Group, Inc., an Arizona corporation, (“Karlsson”). Prospect and Karlsson are sometimes referred to in this Agreement, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

WHEREAS, Prospect and Karlsson entered into that certain Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), whereby Prospect purchased, and Karlsson sold, all of Karlsson’s limited liability company membership interests (the “Membership Interests”), representing fifty percent (50%) of the total limited liability company membership interests, in the Company;

WHEREAS, the Company is now a wholly-owned subsidiary of Prospect; and

WHEREAS, as partial consideration for the Membership Interests, Prospect agreed to pay to Karlsson certain additional consideration in the event of a Company Sale (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1.              Additional Consideration.

a.              In the event a Company Sale is consummated on or before the fourth (4th) anniversary of the date hereof, Prospect shall promptly pay to Karlsson an amount equal to fifteen percent (15%) of the net proceeds (pro-rata in cash or in kind) received, from such Company Sale (the “Supplemental Payment”); provided that, in no event shall the Supplemental Payment exceed Seventy Five Million Dollars ($75,000,000) in cash or the value of the in kind payment.

b.              “Company Sale” shall have the meaning set forth in that certain Senior First Priority Secured Promissory Note, dated as of the date hereof, issued by Prospect in favour of Karlsson.

2.              Representations and Warranties. Each Party represents and warrants to the other Party that (i) it is duly formed, validly existing and in good standing under the laws of the

1

state of its organization, (ii) it is duly authorized to execute, deliver and perform this Agreement, (iii) this Agreement is a valid and binding agreement and is fully enforceable against such Party according to the terms of this Agreement, and (iv) it is not a party to any agreement that would prevent it from entering into this Agreement or performing its obligations hereunder.

3.              Taxes and Fees. Karlsson shall be responsible for any and all federal, state, local or other required to be paid by Karlsson to any governmental authority or subdivision thereof measured by or related to the transfer, payment or receipt of the Supplemental Payment.

4.              Miscellaneous.

a.              Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

b.              Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4(b)):

If to Karlsson:	The Karlsson Group, Inc. 18 Ozone Avenue Venice, CA 90291 Facsimile: 310-933-0262 E-mail: sevenciel@ca.rr.com Attention: Michael Stone

with a copy, which shall not constitute notice, to:	Law Offices of Richard C. Weisberg 33 Derwen Road Bala Cynwyd, PA 19004 Facsimile 215-689-1504 Email: weisberg@weisberg-law.com Attention: Mr. Richard Weisberg

If to Prospect:	Prospect Global Resources, Inc. 1621 18th Street, Suite 260 Denver, CO 80202 Facsimile: 720-294-0402 E-Mail: PAvery@prospectGRI.com Attention: Mr. Pat Avery

2

with a copy, which shall not constitute notice, to:	Eisner, Kahan & Gorry, P.C. 9601 Wilshire Boulevard, Suite 700 Beverly Hills, CA 90210 Facsimile: 310-855-3201 E-mail: meisner@eisnerlaw.com Attention: Mr. Michael Eisner

c.               Construction; Representation by Counsel. The Parties acknowledge and agree that they have been represented and advised by counsel in connection with the negotiation and preparation of this Agreement, and this Agreement shall be deemed to have been drafted jointly by the Parties, notwithstanding that one Party or the other may have performed the actual drafting hereof.  This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against any Party, and as a whole, giving effect to all the terms, conditions and provisions hereof.  Whenever the context may require, any provisions used in this Agreement shall include the corresponding masculine, feminine, or neuter forms.

d.              Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

e.               Severability.  If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

f.                Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

g.               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights and obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no consent shall be required for an assignment by Karlsson to a liquidating trust for the benefit of the shareholders of Karlsson.

h.              No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

i.                  Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege

3

arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

j.                 Governing Law; Submission to Jurisdiction.

i.                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Arizona.

ii.               The Parties consent to the sole and exclusive jurisdiction and venue in the Federal or State courts in Arizona, and agree that all disputes based on or arising out of this Agreement shall only be submitted to and determined by said courts, which shall have sole and exclusive jurisdiction.

k.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

By:
Name:
Title:

AMERICAN WEST POTASH, LLC
a Delaware limited liability company

By:
Name:
Title:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:
Name:
Title:

EXHIBIT P

FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST

                 , 2012

WHEREAS, the undersigned (“Seller”) owns fifty percent (50%) of the issued and outstanding membership interests (the “Membership Interests”) of American West Potash, LLC, a Delaware limited liability company; and

WHEREAS, Seller has entered into a Membership Interest Purchase Agreement dated May 30, 2012 (the “Purchase Agreement”) with Prospect Global Resources, Inc., a Delaware corporation (“Buyer”), and the other parties thereto, pursuant to which Seller has agreed to sell, transfer and assign the Membership Interests to Buyer, and Buyer has agreed to purchase the Membership Interests from Seller upon the terms and conditions set forth in the Purchase Agreement.

NOW THEREFORE, in exchange for certain consideration as set forth in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby assigns, transfers, delivers and conveys to Buyer the Membership Interests.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller has executed and delivered this Assignment of Membership Interest as of the date first written above.

THE KARLSSON GROUP, INC.
an Arizona corporation

By:
Name:
Title:

2

Schedule 2.10

Purchase Price Allocation

[Attached]

American West Potash, LLC

Schedule 2.10 - Pro-Forma Purchase Price Allocation based on March 31, 2012 Balance Sheet

Consideration Given			Consideration Received

Item			Item

Cash	$25,000,000		Mineral Interests	$148,812,865	(4),(5),(6)

Note Payable	125,000,000		Cash and Prepaid Deposits	1,780,000	(5)

Additional Consideration Rights	—	(1)	Property & Equipment	7,500	(5)

Warrant	—	(2)	Other Assets	33,135	(5)

Supplemental Payments	—	(1)

Liability Share	633,500	(3),(5)

Total Consideration Given	$150,633,500		Total Consideration Received	$150,633,500	(7)

(1) The amount of any payments under the Additional Consideration Agreement, as well as any Supplement Payments, will be reported as adjustments to the Purchase Price at the time such payments are made.

(2) On the date(s) of exercise of all or any portion of the Warrant, the difference between the fair market value of the PGRX stock received by Seller upon exercise (as determined based on the closing date price of the PGRX stock on the date of exercise) over the exercise price paid by Seller in connection with such exercise shall be reported as an adjustment to the Purchase Price.

(3) Fifty percent (50%) of the liabilities of the Company as of the Closing Date (as reflected on the Closing Date balance sheet).

(4) Balance allocated to Mineral Interests shall be considered capital assets for tax purposes which equals the Total Consideration Given (including adjustments to the Purchase Price in accordance with footnotes 1 and 2) minus any amounts allocated to Cash, Prepaid Deposits and Property & Equipment and Other Assets (based on their respective tax bases determined on the Closing Date).

(5) Based on the Balance Sheet of the Company as of March 31, 2012 (to be adjusted to the Closing Date Balance Sheet by transactions permitted under the Membership Interest Purchase Agreement to which this is attached).

(6) Any adjustment(s) made pursuant to Section 2.2(b) & 3.4 of the Promissory Note shall be allocated to the Mineral Interests.

(7) For Seller’s purposes, Total Consideration Received shall be considered a sale of its partnership interest in the Company and a long term capital gain transaction for tax purposes.

Schedule 3.02
Shareholders of Seller

Jesse Grossman

Jonathan Spanier Living Trust

Michael Stone

Roger Smith

Anders Karlsson

Winnie Huang

6

Schedule 3.04
Litigation

None.

7

Schedule 5.01
Updated 2012 AWP Approved Budget *

8

Schedule 5.07

B.U.A. Leases

25 “B.U.A sections” owned by Potash Green, LLC (Ringbolt Ventures)

Now optioned by Passport Potash

17N26E                                                   2

10

12

14

22

28

32

17N25E                                                   2

4

8

10

12

14

16

18

20

22

24

26

28

32 (40 acres only)

36

18N26E                                                   4

12

19N26E                                                   36

25 sections/partial sections = 25 exploration permits

9